As filed with the Securities and Exchange Commission on August 8, 2022

Registration Nos. 333- , 333- , 333- ,
333- , 333- , 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY MISSISSIPPI, LLC (a Texas limited liability company) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 83-1950019
ENTERGY ARKANSAS, LLC (a Texas limited liability company) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 83-1918668	ENTERGY TEXAS, INC. (a Texas corporation) 2107 Research Forest Drive The Woodlands, Texas 77380 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000 47-4469646	SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
_____________________

DAWN A. BALASH, ESQ.	KIMBERLY A. FONTAN	KIMBERLY M. REISLER, ESQ.
Assistant General Counsel – Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner
Entergy Services, LLC	Entergy Corporation	Morgan, Lewis & Bockius LLP
639 Loyola Avenue	639 Loyola Avenue	101 Park Avenue
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	New York, New York 10178
(504) 576-6755	(504) 576-5035	(212) 309-6289
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
Entergy Corporation
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy Texas, Inc.
System Energy Resources, Inc.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

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EXPLANATORY NOTE
This Registration Statement on Form S-3 filed by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Arkansas, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“EAL”), Entergy Louisiana, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“ELL”), Entergy Mississippi, LLC, a Texas limited liability company and a majority-owned subsidiary of Entergy (“EML”), Entergy Texas, Inc., a Texas corporation and a majority-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), contains twelve forms of prospectuses, each of which is to be used in connection with offerings of the securities referenced in the respective clause listed below:
(1) the common stock, preferred stock, depositary shares, senior notes and junior subordinated debentures of Entergy registered pursuant to this Registration Statement;
(2) the first mortgage bonds of EAL registered pursuant to this Registration Statement;
(3) the preferred membership interests of EAL registered pursuant to this Registration Statement;
(4) the collateral trust mortgage bonds of ELL registered pursuant to this Registration Statement;
(5) the first mortgage bonds to be issued under ELL’s Indenture of Mortgage dated September 1, 1926, registered pursuant to this Registration Statement;
(6) the first mortgage bonds to be issued under ELL’s Mortgage and Deed of Trust dated as of April 1, 1944, registered pursuant to this Registration Statement;
(7) the preferred membership interests of ELL registered pursuant to this Registration Statement;
(8) the first mortgage bonds of EML registered pursuant to this Registration Statement;
(9) the preferred membership interests of EML registered pursuant to this Registration Statement;
(10) the first mortgage bonds of ETI registered pursuant to this Registration Statement;
(11) the preferred stock of ETI registered pursuant to this Registration Statement; and
(12) the first mortgage bonds of SERI registered pursuant to this Registration Statement.

Each offering of securities made by Entergy, EAL, ELL, EML, ETI and SERI under this Registration Statement will be made pursuant to the applicable prospectus for such registrant, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.
    This Registration Statement is separately filed by Entergy, EAL, ELL, EML, ETI and SERI on a combined basis. As to each registrant, this Registration Statement consists solely of the prospectus(es) of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of this Registration Statement relating to such registrant.

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PROSPECTUS

ENTERGY CORPORATION

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
SENIOR NOTES
JUNIOR SUBORDINATED DEBENTURES

639 Loyola Avenue
New Orleans, Louisiana 70113
Telephone (504) 576-4000

We may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

This prospectus may be used to offer and sell our securities, only if accompanied by the prospectus supplement for those securities. We will provide the specific information about those offerings and the specific terms of those securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is listed on both the New York Stock Exchange and NYSE Chicago, Inc. and trades under the symbol “ETR.” Unless otherwise indicated in the applicable prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of those methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 21 also provides more information on this topic.

The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the securities described herein involves certain risks. In considering whether to purchase the securities being offered by this prospectus, you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a “shelf” registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and selling securityholders may sell such securities owned by them from time to time. As allowed by the SEC’s rules, this prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of those securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
For more detailed information about the securities described herein, you can read the exhibits to the registration statement.
ENTERGY CORPORATION
We are an integrated energy company engaged primarily in electric power production and retail distribution operations. We own and operate power plants with approximately 25,000 MW of electric generating capacity, including approximately 5,000 MW of nuclear power. We deliver electricity to approximately 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. We had annual revenues of approximately $11.7 billion in 2021 and more than 12,000 employees as of December 31, 2021.
We operate primarily through two business segments: Utility and Entergy Wholesale Commodities.
•The Utility business segment includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Mississippi, Texas, and Louisiana, including the City of New Orleans; and operation of a small natural gas distribution business.
•The Entergy Wholesale Commodities business segment includes the ownership, operation, and decommissioning of nuclear power plants located in the northern United States and the sale of the electric power produced by its operating plants to wholesale customers. This business also provides services to other nuclear power plant owners and owns interests in non-nuclear power plants that sell the electric power produced by those plants to wholesale customers. With the sale of the Palisades Nuclear Plant in June 2022,
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Entergy completed its multi-year strategy to exit the merchant nuclear power business. Our incorporated documents referenced below include discussion of the operation and shutdown and sale of each of the Entergy Wholesale Commodities nuclear power plants.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of the offerings contemplated by this prospectus:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”);
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022;
3.    our Current Reports on Form 8-K filed May 9, 2022, May 10, 2022, May 19, 2022, June 23, 2022, and July 13, 2022 (as amended by our Current Report on Form 8-K/A filed August 2, 2022); and
4.    the description of our common stock contained in Exhibit 4(a)(12) to the 2021 Form 10-K, including any further amendment or report filed for the purpose of updating such description.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant General Counsel – Corporate and Securities
Entergy Services, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the securities in any jurisdiction where the offer or sale is not permitted.
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USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. We will not receive any of the proceeds from the sale of any securities by any selling securityholders.
DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and the relevant provisions of our Restated Certificate of Incorporation (our “Restated Certificate”) and Bylaws, as amended (our “Bylaws”), are summaries and are qualified by reference to our Restated Certificate and Bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part. The following also summarizes certain applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and that summary is qualified by reference to the DGCL.
General
Our authorized capital stock consists of 499,000,000 shares of common stock, par value $.01 per share (our “common stock”) and 1,000,000 shares of preferred stock, no par value (our “preferred stock”). As of June 30, 2022, there were 203,417,031 shares of our common stock outstanding and no shares of our preferred stock outstanding.
Our board of directors (our “Board”) is authorized to establish, from time to time, series of preferred stock and to fix the rights and preferences of each series of preferred stock, including dividend rates and preferences, conversion provisions, voting rights, redemption provisions, liquidation rights and preferences, preemption rights and other matters; provided that no share of preferred stock shall have more than one vote per share. The terms of any series of preferred stock offered pursuant to this prospectus will be described in a prospectus supplement.
Dividend Rights
We will pay dividends on our common stock as determined by our Board out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or distributions or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends or distributions, loans or advances. If our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, holders of such series of preferred stock may be entitled, in preference to holders of our common stock, to dividends at the rate fixed for that series by our Board. Those dividends may be cumulative or noncumulative as determined by our Board.
Voting Rights
Holders of our common stock are entitled to one vote for each share held by them on all matters submitted to our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Unless otherwise required by law and subject to any special voting rights that may vest in the holders of preferred stock, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares represented at a stockholder meeting and entitled to vote on the subject matter shall be the act of the stockholders. Under the DGCL, our Restated Certificate may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include our common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class. At a meeting for the election of directors at which a quorum is present, subject to the rights, if any, of holders of preferred stock outstanding at that time, directors are elected by a majority of votes cast with respect to such director; provided,
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however, that, if the number of nominees is greater than the number of directors who will be elected, the nominees receiving a plurality of the votes cast will be elected as directors. If our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, such series of preferred stock may or may not be entitled to voting rights; provided, that no share of preferred stock shall have more than one vote per share.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock, subject to any rights of any holders of our preferred stock outstanding at that time, will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities. In addition, if our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, holders of such series of preferred stock may be entitled, in preference to holders of the common stock, in a voluntary or an involuntary liquidation, to the amounts fixed for that series by the Board, which may include unpaid accumulated dividends.
Preemptive Rights
The holders of our common stock do not have a preemptive right to purchase shares of our common stock or securities convertible into such shares nor are they liable for future capital calls or assessments by us. If our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, such series of preferred stock may be entitled to preemptive rights to purchase shares of our common stock or securities convertible into such shares.
Listing
Our common stock is listed under the symbol “ETR” on both the New York Stock Exchange and NYSE Chicago, Inc.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, doing business as EQ Shareowner Services.
Certain Anti-Takeover Effects
General. Certain provisions of our Restated Certificate, our Bylaws and the DGCL could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders.
Business Combinations. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his, her or its affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our Restated Certificate nor our Bylaws contain a provision electing to “opt-out” of Section 203 of the DGCL.
Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or
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bylaws. Our Restated Certificate and Bylaws provide that special meetings of stockholders may only be called by: our Board; the Chairman of our Board; a majority of the members of the entire Executive Committee of our Board; the Chief Executive Officer; or the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.
Advance Notice Requirements for Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of the Board. A stockholder who wishes to bring a matter before a meeting must comply with our advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even in the case that such directors may represent less than a quorum.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of our preferred stock of any series, as described in the applicable prospectus supplement. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts evidencing the depositary shares described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreements and depositary receipts evidencing the depositary shares for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to any depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts evidencing the depositary shares. Subject to the terms of the related deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all of the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary share (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).
DESCRIPTION OF SENIOR NOTES
The following description sets forth the general terms and provisions of the senior debt securities (the “New Senior Notes”) that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Senior Notes and provisions that vary from those described below.
We may issue the New Senior Notes from time to time in the future, in one or more series, under an Indenture (for Unsecured Debt Securities) dated as of September 1, 2010, as it has heretofore been supplemented and may be amended or supplemented from time to time (the “indenture”), between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”). For the purposes of this section, any reference to the “indenture” shall generally mean the indenture as supplemented by the officer’s certificate(s) relating to the New Senior Notes. All debt securities issued or to be issued under the indenture, including the New Senior Notes offered by this prospectus, are referred to herein as “senior notes.”
This section of the prospectus contains a summary of certain terms and provisions of the indenture. The indenture contains the full legal text of the matters described in this section.
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Because this section is a summary, it does not describe every aspect of the New Senior Notes or the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including the definitions of some of the terms used in the indenture. We also include references in parentheses to some of the sections of the indenture. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Senior Notes described in the applicable prospectus supplement or supplements. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Senior Notes.
In this section, references to “we,” “our” and “us” mean Entergy Corporation excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. The New Senior Notes are not obligations of, and will not be guaranteed by, any of our subsidiaries.
General
The indenture permits us to issue an unlimited amount of senior notes from time to time in one or more series. All senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. This means that we may from time to time, without notice to or consent of the existing holders of the New Senior Notes, create and issue further senior notes having the same terms and conditions as a given series of New Senior Notes in all respects, except for issue date, price to public and, if applicable, the initial interest payment on the New Senior Notes. Additional senior notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding senior notes of such series, including, if applicable, the New Senior Notes. As of June 30, 2022, we had $4.05 billion aggregate principal amount of senior notes outstanding under the indenture, excluding $75 million of outstanding senior notes held by one of our subsidiaries.
Terms of Specific Series of the New Senior Notes
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Senior Notes being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:
•the title of the series of New Senior Notes;
•any limit upon the total principal amount of the series of New Senior Notes;
•the dates, or the method to determine the dates, on which the principal of the series of New Senior Notes will be payable and how it will be paid;
•the interest rate or rates which the series of New Senior Notes will bear, or how the rate or rates will be determined, the interest payment dates for the series of New Senior Notes and the regular record dates for interest payments;
•any right to extend the interest payments for, or the maturity of, the series of New Senior Notes and the duration of any such extension;
•the percentage, if less than 100%, of the principal amount of the series of New Senior Notes that will be payable if the maturity of the series of New Senior Notes is accelerated;
•any date or dates on which the series of New Senior Notes may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of New Senior Notes;
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•any additions or exceptions to the events of default under the indenture or additions or exceptions to our covenants under the indenture for the benefit of the holders of the series of New Senior Notes;
•any denominations other than multiples of $1,000 in which the series of New Senior Notes will be issued;
•if payments on the series of New Senior Notes may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;
•any terms pursuant to which the series of New Senior Notes may be converted into or exchanged for other securities of ours or of another entity;
•any collateral security for the series of New Senior Notes; and
•any other terms of the series of New Senior Notes not inconsistent with the terms of the indenture.
(Indenture, Section 301.)
We may sell New Senior Notes at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Senior Notes sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Senior Notes at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Senior Notes denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Senior Notes denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the indenture does not contain any provisions that are intended to protect holders of New Senior Notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control.

Redemption
We will set forth any terms for the redemption of New Senior Notes of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Senior Notes redeemable at the option of the holder of those New Senior Notes, the New Senior Notes will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 404.) Unless the New Senior Notes are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Senior Notes of any series or any tranche thereof are to be redeemed, the trustee will select the New Senior Notes to be redeemed. (Indenture, Section 403.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Senior Notes subject to such notice of redemption will cease to bear interest on the redemption date. (Indenture, Section 405.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Senior Note for redemption. (Indenture, Section 405.) If only part of a New Senior Note is redeemed, the trustee will deliver to the holder of the New Senior Note a new New Senior Note of the same series for the remaining portion without charge. (Indenture, Section 406.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Senior Notes. (Indenture, Section 404.)
Payment and Paying Agents
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Except as may be provided in the applicable prospectus supplement, interest on a New Senior Note payable on each interest payment date will be paid to the person in whose name that New Senior Note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the New Senior Notes of the same series as such New Senior Note remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the New Senior Notes of such series do not remain in book-entry only form. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Senior Note, other than at maturity, the defaulted interest may be paid to the holder of such New Senior Note as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of such defaulted interest or in any other lawful manner permitted by any securities exchange on which that New Senior Note may be listed, if the trustee finds it practicable. (Indenture, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Senior Notes at maturity will be payable upon presentation of the New Senior Notes at the corporate trust office of Computershare Trust Company, N.A. in The City of New York, as our paying agent. We may change the place of payment on New Senior Notes and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion. (Indenture, Section 602.)

As long as the New Senior Notes are registered in the name of DTC, we will pay principal, premium, if any, and interest due on New Senior Notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the Beneficial Owners (as defined below) of the New Senior Notes as described under “— Book-Entry Only Securities.”
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Senior Notes through DTC’s book-entry system, the transfer of New Senior Notes may be registered, and New Senior Notes may be exchanged for other New Senior Notes of authorized denominations and with the same terms and principal amount, at the offices of the trustee in The City of New York. We may change the place for registration of transfer and exchange of New Senior Notes and may designate additional places for registration and exchange. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of New Senior Notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any New Senior Notes during the 15 days before giving any notice of redemption, (b) any New Senior Note during the 15 days before an interest payment date or (c) any New Senior Note selected for redemption except the unredeemed portion of any New Senior Note being redeemed in part. (Indenture, Section 305.)
Ranking
The New Senior Notes will be our direct unsecured general obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. As of June 30, 2022, we had approximately $5.6 billion (including indebtedness due within one year) of indebtedness outstanding that would have ranked pari passu with the New Senior Notes. The indenture does not limit the amount of debt that may be issued under the indenture or the issuance of any other debt that would rank pari passu with the New Senior Notes. In addition, we issue guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts.

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Our ability to meet our financial obligations under the New Senior Notes, and cash needs generally, is dependent on our operating cash flow (which, in turn, is dependent upon the earnings of our subsidiaries and the distributions of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us), our ability to access the short-term and long-term debt and equity capital markets, and our access to bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us, including in the form of cash dividends, loans or advances or other distributions. The New Senior Notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the New Senior Notes will be structurally subordinated to all debt, preferred securities and other liabilities of our subsidiaries, which means that creditors (including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders) and preferred security holders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the New Senior Notes would have any claims to those assets. The indenture does not limit the amount of debt or preferred securities that may be issued by our subsidiaries, whether secured or unsecured. As of June 30, 2022, our subsidiaries had approximately $24.8 billion of outstanding total indebtedness and preferred securities (including indebtedness due within one year).

Defeasance
Subject to certain conditions (including conditions that will be set forth in the officer’s certificate establishing a particular series of New Senior Notes), we will be discharged from our obligations in respect of the New Senior Notes if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Senior Notes. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•    the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all outstanding senior notes, including the New Senior Notes, and under the indenture;

•    immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•    we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

(Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding senior notes. (Indenture, Section 1102.) The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default
“Event of default” when used in the indenture with respect to any series of senior notes, including the New Senior Notes, means any of the following:
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•    failure to pay interest on any senior note of that series for 30 days after it is due and payable, unless we have made a valid extension of the interest payment period with respect to such senior note as provided in the indenture;

•    failure to pay the principal of or any premium on any senior note of that series when due and payable;

•    failure to perform or breach of any other covenant or warranty in the indenture, other than a covenant or warranty that does not relate to that series of securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the senior notes of that series, unless the trustee, or the trustee and the holders of a principal amount of such senior notes of that series not less than the principal amount of senior notes of that series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of senior notes of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued and written notice of the initiation of such corrective action is given to the trustee within such period;

•    events of bankruptcy, insolvency or reorganization relating to us specified in the indenture; or

•    any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of senior notes.

(Indenture, Section 801.)

The trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902.)

Remedies
Acceleration of Maturity
If an event of default applicable to the senior notes of any series but not applicable to other series of outstanding securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the senior notes of such series may then declare the principal amount of all senior notes of such series and interest accrued thereon to be due and payable immediately. However, under the indenture, some senior notes may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These senior notes are defined as “Discount Securities” in the indenture. If an event of default applicable to outstanding senior notes of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all senior notes then outstanding of all such series, considered as one class, and not the holders of the senior notes of any one of such series, may declare the principal of all senior notes of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to senior notes of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such senior notes and interest accrued thereon shall become due and payable immediately. (Indenture, Section 802.)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
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Rescission of Acceleration
At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•    we have paid or deposited with the trustee a sum sufficient to pay:

     (1) all overdue interest on all senior notes of the series;

     (2) the principal of and premium, if any, on any senior notes of the series then outstanding, which have otherwise become due and interest thereon that is currently due;

     (3) interest on overdue interest, if any, to the extent payment is lawful; and

     (4) all amounts due to the trustee under the indenture; and

•    any other event of default under the indenture with respect to the senior notes of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders
Other than its duties in the case of an event of default under the indenture, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee. However, if the event of default under the indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series, considered as one class, will have the right to give this direction and not the holders of the senior notes of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture. (Indenture, Section 812.)

Limitation on Holders’ Right to Institute Proceedings
No holder of senior notes of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•    the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•    the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings;

•    the trustee has failed to institute any proceeding for 60 days after notice; and

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•    no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an event of default shall have occurred and be continuing, considered as one class;

provided that no holder or holders of senior notes shall have any right in any manner to affect or prejudice the rights of other holders of senior notes of any series or to obtain priority over such other holders. (Indenture, Section 807.) However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Indenture, Section 808.)

We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Modification and Waiver
Without the consent of any holder of senior notes issued under the indenture, including holders of the New Senior Notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•    to evidence the assumption by any permitted successor of our covenants in the indenture and in the senior notes;

•    to add additional covenants or other provisions for the benefit of the holders of all or any series of senior notes or for us to surrender any right or power under the indenture;

•    to add additional events of default under the indenture for all or any series of senior notes;

•    to change, eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

    (1) when the consent of the holders of senior notes of such series has been obtained in accordance with the indenture; or

    (2) when no senior notes of the affected series remain outstanding under the indenture;

•    to provide collateral security for all but not part of the senior notes;

•    to establish the form or terms of senior notes of any series as permitted by the indenture;

•    to provide for the authentication and delivery of bearer notes and any coupons appertaining thereto;

•    to evidence and provide for the acceptance of appointment of a successor trustee;

•    to provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;

•    to change any place where principal, premium, if any, and interest shall be payable, securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

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•    to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of senior notes of any series in any material respect; or

•    to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of senior notes of any series in any material respect.

(Indenture, Section 1201.)

The holders of a majority in aggregate principal amount of the senior notes of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding senior notes of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected. (Indenture, Section 813.)

The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of senior notes are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•    change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

•    reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•    modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby.

(Indenture, Section 1202.)

A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not affect the rights under the indenture of the holders of the senior notes of any other series.

The indenture provides that senior notes owned by us or any other obligor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

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We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of these senior notes. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Indenture, Section 104.)

Resignation of a Trustee
A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of senior notes then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices
Notices to holders of New Senior Notes will be given by mail to the addresses of such holders as they may appear in the security register for New Senior Notes. (Indenture, Section 106.)

Title
We, the trustee, and any of our agents or agents of the trustee, may treat the person in whose name New Senior Notes are registered as the absolute owner thereof, whether or not the New Senior Notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law
The indenture and the New Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee
The trustee under the indenture will be Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

Book-Entry Only Securities
DTC
Unless otherwise specified in the applicable prospectus supplement, the New Senior Notes will trade through DTC. Each series of New Senior Notes will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the
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global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Senior Notes represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information can be found at www.dtcc.com.
Purchases of the New Senior Notes within the DTC system must be made by or through participants, who will receive a credit for the New Senior Notes on DTC’s records. The ownership interest of each actual purchaser of each Senior Note (“Beneficial Owner”) is in turn to be recorded on the appropriate participant’s records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Senior Notes. Transfers of ownership interests in the New Senior Notes are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Senior Notes of a series, except in the event that use of the book-entry system for the New Senior Notes of that series is discontinued.
To facilitate subsequent transfers, all New Senior Notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Senior Notes. DTC’s records reflect only the identity of the participants to whose accounts such New Senior Notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Senior Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Senior Notes, such as redemptions, tenders, defaults, and proposed amendments to the indenture. Beneficial Owners of the New Senior Notes may wish to ascertain that the nominee holding the New Senior Notes has agreed to obtain and transmit notices to the Beneficial Owners.
Redemption notices will be sent to DTC. If less than all of the New Senior Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Senior Notes of such series held by each participant to be redeemed.
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Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Senior Notes, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name” and will be the responsibility of such participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Senior Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Senior Notes.
DTC may discontinue providing its services as securities depositary with respect to the New Senior Notes at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Senior Notes will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Senior Notes. In that event, certificates for the New Senior Notes of such series will be printed and delivered. If certificates for such series of New Senior Notes are printed and delivered,
•those New Senior Notes will be issued in fully registered form without coupons;
•a holder of certificated New Senior Notes would be able to exchange those New Senior Notes, without charge, for an equal aggregate principal amount of New Senior Notes of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Senior Notes would be able to transfer those New Senior Notes without cost to another holder, other than for applicable stamp taxes or other governmental charges.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A.(“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream,
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on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy of this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
We may issue junior subordinated debentures, in one or more series, under an indenture, between us and the trustee specified therein. The terms of any junior subordinated indenture will be described in a prospectus supplement.
SELLING SECURITYHOLDERS
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Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder's account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We and any selling securityholder may use a variety of methods to sell the securities offered pursuant to this prospectus on a continuous or delayed basis:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Through Underwriters or Dealers
If underwriters are used in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If a dealer is used in the sale, the securities will be sold to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions
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permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the securities to be higher than it would otherwise be if such transactions had not occurred.
Through Agents
We and any selling securityholder may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
Directly
We and any selling securityholder may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
General Information
We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
Unless otherwise specified in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange and NYSE Chicago, Inc., the securities will not be listed on a national securities exchange.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in “at the market” offerings, and, if we engage in such transactions, we will do so pursuant to the terms of an agreement between us and the underwriters, dealers or agents. If we engage in at the market sales pursuant to a distribution or similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.
We may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Corporation incorporated by reference in this Prospectus, and the effectiveness of Entergy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an
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independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGALITY
The legality of the securities and certain legal matters with respect to the offering of the securities will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to the offering of the securities will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents certain of our affiliates in connection with various matters.

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PROSPECTUS
FIRST MORTGAGE BONDS

ENTERGY ARKANSAS, LLC
425 West Capitol Avenue
Little Rock, Arkansas 72201
Telephone (501) 377-4000
We -
omay periodically offer our first mortgage bonds in one or more series; and
owill determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -
owill be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and
owill not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -
owill receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 8, 2022.

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RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY ARKANSAS, LLC
We are a limited liability company organized under the laws of the State of Texas. Our principal executive offices are located at 425 West Capitol Avenue, Little Rock, Arkansas 72201. Our telephone number is 1-501-377-4000. We are an electric public utility company providing service to approximately 728,000 customers in the State of Arkansas. We also provide retail electric service to a limited number of customers in Tennessee.
All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
We are subject to regulation by the Arkansas Public Service Commission and the Tennessee Regulatory Authority as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed March 4, 2022, July 11, 2022, and July 13, 2022.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Arkansas, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
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DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of October 1, 1944, with Deutsche Bank Trust Company Americas, successor corporate trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., successor co-trustee, and together referred to in this prospectus as “trustees.” This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
This section of the prospectus contains a summary of certain terms and provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. The mortgage is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the mortgage for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “—Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.the designation, or name, of the series of New Bonds;
2.the aggregate principal amount of the series;
3.the offering price of the series;
4.the date on which the series will mature;
5.the rate or method for determining the rate at which the series will bear interest;
6.the date from which interest on the series accrues;
7.the dates on which interest on the series will be payable;
8.the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;
9.the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;
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10.the rights, if any, of a holder to elect repayment; and
11.any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2022, we had approximately $3.86 billion principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the corporate trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the corporate trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the corporate trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the corporate trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the corporate trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered first mortgage bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.     during the 10 days before an interest payment date,
2.     during the 10 days before any designation of such New Bond to be redeemed, or
3.     selected for redemption.
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Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and to:
1.leases of minor portions of our mortgaged property to others for uses which do not interfere with our business;
2.leases of certain of our mortgaged property not used in our business; and
3.excepted encumbrances (as defined below).
There is excepted from the lien certain of our property, including:
1.cash and securities;
2.certain equipment, materials and supplies;
3.automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties;
4.receivables, contracts, leases and operating agreements; and
5.certain unimproved lands sold or to be sold.

The “excepted encumbrances” mean the following:

•    tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•    specified judgment liens and prepaid liens;

•    easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

•    liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

•    specified leases and leasehold, license, franchise and permit interests;

•    liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•    liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

•    rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

•    restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
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•    liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
The mortgage contains provisions that impose the lien of the mortgage on property that we acquire after the date of the mortgage, other than excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustees shall have a lien upon the mortgaged property to ensure the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions and other limitations of the mortgage. First mortgage bonds of any series may be issued from time to time on the basis of:
1. 60% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
2.retirements of first mortgage bonds or qualified lien bonds; or
3.deposit of cash with the corporate trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after June 30, 1944. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of June 30, 2022, we had approximately $2,383 million of unfunded property additions, entitling us to issue approximately $1,430 million principal amount of first mortgage bonds on the basis of property additions, and we could have issued approximately $1,198 million principal amount of first mortgage bonds on the basis of retired first mortgage bonds. Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing bonds with the proceeds of the New Bonds.
There is no “earnings” or similar test required under the mortgage as a condition to the issuance of first mortgage bonds under the mortgage.
We have the right to amend the mortgage at any time without the consent or other action of the holders of any of the New Bonds to permit the issuance of first mortgage bonds on the basis of 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements.
We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the New Bonds to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.
No first mortgage bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and first mortgage bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would in the aggregate exceed 15% of the first mortgage bonds and qualified lien bonds outstanding.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that
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grant the holders of the first mortgage bonds protection in the event of a highly-leveraged transaction involving us.
Release and Substitution of Property
We may release property from the lien of the mortgage on the bases of:
1.the deposit of cash or, to a limited extent, purchase money mortgages;
2.property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
3.(i) the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds; in each case with the entitlement being waived by operation of the release.
We can withdraw cash upon the bases stated in clauses (2) and/or (3) above. Should we amend the mortgage as described under “—Issuance of Additional First Mortgage Bonds” above to permit the issuance of first mortgage bonds on the basis of an increased percentage of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements, the ratio specified in clause (3)(ii) above would change to the reciprocal of such increased percentage.
The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds. We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage. We have the right to amend the mortgage at any time without the consent or other action of the holders of any of the New Bonds to modify the definition of “Funded Property” in the mortgage to mean property specified by us with a fair value determined by an independent expert not less than 10/8ths of the sum of the amount of the outstanding first mortgage bonds and retired first mortgage bonds.
We may, without any release or consent by the corporate trustee,
•    grant, free from the lien of the mortgage, easements, ground leases or rights-of-way in, upon, over and/or across our mortgaged property for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines and similar purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, but only if such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by us, and

•    cancel or make changes or alterations in or substitutions for any and all easements, servitudes and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustees may enter into one or more supplemental indentures for any of the following purposes:
•to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;
•to add one or more covenants or other provisions for the benefit of the holders of all or any series of first mortgage bonds, or to surrender any right or power conferred upon us;
•to add additional defaults under the mortgage for all or any series of first mortgage bonds;
•to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;
•to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;
•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
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•to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;
•to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served; or
•to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.
Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:
•extend the maturity of the principal of, or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or modify the terms of payment of such principal or interest;
•create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or deprive any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to excepted encumbrances); or
•reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any entity of which we own 25% or more of the outstanding voting stock shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the corporate trustee its right to vote or give consents with respect to such first mortgage bonds and such pledgee is not us or an entity of which we own 25% or more of the outstanding voting stock.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults
Defaults under the mortgage include:
1.failure to pay the principal of any first mortgage bond when due and payable;
2.failure to pay interest on any first mortgage bond or any installments of any fund required to be applied to the purchase or redemption of any first mortgage bond for a period of 60 days after the same shall have become due and payable;
3.failure to pay interest upon or principal of any qualified lien bonds beyond any applicable grace period;
4.certain events of bankruptcy, insolvency or reorganization; and
5.the expiration of 90 days after the mailing by the corporate trustee to us of a written demand, or by holders of 15% in principal amount of the first mortgage bonds at the time outstanding under the mortgage to us and to the corporate trustee of a written demand, that we perform a specified covenant or agreement contained in the mortgage, which specified covenant or agreement we have failed to perform prior to such mailing, unless during such period we shall have performed such specified covenant or agreement. The corporate trustee may, and,
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if requested to do so in writing by the holders of a majority in principal amount of the first mortgage bonds then outstanding, shall, make such demand.
The trustees may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if they in good faith determine it is in the interests of the holders of the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs, then the corporate trustee, by written notice to us, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to us and the corporate trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustees, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the corporate trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding first mortgage bonds;
(2)     the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful, at the rate of 6% per annum; and
(4)     all amounts due to the trustees under the mortgage.

Trustees’ Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustees shall be entitled to the appointment of a receiver for the mortgaged property and are entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustees or exercising any trust or power conferred on the trustees. The trustees are not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the corporate trustee determines in good faith would involve the trustees in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustees are not required to risk their funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:
•the holder has previously given to the trustees written notice of a default under the mortgage;
•the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustees and have offered the trustees reasonable opportunity and indemnity satisfactory to the trustees to institute proceedings; and
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•the trustees have failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the New Bonds to revise the limitations described in the first sentence of the immediately preceding paragraph to apply to any proceeding or remedy under or with respect to the mortgage or the first mortgage bonds.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the corporate trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all of the first mortgage bonds and all other sums due under the mortgage.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:
•(a) the surviving or successor entity to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;
•such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustees and the holders of first mortgage bonds;
•the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and
•in the case of a lease, such lease is made expressly subject to termination by us or by the trustees and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.
In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
The mortgage provides that a statutory merger in which our assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger,
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consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the New Bonds to provide as follows:
(1)    that any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of 167% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of our mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent engineer that we select; and
(2)    that, in the case of a consolidation or merger after the consummation of which we would be the surviving or resulting entity, unless we otherwise provide in a supplemental indenture to the mortgage, the lien of the mortgage will generally not cover any of the properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to those properties.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the corporate trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Corporate Trustee
The corporate trustee is Deutsche Bank Trust Company Americas. In addition to acting as corporate trustee, Deutsche Bank Trust Company Americas and its affiliate, Deutsche Bank AG New York Branch, also act, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain credit and liquidity facilities and conduct other banking transactions with the corporate trustee and its affiliates in the ordinary course of our respective businesses.
Information about the Co-Trustee
The co-trustee is The Bank of New York Mellon Trust Company, N.A. In addition to acting as co-trustee, The Bank of New York Mellon Trust Company, N.A. and its affiliate, The Bank of New York Mellon, also act, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the co-trustee and its affiliates in the ordinary course of our respective businesses.
Replacement of a Trustee
We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the New Bonds to provide that, so long as no default or event that, after notice or lapse of time, or both, would become a default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustees a board resolution appointing a successor for any trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the applicable trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system,
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the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the corporate trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the appropriate participant’s records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
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Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the corporate trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name” and will be the responsibility of such participants and not of DTC, the corporate trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the corporate trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the corporate trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•those New Bonds will be issued in fully registered form without coupons;
•a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
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2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.

Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Arkansas, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial
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statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Morgan, Lewis & Bockius LLP may rely on the opinion of Friday, Eldredge & Clark, LLP as to matters of Arkansas law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Friday, Eldredge & Clark, LLP may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Friday, Eldredge & Clark, LLP as to matters of Arkansas law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.
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PROSPECTUS

PREFERRED MEMBERSHIP INTERESTS

ENTERGY ARKANSAS, LLC
425 West Capitol Avenue
Little Rock, Arkansas 72201
Telephone (501) 377-4000
We -
omay periodically offer our preferred membership interests in one or more series; and
owill determine the specific number of preferred membership interests, liquidation value, offering price, distribution rate (or method of calculation thereof), whether the series will be listed on a national securities exchange, and other terms of each series of preferred membership interests when sold, including whether any series will be subject to redemption or sinking fund provisions.
This prospectus may be used to offer and sell series of preferred membership interests only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those preferred membership interests, including their offering price and distribution rate, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the preferred membership interests offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the preferred membership interests directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of preferred membership interests.

The date of this prospectus is August 8, 2022.

1

RISK FACTORS
Investing in the preferred membership interests involves certain risks. In considering whether to purchase the preferred membership interests being offered by this prospectus (the “New Preferred Interests”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Preferred Interests described in this prospectus. This prospectus provides a general description of the New Preferred Interests being offered. Each time we sell a series of New Preferred Interests we will provide a prospectus supplement containing specific information about the terms of that series of New Preferred Interests and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
ENTERGY ARKANSAS, LLC
We are a limited liability company organized under the laws of the State of Texas. Our principal executive offices are located at 425 West Capitol Avenue, Little Rock, Arkansas 72201. Our telephone number is 1-501-377-4000. We are an electric public utility company providing service to approximately 728,000 customers in the State of Arkansas. We also provide retail electric service to a limited number of customers in Tennessee.
All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
We are subject to regulation by the Arkansas Public Service Commission and the Tennessee Regulatory Authority as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.

DB1/ 130613717.12

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed March 4, 2022, July 11, 2022, and July 13, 2022.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Arkansas, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Preferred Interests in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Preferred Interests will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Preferred Interests or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Preferred Interests will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW PREFERRED INTERESTS
We will issue the New Preferred Interests offered by this prospectus from time to time in one or more series. The particular terms of any series of New Preferred Interests will be described in the prospectus supplement relating to that series of New Preferred Interests.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Preferred Interests including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
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4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Preferred Interests will set forth the terms of the offering of the New Preferred Interests, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.

Underwriters
If we sell the New Preferred Interests through underwriters, they will acquire the New Preferred Interests for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Preferred Interests will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Preferred Interests, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Preferred Interests will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Preferred Interests of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Preferred Interests of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Preferred Interests so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Preferred Interests in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Preferred Interests to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Preferred Interests through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Preferred Interests as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
The applicable prospectus supplement will set forth whether or not a particular series of New Preferred Interests will be listed on a national securities exchange. In addition, any underwriters, agents or dealers participating in the distribution of the New Preferred Interests may make a market in any series of the New Preferred Interests, as permitted by applicable law and regulations. Any such underwriters, agents or dealers would not be obligated to do so, however, and could discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any particular series of New Preferred Interests.
3

EXPERTS
The financial statements and the related financial statement schedule of Entergy Arkansas, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Preferred Interests and certain legal matters with respect to the offering of the New Preferred Interests will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law, and by Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Morgan, Lewis & Bockius LLP may rely on the opinion of Friday, Eldredge & Clark, LLP as to matters of Arkansas law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Friday, Eldredge & Clark, LLP may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Friday, Eldredge & Clark, LLP as to matters of Arkansas law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Preferred Interests will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.

4

PROSPECTUS

COLLATERAL TRUST MORTGAGE BONDS

ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000

We –
o    may periodically offer our collateral trust mortgage bonds in one or more series; and
o    will determine the price and other terms of each series of collateral trust mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The Collateral Trust Mortgage Bonds –
o    will be secured by a lien (subject to certain exceptions and permitted liens) on substantially all of our tangible electric and gas utility property in Louisiana and our electric utility property located in Union County, Arkansas and certain related properties;
o    will have the benefit of the first mortgage lien (subject to certain exceptions and permitted liens) securing first mortgage bonds that we have issued to the trustee as the basis for issuing collateral trust mortgage bonds; and
o    will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You –
o    will receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of collateral trust mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those collateral trust mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the collateral trust mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________

We may offer the collateral trust mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of collateral trust mortgage bonds.

The date of this prospectus is August 8, 2022.
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RISK FACTORS

Investing in the collateral trust mortgage bonds involves certain risks. In considering whether to purchase the collateral trust mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY LOUISIANA, LLC

We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 1,100,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 96,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.

We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed May 19, 2022, July 11, 2022, and July 13, 2022.

You may access a copy of any or all of these filings, free of charge, at our website, which is located at http://www.entergy.com, or by writing or calling us at the following address:

Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755

You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.

DESCRIPTION OF THE NEW BONDS

The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We may issue the New Bonds from time to time in the future, in one or more series, under a Mortgage and Deed of Trust dated as of November 1, 2015 (the “Execution Date”), as it has heretofore been and may be amended or supplemented from time to time (the “Mortgage”), between us and The Bank of New York Mellon, as trustee (the “Trustee”). All bonds issued or to be issued under the Mortgage, including the New Bonds offered by this prospectus, are referred to herein as “Collateral Trust Mortgage Bonds.” As summarized below, the Collateral Trust Mortgage Bonds will have the benefit of the lien of two mortgage indentures (the “Class A Mortgages”) to the extent of the aggregate principal amount of first mortgage bonds (the “Class A Bonds”) issued under the Class A Mortgages held by the Trustee and the lien of the Mortgage on our Mortgaged Property (as described below).
This section of the prospectus contains a summary of certain terms and provisions of the Mortgage and the Class A Mortgages. The Mortgage and the Class A Mortgages contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds, the Mortgage or the Class A Mortgages. The Mortgage and the Class A Mortgages are filed as exhibits to the registration statement of which this prospectus forms a part. You should read these documents for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the Mortgage and the Class A Mortgages, including the definitions of some of the terms used in the Mortgage and the Class A Mortgages. We also include references in parentheses to some of the sections of the Mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.

General
The Mortgage permits us to issue Collateral Trust Mortgage Bonds from time to time subject to the limitations described under “—Issuance of Additional Collateral Trust Mortgage Bonds.” All Collateral Trust Mortgage Bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Collateral Trust Mortgage Bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the Collateral Trust Mortgage Bonds of any series, including the New Bonds, create and issue additional Collateral Trust Mortgage Bonds of a series having the same terms and conditions as the previously issued Collateral Trust Mortgage Bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional Collateral Trust Mortgage Bonds. Additional Collateral Trust Mortgage Bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued

Collateral Trust Mortgage Bonds of that series. For more information, see the discussion below under “—Issuance of Additional Collateral Trust Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the series of New Bonds;
•	any limit upon the total principal amount of the series of New Bonds;
•	the dates, or the method to determine the dates, on which the principal of the series of New Bonds will be payable and how it will be paid;
•
the interest rate or rates which the series of New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the series of New Bonds and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the series of New Bonds and the duration of any such extension;
•	the percentage, if less than 100%, of the principal amount of the series of New Bonds that will be payable if the maturity of the series of New Bonds is accelerated;
•	any date or dates on which the series of New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of New Bonds;
•	any additions or exceptions to the events of default under the Mortgage or additions or exceptions to our covenants under the Mortgage for the benefit of the holders of the series of New Bonds;
•	any denominations in which the series of New Bonds will be issued if other than multiples of $1,000;
•
if payments on the series of New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the series of New Bonds may be converted into or exchanged for other securities of ours or of another entity;
•	any additional collateral security for the series of New Bonds that is not part of the Mortgaged Property; and
•	any other terms of the series of New Bonds not inconsistent with the terms of the Mortgage.
(Mortgage, Section 301.)
As of June 30, 2022, we had approximately $7,862 million aggregate principal amount of Collateral Trust Mortgage Bonds outstanding.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the Trustee will select the New Bonds to be redeemed. (Mortgage, Section 503.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. (Mortgage, Section 505.) Unless otherwise specified in the applicable prospectus supplement, we will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the Trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion at our expense. (Mortgage, Section 506.)
Unless otherwise specified in the applicable prospectus supplement, we may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for such redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest (and not less than 10 days after the Trustee receives notice of our proposal) or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the Trustee finds it practicable. (Mortgage, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)
As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “—Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to Beneficial Owners (as defined below) of the New Bonds.

Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system as described under “—Book-Entry Only Securities,” the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the Trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange of the New Bonds. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond:

•	during the 15 days before an interest payment date;
•	during the 15 days before giving any notice of redemption; or
•	selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
(Mortgage, Section 305.)
Security
The Mortgage imposes a lien on all of our tangible electric and gas utility property located in Louisiana, whether real, personal or mixed, together with our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way and our electric utility property located in Union County, Arkansas and certain related properties, in each case, other than Excepted Property (as defined below) and subject to Permitted Liens (as defined below). These properties are sometimes referred to as our “Mortgaged Property.”
The New Bonds will have the benefit of: (1) the first mortgage lien of each Class A Mortgage on the part of the Mortgaged Property covered thereby, as described below, to the extent of the aggregate principal amount of Class A Bonds issued under such Class A Mortgage held by the Trustee, subject to liens permitted under such Class A Mortgage, and (2) the first mortgage lien of the Mortgage on any of our Mortgaged Property that is not subject to the lien of any Class A Mortgage, subject to Permitted Liens. In addition, the New Bonds will have the benefit of a second mortgage lien on all of our Mortgaged Property that is subject to the lien of a Class A Mortgage, subject to Permitted Liens. To the extent that any Class A Bonds do not bear interest, which is permissible under the Mortgage, holders of the Collateral Trust Mortgage Bonds will not have the benefit of the lien of the related Class A Mortgage in respect of an amount equal to the accrued interest, if any, on the related Collateral Trust Mortgage Bonds (but would have the benefit of the first mortgage lien of the related Class A Mortgage in respect of an amount equal to the principal of the related Collateral Trust Mortgage Bonds and the benefit of the second mortgage lien of the Mortgage in respect of an amount equal to the principal of, and any accrued interest or premium on, the related Collateral Trust Mortgage Bonds).
Class A Bonds
Class A Bonds are first mortgage bonds issued under either of our Class A Mortgages. We currently have two Class A Mortgages: our Indenture of Mortgage dated September 1, 1926 (as restated, amended and supplemented, the “EGSL Mortgage”) and our Mortgage and Deed of Trust dated as of April 1, 1944 (as amended and supplemented, the “ELL Mortgage”). The Class A Bonds issued under the ELL Mortgage are and will be secured by a first mortgage lien (subject to liens permitted by the ELL Mortgage) on substantially all of our Mortgaged Property that was owned by us just before the merger of Entergy Gulf States Power, LLC (“EGSP LLC”) into us on October 1, 2015, together with replacements, additions and extensions of or to such property acquired by us. The Class A Bonds issued under the EGSL Mortgage are and will be secured by a first mortgage lien (subject to liens permitted by the EGSL Mortgage) on substantially all of our Mortgaged Property that was owned by EGSP LLC just before its merger into us, together with substitutions, replacements, additions and extensions of or to such property acquired by us. Neither Class A Mortgage will cover additional property acquired by us after the date of the aforesaid merger except property that constitutes a replacement, addition or extension of the property covered by such Class A Mortgage. If we merge or consolidate with an entity that has a first mortgage indenture on its property, we may designate that mortgage indenture as an additional Class A Mortgage.
If the Trustee holds all of the Class A Bonds outstanding under a particular Class A Mortgage, we may discharge that Class A Mortgage, and the lien of the Mortgage will become a first mortgage lien on the Mortgaged Property that was subject to that Class A Mortgage, subject only to Permitted Liens. As of June 30, 2022, we had approximately $6,180 million principal amount of Class A Bonds outstanding under the ELL Mortgage and approximately $3,578 million principal amount of Class A Bonds outstanding under the EGSL Mortgage.
Permitted Liens
The lien of the Mortgage is subject to permitted liens described in the Mortgage (the “Permitted Liens”). These Permitted Liens include, among others,

•	liens existing at the Execution Date, that have not been discharged, including the liens of the Class A Mortgages;
•
as to property acquired by us after the Execution Date, liens existing or placed on such property at the time we acquire such property, including the liens of any Class A Mortgages and any purchase money liens;

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;

•	specified judgment liens and prepaid liens;
•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
•	liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
•	specified leases and leasehold, license, franchise and permit interests;
•	liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;
•	liens to secure public or statutory obligations;
•	rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
•	rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;
•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
(Mortgage, Granting Clauses and Section 101.)
The Mortgage provides that the Trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the Mortgage.
The first mortgage liens of the Class A Mortgages are subject to similar, although not identical, permitted liens.
Excepted Property
The lien of the Mortgage does not cover, among other things, the following types of property:

•	all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the Trustee or required so to be;
•
all contracts, leases, operating agreements and other agreements of all kinds and rights thereunder (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

•
all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);

•	all unrecorded easements and rights of way;
•	all intellectual property rights and other general intangibles;
•	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;
•	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;
•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, any nuclear fuel and all fuel, materials and supplies held for consumption in use or operation of any of our properties or held in advance of use thereof for fixed capital purposes;

•
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property that is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security; and the last day of the term of any lease or leasehold which may become subject to the lien of the Mortgage;

•
all property, real, personal and mixed, that has been released from the lien of any Class A Mortgage, whether before or after the Execution Date, and any improvements, extensions and additions to such property and renewals, replacements, substitutions of or for any parts thereof;

•	all timber, minerals, mineral rights and royalties;
•
all natural gas wells, natural gas leases, natural gas lines or other property used in the production of natural gas or in the transmission of natural gas up to the point of connection with any gas distribution system owned by us (other than any transmission system or systems used for the transmission of natural gas between any gas distribution systems owned by us); and

•
all property, real, personal and mixed, that, after the Execution Date, has been released from the lien of the Mortgage, and any improvements, extensions and additions to such property and renewals, replacements, substitutions of or for any parts thereof.

We sometimes refer to property of ours not covered by the lien of the Mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
The Class A Mortgages have similar, although not identical, exceptions to the property subject thereto.

Funded Property
The Mortgaged Property that is owned by us at any particular time is sometimes referred to as “Property Additions.” Property Additions will be or become Funded Property:

•	when designated by us to be funded in connection with the discharge of a Class A Mortgage; or
•	when used under the Mortgage for the issuance of Collateral Trust Mortgage Bonds, the release or retirement of Funded Property, or the withdrawal of funded cash deposited with the Trustee.
(Mortgage, Section 102.)
Issuance of Additional Bonds
Issuance of Additional Collateral Trust Mortgage Bonds
Collateral Trust Mortgage Bonds of any series may be issued from time to time on the basis of:

•	the aggregate principal amount of Class A Bonds (which need not bear interest) issued to the Trustee;
•
70% of the cost or fair value to us (whichever is less) of Property Additions that do not constitute Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements;

•	the aggregate principal amount of Retired Securities, as defined below; or
•	an amount of cash deposited with the Trustee.
(Mortgage, Sections 102, 1601, 1602, 1603, 1604 and 1605.)
“Retired Securities” means any Collateral Trust Mortgage Bonds authenticated and delivered under the Mortgage which:

•	no longer remain outstanding;
•	have not been made the basis of the authentication and delivery of Collateral Trust Mortgage Bonds, the release of Mortgaged Property or the withdrawal of funded cash; and
•	have not been paid, redeemed, purchased or otherwise retired by the application thereto of funded cash.
(Mortgage, Section 101.)
There is no “earnings” or similar test required under the Mortgage as a condition to the issuance of Collateral Trust Mortgage Bonds under the Mortgage.
Issuance of Additional Class A Bonds
The maximum principal amount of bonds that may be issued under the ELL Mortgage is limited to $100 billion at any time outstanding under the ELL Mortgage, subject to property additions and other limitations of the ELL Mortgage. Class A Bonds may be issued from time to time under the ELL Mortgage on the basis of:

•	80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
•	retirements of bonds issued under the ELL Mortgage or qualified lien bonds; or
•	deposit of cash with the trustee under the ELL Mortgage.
Property additions under the ELL Mortgage generally include the Mortgaged Property that was acquired by us after December 31, 1943, and was owned by us just before the merger of EGSP LLC into us, together with replacements, additions and extensions of or to such property acquired by us. Unfunded property additions are generally those that have not been used under the ELL Mortgage to issue bonds, release property, withdraw cash or replace retired property that has been used for such purposes.
There is no “earnings” or similar test required under the ELL Mortgage as a condition to the issuance of Class A Bonds under the ELL Mortgage.
Class A Bonds may be issued from time to time under the EGSL Mortgage, subject to the limitation that the aggregate principal amount of bonds issued under the EGSL Mortgage at any one time outstanding shall not exceed $100 billion, on the basis of:

•	an amount not exceeding 60% of available net additions;
•	available debt retirements of bonds and/or refundable indebtedness under the EGSL Mortgage; or
•	the deposit of cash with the trustee under the EGSL Mortgage.
Net additions under the EGSL Mortgage generally include the Mortgaged Property that was owned by EGSP LLC just before its merger into us, together with substitutions, replacements, additions and extensions of or to such property acquired by us. Available net additions are generally net additions that have not been used under the EGSL Mortgage to issue bonds, release property, withdraw cash or replace retired property that has been used for such purposes.
As a condition to the authentication and delivery of bonds under the EGSL Mortgage on the basis of property additions and (with certain exceptions) on the basis of retired bonds, qualified lien bonds and/or refundable indebtedness, our net earnings (as defined in the EGSL Mortgage) for a recent period of twelve consecutive calendar months must have been at least twice the annual interest requirements on all bonds outstanding under the EGSL Mortgage including the New Bonds offered by this prospectus.
As of June 30, 2022, we could have issued approximately $812 million principal amount of Class A Bonds under the ELL Mortgage on the basis of retired bonds, and we had approximately $3,254 million of unfunded property additions, entitling us to issue approximately $2,603 million principal amount of additional Class A Bonds under the ELL Mortgage on the basis of property additions. As of June 30, 2022, we could have issued approximately $1,814 million in principal amount of Class A Bonds under the EGSL Mortgage on the basis of available debt retirements, and we had approximately $179 million of available net additions, entitling us to issue approximately $107 million in principal amount of Class A Bonds under the EGSL Mortgage on the basis of available net additions (in each case, assuming such additional Class A Bonds do not bear interest). As of June 30, 2022, we could have issued approximately $5,336 million in principal amount of Collateral Trust Mortgage Bonds on the basis of Class A Bonds. As of June 30, 2022, we had approximately $6,180 million principal amount of Class A Bonds outstanding under the ELL Mortgage and approximately $3,578 million principal amount of Class A Bonds outstanding under the EGSL Mortgage.
As of June 30, 2022, we had approximately $713 million of unfunded Property Additions under the Mortgage, entitling us to issue approximately $499 million principal amount of Collateral Trust Mortgage Bonds on the basis of Property Additions. As of June 30, 2022, we were not entitled to issue any Collateral Trust Mortgage Bonds on the basis of Retired Securities. Class A Bonds, Property Additions and cash used as a basis for the issuance of Collateral Trust Mortgage Bonds under the Mortgage from time to time will be for the benefit of the holders of all Collateral Trust Mortgage Bonds outstanding under the Mortgage from time to time, including the holders of the New Bonds offered by this prospectus.
We have reserved the right to amend the EGSL Mortgage without any consent or other action by the holders of any bonds issued under the EGSL Mortgage created on or after July 1, 2014, to remove the earnings coverage test contained therein. In addition, each initial and future holder of Class A Bonds issued under the EGSL Mortgage (including the Trustee under the Mortgage), by its acquisition of an interest in such Class A Bonds, will irrevocably (a) consent to the amendment to the EGSL Mortgage to remove the net earnings test without any further action and (b) designate the trustee under the EGSL

Mortgage as its proxy with irrevocable instructions to vote in favor of such amendment or to deliver a written consent thereto.
Other than the security afforded by the liens of the Mortgage, the ELL Mortgage, the EGSL Mortgage and restrictions on the issuance of additional Collateral Trust Mortgage Bonds and Class A Bonds described above, there are no provisions of the Mortgage that grant the holders of the Collateral Trust Mortgage Bonds protection in the event of a highly-leveraged transaction involving us.
Release of Property
Special Release Provision – While Class A Mortgage is in Effect
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any Mortgaged Property that is subject to a Class A Mortgage by obtaining the release of that property from the applicable Class A Mortgage. (Mortgage, Section 1808.)

Release of Property from Class A Mortgages
Properties subject to the lien of the ELL Mortgage may be released on the bases of:

•	the deposit of cash or purchase money mortgages;
•	property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
•
(i) the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of bonds that we would be entitled to issue under the ELL Mortgage on the basis of retired bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.

Properties subject to the lien of the EGSL Mortgage may be released on the bases of:

•	the deposit of cash or, within certain limits, purchase money obligations and, in certain cases, governmental or municipal obligations;
•	the deposit of the proceeds of such properties with the holder of a prior lien;
•	available net additions; and
•	available debt retirements of bonds or refundable indebtedness under the EGSL Mortgage.
General Release Provisions
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any Mortgaged Property, except for funded cash, upon delivery to the Trustee of an amount in cash equal to the amount, if any, as calculated by us, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:

•	an amount equal to the aggregate principal amount of any obligations secured by purchase money liens upon the property to be released and delivered to the Trustee;
•
an amount equal to the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);

•
10/7ths of the aggregate principal amount of Collateral Trust Mortgage Bonds that we would be entitled to issue on the basis of Retired Securities or Class A Bonds (with such entitlement being waived by operation of the release);

•
any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by purchase money liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.
(Mortgage, Section 1803.)
Unless an event of default under the Mortgage has occurred and is continuing, we may obtain the release from the lien of the Mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property or funded cash held by the Trustee, without depositing any cash or property with the Trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The Mortgage provides simplified procedures for the release of Mortgaged Property with an aggregate cost or fair value (whichever is less) of up to the greater of $10 million or 3% of the sum of outstanding Collateral Trust Mortgage Bonds and Class A Bonds (other than Class A Bonds held by the Trustee) during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain; the Mortgage also provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the Trustee. (Mortgage Sections 1802, 1805 and 1807.)
If we retain any interest in any property released from the lien of the Mortgage, the Mortgage will not become a lien on that property or the interest in that property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of that property unless we subject that property to the lien of the Mortgage. (Mortgage, Section 1810.)
The Mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the Trustee or the holders of outstanding Collateral Trust Mortgage Bonds, provided that such action is, in our opinion, necessary, desirable or advisable in the conduct of our business. In addition, the Mortgage provides that, if any of our franchises, permits or licenses that are Mortgaged Property because they are necessary for the operation of other Mortgaged Property cease to be necessary, in our opinion, for the operation of the Mortgaged Property, such franchises, permits or licenses shall automatically cease to be Mortgaged Property without any release or consent, or report to, the Trustee. (Mortgage, Section 1802.)

Withdrawal of Cash
Unless an event of default under the Mortgage has occurred and is continuing, and subject to specified limitations, cash held by the Trustee may generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Collateral Trust Mortgage Bonds that we would be entitled to issue on the basis of Retired Securities or Class A Bonds (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding Collateral Trust Mortgage Bonds delivered to the Trustee (with the Collateral Trust Mortgage Bonds being cancelled by the Trustee), or (2) upon our request, be applied to (a) the purchase of Collateral Trust Mortgage Bonds or (b) the payment (or provision for payment) at stated maturity of any Collateral Trust Mortgage Bonds or the redemption (or provision for payment) prior to stated maturity of any Collateral Trust Mortgage Bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
The New Bonds, or any portion of the New Bonds, will be deemed paid and no longer outstanding under the Mortgage and we can be discharged from our obligations on such New Bonds, or such portion of the New Bonds, if we irrevocably deposit with the Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, any interest, any premium and any other sums when due on such New Bonds, or such portion of the New Bonds, on the stated maturity date or a redemption date of such New Bonds, or such portion of the New Bonds (Mortgage, Section 801.) and upon the satisfaction of any additional conditions specified in the supplemental indenture, board resolution or officer’s certificate establishing each series of New Bonds.
Consolidation, Merger and Conveyance of Assets
Under the terms of the Mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all Collateral Trust Mortgage Bonds then outstanding and under the Mortgage and confirms the lien of the Mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction becomes effective), including subjecting to the lien of the Mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;

•
in the case of a lease, such lease is made expressly subject to termination by us or by the Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Mortgage;

•	we shall have delivered to the Trustee an officer’s certificate and an opinion of counsel as provided in the Mortgage; and
•
immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the Mortgage, or event which, after notice or lapse of time or both, would become an event of default under the Mortgage, shall have occurred and be continuing.

(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the Mortgage and on the Collateral Trust Mortgage Bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)
The Mortgage does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)

•
any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding Collateral Trust Mortgage Bonds, and any other outstanding debt secured by a Class A Mortgage or a purchase money lien that ranks equally with, or senior to, the Collateral Trust Mortgage Bonds with respect to the Mortgaged Property (other than Class A Bonds held by the Trustee). This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)

Although the successor entity may, in its sole discretion, subject to the lien of the Mortgage property then owned or thereafter acquired by the successor entity, the lien of the Mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the Mortgage, as described above. (Mortgage, Section 1203.)
The terms of the Mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the Mortgage described above unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger.  In all other cases of a statutory merger pursuant to which any Mortgaged Property is allocated to one or more entities other than us, each allocation of any Mortgaged Property to an entity other than us shall be deemed, for purposes of the Mortgage, to be a transfer of such Mortgaged Property to such entity and not a merger. (Mortgage, Section 1207.)
Events of Default
Events of Default under the Mortgage
“Event of default,” when used in the Mortgage with respect to Collateral Trust Mortgage Bonds, means any of the following:

•
failure to pay interest on any Collateral Trust Mortgage Bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such Collateral Trust Mortgage Bond as provided in the Mortgage;

•
failure to pay the principal of or any premium on any Collateral Trust Mortgage Bond when due unless we have made a valid extension of the maturity of such Collateral Trust Mortgage Bond as provided in the Mortgage;

•
failure to perform or breach of any other covenant or warranty in the Mortgage that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds, unless the Trustee, or the Trustee and the holders of a principal amount of Collateral Trust Mortgage Bonds not less than the principal amount of Collateral Trust Mortgage Bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Collateral Trust Mortgage Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	events of our bankruptcy, insolvency or reorganization as specified in the Mortgage;
•
so long as the Trustee holds any Class A Bonds under the Mortgage corresponding to outstanding Collateral Trust Mortgage Bonds, any matured event of default under the applicable Class A Mortgage resulting in acceleration of such Class A Bonds; provided that any cure or waiver of such event of default and any rescission or annulment of such acceleration under the applicable Class A Mortgage shall constitute a cure, waiver, rescission or annulment under the Mortgage; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of Collateral Trust Mortgage Bonds.
(Mortgage, Sections 301, 901 and 1301.)
The Trustee is required to give notice of any default under the Mortgage known to the Trustee in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the Collateral Trust Mortgage Bonds shall be given until at least 60 days after the occurrence thereof. The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the holders of Collateral Trust Mortgage Bonds. In addition, the Trustee shall give to the holders of Collateral Trust Mortgage Bonds copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds under that Class A Mortgage. (Mortgage, Section 1002.)
So long as the Trustee holds any Class A Bonds under the Mortgage corresponding to outstanding Collateral Trust Mortgage Bonds, such Class A Bonds shall be redeemed by us, in whole at any time, or in part from time to time, at a redemption price equal to the principal amount thereof, upon receipt by the trustee under the related Class A Mortgage of a written notice from the Trustee to us and such trustee stating that an event of default under the Mortgage has occurred and is continuing and that, as a result, there is due and payable a specified amount with respect to such Collateral Trust Mortgage Bonds, for the payment of which the Trustee has not received funds and specifying the principal amount of such Class A Bonds to be redeemed.
Defaults under the Class A Mortgages
Defaults under the existing Class A Mortgages include default in payment of principal or premium, if any, when due; default, for 60 days under the ELL Mortgage and 30 days under the EGSL Mortgage, in the payment of interest; certain events of bankruptcy, insolvency or reorganization; and default in other covenants for 90 days after notice by the trustee or the holders of a specified percentage of bonds outstanding under the applicable Class A Mortgage.
Remedies
Acceleration of Maturity
If an event of default under the Mortgage occurs and is continuing, then the Trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds, by written notice to us and the Trustee, may declare the principal amount of all of the Collateral Trust Mortgage Bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable. (Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default under the Mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding Collateral Trust Mortgage Bonds;
(2)     the principal of and premium, if any, on the outstanding Collateral Trust Mortgage Bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful; and
(4)     all amounts due to the Trustee under the Mortgage; and

•	any other event of default under the Mortgage with respect to the Collateral Trust Mortgage Bonds has been cured or waived as provided in the Mortgage.
(Mortgage, Section 902.)
Trustee Powers
Subject to the Mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the Mortgage occurs and is continuing, the Trustee is entitled to the appointment of a receiver for the Mortgaged Property and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.) In addition, the Trustee may exercise any right or remedy available to the Trustee as a holder of Class A Bonds which arises as a result of a default or event of default under any Class A Mortgage. (Mortgage, Section 917.)
Control by Holders
Other than its duties in the case of an event of default under the Mortgage, the Trustee is not obligated to exercise any of its rights or powers under the Mortgage at the request, order or direction of any of the holders, unless the holders offer the Trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If an event of default under the Mortgage has occurred and is continuing and they provide this indemnity, the holders of a majority in principal amount of the outstanding Collateral Trust Mortgage Bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the Mortgage or that could involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
Limitation on Holders’ Right to Institute Proceedings
No holder of Collateral Trust Mortgage Bonds will have any right to institute any proceeding or remedy under or with respect to the Mortgage or the Collateral Trust Mortgage Bonds, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default under the Mortgage;
•
the holders of a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds of all series have made a written request to the Trustee and have offered indemnity satisfactory to the Trustee to institute proceedings; and

•
the Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds inconsistent with the written request of holders referred to above;

provided that no holder or holders of Collateral Trust Mortgage Bonds shall have any right in any manner to affect or prejudice the rights of other holders of Collateral Trust Mortgage Bonds or to obtain priority over such other holders. (Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a Collateral Trust Mortgage Bond to institute suit for payment of the principal, premium, if any, or interest on the Collateral Trust Mortgage Bond on or after the applicable due date. (Mortgage, Section 908.)
Evidence to be Furnished to the Trustee
Compliance with the Mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the Trustee an annual certificate as to whether or not we have fulfilled our obligations under the Mortgage throughout the preceding year. (Mortgage, Section 705.)
Modification and Waiver
Modification Without Consent
Without the consent of any holder of Collateral Trust Mortgage Bonds, we and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Mortgage and in the Collateral Trust Mortgage Bonds;
•
to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of Collateral Trust Mortgage Bonds, or to surrender any right or power conferred upon us;

•	to add additional events of default under the Mortgage for all or any series of Collateral Trust Mortgage Bonds;
•
to change, eliminate or add any provision to the Mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect, the change, elimination or addition will become effective only:

(1)     when the consent of the holders of Collateral Trust Mortgage Bonds of such series has been obtained in accordance with the Mortgage; or
(2)     when no Collateral Trust Mortgage Bonds of the affected series remain outstanding under the Mortgage;

•	to provide additional security for any Collateral Trust Mortgage Bonds;
•	to establish the form or terms of Collateral Trust Mortgage Bonds of any other series as permitted by the Mortgage;
•	to provide for the authentication and delivery of bearer securities with or without coupons;
•	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;
•	to provide for the procedures required for us to use a noncertificated system of registration for the Collateral Trust Mortgage Bonds of all or any series;
•
to change any place where principal, premium, if any, and interest shall be payable, Collateral Trust Mortgage Bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;

•
to amend and restate the Mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect;

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the Mortgage if such changes or additions will not adversely affect the interests of the holders of Collateral Trust Mortgage Bonds of any series in any material respect; or

•
to increase or decrease the maximum amount of Collateral Trust Mortgage Bonds that may be outstanding at any one time under the Mortgage to an amount that is not less than the aggregate principal amount of Collateral Trust Mortgage Bonds then outstanding.

(Mortgage, Section 1301.)
Modification and Waiver Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding Collateral Trust Mortgage Bonds, considered as one class, is required for all other amendments or modifications to the Mortgage. However, if less than all of the series of Collateral Trust Mortgage Bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding Collateral Trust Mortgage Bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected Collateral Trust Mortgage Bond then outstanding to:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any Collateral Trust Mortgage Bond, or reduce the principal amount of any Collateral Trust Mortgage Bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Collateral Trust Mortgage Bond;

•
create any lien ranking prior to or on a parity with the lien of the Mortgage with respect to the Mortgaged Property, terminate the lien of the Mortgage on the Mortgaged Property or deprive any holder of a Collateral Trust Mortgage Bond of the benefits of the security of the lien of the Mortgage;

•
reduce the percentage in principal amount of the outstanding Collateral Trust Mortgage Bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the Mortgage or of any default thereunder and its consequences, or reduce the requirements thereunder for a quorum or voting; or

•	modify certain provisions of the Mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Collateral Trust Mortgage Bonds of any series.
A supplemental indenture that changes the Mortgage solely for the benefit of one or more particular series of Collateral Trust Mortgage Bonds, or modifies the rights of the holders of Collateral Trust Mortgage Bonds of one or more series, will not affect the rights under the Mortgage of the holders of the Collateral Trust Mortgage Bonds of any other series. (Mortgage, Section 1302.)
The holders of a majority in aggregate principal amount of then outstanding Collateral Trust Mortgage Bonds, considered as one class, may waive compliance by us with some restrictive provisions of the Mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding Collateral Trust Mortgage Bonds may waive any past default under the Mortgage, except a default in the payment of principal, premium, if any, or interest on any outstanding Collateral Trust Mortgage Bonds and certain covenants and provisions of the Mortgage that cannot be modified or amended without the consent of the holder of each outstanding Collateral Trust Mortgage Bond of any affected series. (Mortgage, Section 913.)
The Mortgage provides that Collateral Trust Mortgage Bonds owned by us or anyone else required to make payment on the Collateral Trust Mortgage Bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Collateral Trust Mortgage Bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Collateral Trust Mortgage Bonds will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Collateral Trust Mortgage Bond will bind every future holder of that Collateral Trust Mortgage Bond and the holder of every Collateral Trust Mortgage Bond issued upon the registration of transfer of or in exchange for that Collateral Trust Mortgage Bond. A transferee will also be bound by acts of the Trustee or us in reliance thereon, whether or not notation of that action is made upon the Collateral Trust Mortgage Bond. (Mortgage, Section 106.)
Voting of Class A Bonds
The Mortgage provides that the Trustee will, as holder of Class A Bonds delivered as the basis for the issuance of Collateral Trust Mortgage Bonds, attend meetings of holders of bonds under the related Class A Mortgage, or deliver its proxy in connection with those meetings, that relate to matters with respect to which it, as a holder, is entitled to vote or consent. The Mortgage provides that, so long as no event of default under the Mortgage has occurred and is continuing and except for the rights and remedies of the Trustee in case of a default or matured event of default under a Class A Mortgage, the Trustee will, as holder of the Class A Bonds, vote or consent (without any consent or other action by the holders of the Collateral Trust Mortgage Bonds, except as described in the proviso of clause (2) below) in favor of any amendments or modifications to the applicable Class A Mortgage as follows:

1
to conform any provision of a Class A Mortgage in all material respects to the correlative provision of the Mortgage, to add to a Class A Mortgage any provision not otherwise contained therein which conforms in all material respects to a provision contained in the Mortgage, to delete from a Class A Mortgage any provision to which the Mortgage contains no correlative provision and any combination of the foregoing and/or, without limiting the generality of the foregoing, to effect certain amendments included in supplemental indentures to the ELL Mortgage and the EGSL Mortgage; and/or;

2
with respect to any amendments or modifications to any Class A Mortgage other than those amendments or modifications referred to in clause (1) above, vote all the Class A Bonds delivered under such Class A Mortgage, or consent with respect thereto, proportionately with the vote or consent of holders of all other Class A Bonds outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under such Class A Mortgage; provided, however, that the Trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the Mortgage, would require the consent of holders of Collateral Trust Mortgage Bonds as described under “Modification and Waiver,” without the prior consent of holders of Collateral Trust Mortgage Bonds which would be required for an amendment or modification of the Mortgage.

(Mortgage, Section 1705.)
We may make amendments to, or eliminate some of the covenants in, the ELL Mortgage with the consent of the holders of a majority of the bonds outstanding under the ELL Mortgage considered as one class, provided that, if less than all series of such bonds are affected, only the consent of holders of a majority of such bonds of each series affected, considered as one class, is required for such modification, but no such modification shall, without the consent of the holder of any such bond affected by such modification, permit:

•	the extension of the maturity or reduction of the principal of or interest on such bond or other modification in the terms of payment of such principal or interest;
•
the creation of a lien that is prior or equal to the lien of the ELL Mortgage with respect to the mortgaged property under the ELL Mortgage or the deprivation of any non-assenting holder of such bonds of the benefit of a lien on the mortgaged property under the ELL Mortgage (subject only to excepted encumbrances as defined in the ELL Mortgage); or

•	the reduction of the percentage required for modification of the ELL Mortgage.

We may make amendments to, or eliminate some of the covenants in, the EGSL Mortgage with the consent of the holders of not less than 75% in aggregate principal amount of the bonds outstanding under the EGSL Mortgage, including not less than 60% of each series affected, but no such modification shall:

•
extend the maturity of any such bonds or reduce the rate or extend the time of payment of interest on any such bonds or reduce the amount of principal of any such bonds, or reduce any premium payable on the redemption of any such bonds, without the consent of the holder of such affected bond;

•
permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the EGSL Mortgage, without the consent of the holders of all the bonds then outstanding under the EGSL Mortgage; or

•	reduce the above-described percentage of holders of bonds under the EGSL Mortgage required to approve any such modification, without the consent of the holders of all such bonds then outstanding.
If we amend a Class A Mortgage to eliminate one or more covenants as described above, a holder of Collateral Trust Mortgage Bonds would no longer benefit from such covenants.
Resignation of a Trustee; Removal
The Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of Collateral Trust Mortgage Bonds then outstanding delivered to the Trustee and us at least 31 days prior to such removal. No resignation or removal of the Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Mortgage, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail in writing to the addresses of such holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)
Title
We, the Trustee, and any of our or the Trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)
Governing Law
The Mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles, except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the Mortgage. (Mortgage, Section 114.)
Consent to Amendments

Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the Mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The Trustee is The Bank of New York Mellon. In addition to acting as Trustee, The Bank of New York Mellon also acts, and may act, as trustee under the ELL Mortgage, the EGSL Mortgage, and various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the Trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the Trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the Mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of participants and not of DTC, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the Trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,

•	those New Bonds will be issued in fully registered form without coupons;
•
a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION

Methods and Terms of Sale

We may use a variety of methods to sell the New Bonds including:

1.    through one or more underwriters or dealers;
2.    directly to one or more purchasers;
3.    through one or more agents; or
4.    through a combination of any such methods of sale.

The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:

1.    the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.    the initial public offering price;
3.    any underwriting discounts and other items constituting underwriters’ compensation;
4.    the proceeds we will receive from that sale; and
5.    any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.

Underwriters

If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.

The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.

Agents

If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Related Transactions

Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Indemnification

We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.

Listing

Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.

EXPERTS

The financial statements and the related financial statement schedule of Entergy Louisiana, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGALITY

The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Dawn A. Balash, Esq., Assistant General Counsel – Corporate and Securities, of Entergy Services, LLC, New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Ms. Balash may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to her opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to her opinion. Morgan, Lewis & Bockius LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.

PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000
We -
omay periodically offer our first mortgage bonds in one or more series; and
owill determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -
owill be secured by a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of the property that was owned by Entergy Gulf States Louisiana, LLC just before the effectiveness of the business combination of Old Entergy Louisiana (as defined below) and Entergy Gulf States Louisiana, LLC on October 1, 2015, together with certain substitutions, replacements, additions, betterments, developments, extensions or enlargements of property thereto that we acquire on or after October 1, 2015; and
owill not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -
owill receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________

Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY LOUISIANA, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC (“EGSL”) and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 1,100,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 96,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
1

We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed May 19, 2022, July 11, 2022, and July 13, 2022.
You may access a copy of any or all of these filings, free of charge, at our website, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
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USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Indenture of Mortgage dated September 1, 1926, as supplemented and modified by the Seventh Supplemental Indenture dated as of May 1, 1946, as further supplemented and modified by supplemental indentures thereto and as to be further supplemented from time to time, under which The Bank of New York Mellon is successor trustee (the “trustee”). This Indenture of Mortgage, as amended and supplemented, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the indenture, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.” All references to the New Bonds herein shall, unless the context otherwise requires, be deemed also to refer to each sub-series of the New Bonds if all are not issued as a single series.
This section of the prospectus contains a summary of certain terms and provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. The mortgage is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the mortgage for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “—Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of Additional First Mortgage Bonds.”
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Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.the designation, or name, of the series of New Bonds;
2.the aggregate principal amount of the series;
3.the offering price of the series;
4.the date on which the series will mature;
5.the rate or method for determining the rate at which the series will bear interest;
6.the date from which interest on the series accrues;
7.the dates on which interest on the series will be payable;
8.the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;
9.the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;
10.the rights, if any, of a holder to elect repayment; and
11.any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2022, we had approximately $3,578 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail not less than 30 days nor more than 60 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the
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New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered first mortgage bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series, or if issued in sub-series, of the same sub-series, in equal aggregate principal amounts. Although the mortgage permits us to charge up to $2.00 per first mortgage bond in connection with exchanges and transfers, we presently do not intend to do so with regard to the New Bonds. However, we may require payment to cover any stamp tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property that was owned by EGSL just before the effectiveness of the business combination of Old Entergy Louisiana and EGSL on October 1, 2015, together with substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property that we acquire on or after October 1, 2015, to the extent described below (the “mortgaged property”), except as stated below, subject only to:
1.the prior lien of the trustee for its compensation, expenses and liability,
2.such easements, leases, contracts, covenants, liens and other encumbrances and defects as are customarily encountered in comparable utility systems and are not of a character that would interfere materially with the use and operation of such properties,
3.currently due taxes,
4.other liens or encumbrances that are of a minor nature and that do not secure the payment of money, and
5.permitted encumbrances on our bondable property, franchises and permits.
There are excepted from the lien of the mortgage: bills, notes, accounts receivable, cash, contracts, shares of stock, bonds, and notes, other evidences of indebtedness and other securities; merchandise held for sale; materials and supplies; fuel; aircraft, automobiles and trucks, etc.; oil, gas, and other minerals underlying mortgaged lands; office furniture, equipment and supplies; and certain other properties.
The mortgage permits us to acquire bondable property subject to prior liens. The mortgage contains provisions subjecting to the lien thereof all substitutions, replacements, additions, betterments, developments, extensions or enlargements of property owned by EGSL on January 1, 2008, except property of the character expressly excepted and subject to certain limitations in cases of mergers and consolidations. To the extent such after-acquired property does not constitute a substitution, replacement, addition, betterment, development, extension or enlargement of mortgaged property owned by EGSL on January 1, 2008, we
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may elect (but are not required) to subject such after-acquired property to the lien of the mortgage.
Unless we elect otherwise, the mortgaged property will not include, and the New Bonds will not be secured by, (1) the property and franchises that were owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015, or (2) any property acquired by us on or after October 1, 2015, other than substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to the mortgaged property that was owned by EGSL just before the effectiveness of the business combination on October 1, 2015.
On September 30, 2015, the day before the effectiveness of the business combination of Old Entergy Louisiana and EGSL, the mortgaged property owned by EGSL was primarily its utility plant, which had a net book value of approximately $4 billion shown on its balance sheet as of September 30, 2015.
We have other secured debt outstanding, and may issue additional secured debt, that is secured by the first lien of our Mortgage and Deed of Trust dated as of April 1, 1944 (as amended and supplemented, the “ELL Mortgage”) on substantially all of the property and franchises that were owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015, together with substitutions, replacements, additions and extensions of or to such property acquired by us on or after October 1, 2015. We also plan to issue other secured debt in the form of collateral trust mortgage bonds under our Mortgage and Deed of Trust dated as of November 1, 2015, as amended and supplemented, that may be secured (1) by first mortgage bonds issued under the mortgage and/or bonds issued under the ELL Mortgage as the basis for the issuance of such collateral trust mortgage bonds, or (2) by a first lien on any of our property not subject to the lien of the mortgage or the ELL Mortgage subject to liens permitted by such mortgage, and (3) by a second lien on substantially all of the mortgaged property and the property subject to the ELL Mortgage subject to liens permitted by such mortgage.
The mortgage contains provisions that impose the lien of the mortgage on certain property that we acquire on or after October 1, 2015, specifically the property that we acquired from EGSL on October 1, 2015, together with substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property to the extent described above, in each case, other than excepted property and property that we release from the lien of the mortgage. If we merge or consolidate into or with, or sell, convey or transfer all or substantially all of our mortgaged property to, a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property to the extent described above.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, including the New Bonds, to revise the definition of “permitted encumbrances” to mean the following:
•    tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by
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appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•    specified judgment liens and prepaid liens;
•    easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
•    liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
•    specified leases and leasehold, license, franchise and permit interests;
•    liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;
•    liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
•    rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;
•    restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
•    liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Property Subject to Prior Liens
Property subject to any prior lien cannot constitute property additions for use as a basis for action or credit under the mortgage, unless such lien is established as a refundable lien and:
1.the principal amount of the outstanding indebtedness secured by such prior lien will not exceed 60% of the amount of the property subject thereto;
2.the total principal amount of the prior lien indebtedness to be outstanding will not exceed 15% of the total principal amount of the first mortgage bonds then outstanding and first mortgage bonds that we would then be entitled to have authenticated and delivered; and
3.the principal amount of prior lien indebtedness being established as refundable will not exceed 60% of available net additions.
Issuance of Additional First Mortgage Bonds
Additional first mortgage bonds ranking equally and ratably with the New Bonds may be issued under the mortgage, subject to the limitation that the aggregate principal amount of first mortgage bonds at any one time outstanding shall not exceed $100 billion. Such additional first mortgage bonds may be authenticated and delivered:
1.in an aggregate principal amount not exceeding 60% of available net additions;
2.against the deposit of cash with the trustee; and
3.against the retirement of bonds and/or refundable indebtedness.
Cash we deposit with the trustee pursuant to clause (2) above may be withdrawn to the extent of 60% of available net additions or 100% of available debt retirements of first mortgage bonds or refundable indebtedness.
As of June 30, 2022, we could have issued approximately $1,814 million in principal amount of first mortgage bonds on the basis of available debt retirements, and we had
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approximately $179 million of available net additions, entitling us to issue approximately $107 million in principal amount of first mortgage bonds on the basis of available net additions.
As a condition to the authentication and delivery of additional first mortgage bonds, except on the basis of retirements of first mortgage bonds or refundable indebtedness in certain cases, net earnings available for interest for 12 consecutive months within the 15 months immediately preceding the calendar month in which application for authentication and delivery of the first mortgage bonds is made must have been at least twice the aggregate amount of the annual interest charges upon the outstanding first mortgage bonds, the first mortgage bonds then applied for, and any indebtedness to be outstanding secured by prior liens. Based upon the results of our operations for the twelve months ended June 30, 2022, if we were to make an application for authentication and delivery of first mortgage bonds as of the date of this prospectus, solely based on the earnings coverage test (and, therefore, not taking into account the property additions and retired first mortgage bond issuance limitations), we could issue approximately $4,763 million in principal amount of first mortgage bonds, in addition to the amount of first mortgage bonds then outstanding (assuming an interest rate of 7% for additional first mortgage bonds). Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds and by subsequent net earnings. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, including the New Bonds, to remove the earnings coverage test described above.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly-leveraged transaction involving us.
Release and Substitution of Property
Properties subject to the lien of the mortgage may be released against:
1.the deposit of cash or, within certain limits, purchase money obligations and, in certain cases, governmental or municipal obligations;
2.the deposit of the proceeds under a prior lien;
3.available net additions; and
4.available debt retirements of first mortgage bonds or refundable indebtedness.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, including the New Bonds, as follows:
•    to eliminate the requirement of an independent engineer’s certificate for releases of property with fair value in excess of $100,000; and
•    to eliminate restrictions on our application of the proceeds of certain dispositions, terminations, grants or alterations of our property or rights.
No prior notice to bondholders is required in connection with releases but subsequent reports are required in certain cases. In the event of the sale, taking or release of all or substantially all of our bondable property not subject to any nonrefundable prior lien, the proceeds must be applied to the purchase or redemption of first mortgage bonds or refundable indebtedness.
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Trustee
At stated intervals of not more than 12 months, the trustee is required to report to the bondholders certain events, if any have occurred, including any change in its eligibility or qualifications and, if the first mortgage bonds are in default, the creation of or any change in its relationship to us that constitutes a conflicting interest. In certain cases the trustee is required to share the benefit of payments received as a creditor within three months prior to default. From time to time, we may maintain deposit accounts with, and borrow funds from, the trustee. The holders of a majority of the aggregate principal amount of the first mortgage bonds may require the trustee to take certain action under the mortgage, including the enforcement of the lien thereof, as further described under “—Defaults and Notice Thereof” below. Before acting, among other conditions, the trustee may require indemnification satisfactory to it.
Defaults and Notice Thereof
A default is defined as:
1.failure to pay the principal of, or premium, if any, on any first mortgage bond when due and payable;
2.failure to pay interest on any first mortgage bond for a period of 30 days after such interest shall have become due and payable;
3.failure to discharge or satisfy any sinking, improvement, maintenance, or replacement fund obligations for a period of 60 days after such obligations shall have become due under the mortgage;
4.failure to perform or observe any other of the covenants, agreements or conditions on our part in the mortgage or in any first mortgage bond, and the continuance of such failure for a period of 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 15% in principal amount of the first mortgage bonds outstanding;
5.certain events in bankruptcy, insolvency, receivership or reorganization proceedings; or
6.the rendering against us of a judgment for the payment of moneys in excess of $50,000 and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of 90 days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of 90 days after the termination of any stay of execution thereon entered within such 90 days; but only in either case if such judgment shall have been continued unstayed or unsatisfied for a period of 10 days after written notice of default under the mortgage shall have been given to us by the trustee, or to us and the trustee by the holders of not less than 5% in principal amount of the first mortgage bonds outstanding.
The trustee is required to give certain notice to the bondholders after the occurrence of a default, if not cured, but the trustee is protected in withholding notice of defaults other than in the payment of principal, interest, or sinking and improvement fund or purchase fund installments, if it determines in good faith that the withholding of notice is in the interests of the bondholders.
The holders of not less than 75% of the aggregate principal amount of the first mortgage bonds outstanding, including not less than 60% of each series of such first mortgage bonds outstanding, may waive any past default, except for a default in the payment of principal of, premium, if any, or interest on the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 25% in principal amount of the outstanding first mortgage
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bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding first mortgage bonds;
(2)     the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful, at the rate borne by the first mortgage bonds on which interest is overdue; and
(4)     all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in aggregate principal amount of the first mortgage bonds then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:
•the holder has previously given to the trustee written notice of an existing default under the mortgage;
•the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee indemnity satisfactory to the trustee to institute proceedings; and
•the trustee has failed to institute any proceeding for 60 days after notice.
However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer,
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accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge
If we should pay or provide for payment of the entire indebtedness on all first mortgage bonds as the mortgage provides and should pay all other sums due and payable under the mortgage and should so request, the trustee will acknowledge satisfaction of the mortgage and surrender the trust estate, other than cash for the payment of first mortgage bonds, to us.
Modification or Amendment of Mortgage
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:
•to subject additional properties to the lien of the mortgage or to amplify the description of mortgaged property;
•to add conditions, limitations and restrictions on the authorized amount, terms, provisions, purposes of issue, authentication and delivery of first mortgage bonds;
•to add one or more covenants or agreements to be observed by us or to surrender any right or power conferred on us;
•to add additional defaults under the mortgage for all or any series of first mortgage bonds;
•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
•to provide a sinking, amortization or other analogous fund for the benefit of all or any first mortgage bonds of any one or more series;
•to provide for the terms and conditions of exchange of first mortgage bonds of one series for first mortgage bonds of another series;
•to provide that the principal of the first mortgage bonds of any series may be converted at the option of the holders into capital stock, bonds or other securities, and the terms and conditions of such conversion;
•to change or eliminate any provisions of the mortgage; provided that if any change or elimination made in a supplemental indenture would adversely affect or diminish the rights of the holders of any then outstanding first mortgage bonds, such change or elimination will become effective only when no first mortgage bonds issued before the execution of such supplemental indenture remain outstanding;
•to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds; or
•to cure any ambiguity, to cure, correct or supplement any defective provision, or to make provisions in regard to matters or questions arising under the mortgage which will not adversely affect the interests of the holders of the first mortgage bonds.
Modification Requiring Consent
The mortgage and the rights and obligations of both us and the bondholders may be modified with the consent of the holders of not less than 75% in aggregate principal amount of the outstanding first mortgage bonds, including not less than 60% of each series affected, but no such modification shall:
1.extend the maturity of any of the first mortgage bonds or reduce the rate or extend the time of payment of interest on the first mortgage bonds or reduce the amount of principal of the first mortgage bonds, or reduce any premium payable on the
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redemption of the first mortgage bonds, without the consent of the holder of each affected first mortgage bond;
2.permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the mortgage, without the consent of the holders of all the first mortgage bonds then outstanding; or
3.reduce the above-described percentage of bondholders required to approve any such modification, without the consent of the holders of all the first mortgage bonds then outstanding.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, including the New Bonds, to reduce the consent required to change certain rights of the holders of the first mortgage bonds to the consent of the holders of a majority of outstanding first mortgage bonds affected by this change.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may merge or consolidate into or with, or sell, convey, transfer or lease, subject to the lien of the mortgage, all of the trust estate as, or substantially as, an entirety, to, any corporation, voluntary association, joint stock company, business trust or similar organization lawfully entitled to acquire or lease and operate the same, if:
•such merger, consolidation, sale, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;
•the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and
•in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.
In the case of the sale, conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage but not on the first mortgage bonds then outstanding.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and substitutions, replacements, additions, betterments, developments, extensions and enlargements of or to such property, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after June 30, 2014, including the New Bonds, as follows:
•    to provide that if we convey or transfer all or substantially all of our mortgaged property as an entirety to a successor entity, as permitted by the mortgage, we may be released and discharged from all obligations under the mortgage and any first mortgage bonds that are assumed by the successor entity; and
•    to provide that a statutory merger in which our assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or
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conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee is The Bank of New York Mellon. In addition to acting as the trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries that DTC’s participants deposit with DTC). DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing
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details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally,
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subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•those New Bonds will be issued in fully registered form without coupons;
•a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
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The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Louisiana, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Dawn A. Balash, Esq., Assistant General Counsel – Corporate and Securities, of Entergy Services, LLC, New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Ms. Balash may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to her opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to her opinion. Morgan, Lewis & Bockius LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may
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rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.

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PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000
We –
omay periodically offer our first mortgage bonds in one or more series; and
owill determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds –
owill be secured by a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of the property that was owned by Old Entergy Louisiana (as defined below) just before the effectiveness of the business combination of Old Entergy Louisiana and Entergy Gulf States Louisiana, LLC on October 1, 2015, together with replacements, additions and extensions of or to such property that we acquire on or after October 1, 2015; and
owill not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You –
owill receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.

This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
ENTERGY LOUISIANA, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC (“EGSL”) and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 1,100,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 96,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.

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We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed May 19, 2022, July 11, 2022, and July 13, 2022.
You may access a copy of any or all of these filings, free of charge, at our website, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our
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outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of April 1, 1944, with The Bank of New York Mellon, as successor trustee (the “trustee”). This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
This section of the prospectus contains a summary of certain terms and provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. The mortgage is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the mortgage for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time subject to the limitations described under “—Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.the designation, or name, of the series of New Bonds;
2.the aggregate principal amount of the series;
3.the offering price of the series;
4.the date on which the series will mature;
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5.the rate or method for determining the rate at which the series will bear interest;
6.the date from which interest on the series accrues;
7.the dates on which interest on the series will be payable;
8.the prices and the other terms and conditions, if any, upon which we may redeem the series prior to maturity;
9.the terms of an insurance policy, if any, that will be provided for the payment of the principal of and/or interest on the series;
10.the rights, if any, of a holder to elect repayment; and
11.any other terms of the series not inconsistent with the provisions of the mortgage.
As of June 30, 2022, we had approximately $6,180 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly -leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Sinking Fund
The New Bonds will not be subject to any sinking fund, maintenance and improvement fund or other similar fund.
Redemption and Retirement
General
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
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We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Special Retirement Provisions
If, during any 12-month period, we dispose of mortgaged property by order of or to any governmental authority, resulting in the receipt of $5,000,000 or more as proceeds, we, subject to certain conditions, must apply such proceeds, less certain deductions, to the retirement of outstanding first mortgage bonds. If this occurs, we may redeem the outstanding first mortgage bonds of any series that are redeemable before maturity by the application of cash deposited for this purpose at the redemption prices applicable to those first mortgage bonds. If New Bonds of any series offered by this prospectus are redeemable for this purpose, the special redemption prices applicable to that series will be set forth in the prospectus supplement related to that series.
Form and Exchange
The New Bonds will be fully-registered first mortgage bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.     during the 10 days before an interest payment date,
2.     during the 10 days before any designation of such New Bond to be redeemed, or
3.     selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured, equally and ratably, by the lien of the mortgage, which constitutes a first mortgage lien on substantially all of our property that was owned by Old Entergy Louisiana just before the effectiveness of the business combination of Old Entergy Louisiana and EGSL on October 1, 2015, together with replacements, additions and extensions of or to such property that we acquire on or after October 1, 2015 (the “mortgaged property”), which lien is subject to bankruptcy law and to:
1.leases of minor portions of our mortgaged property to others for uses which do not interfere with our business;
2.leases of certain of our mortgaged property not used in our business; and
3.excepted encumbrances.
There is excepted from the lien certain of our property, including:
1.cash and securities;
2.certain equipment, materials and supplies;
3.automobiles and other vehicles and aircraft, timber, minerals, mineral rights and royalties; and
4.receivables, contracts, leases and operating agreements.
Unless we elect otherwise, the mortgaged property will not include, and the New Bonds will not be secured by, (1) the property and franchises that were owned by EGSL just before the effectiveness of the business combination on October 1, 2015, or (2) any property acquired by us on or after October 1, 2015, other than replacements, additions or extensions of or to the mortgaged property that was owned by Old Entergy Louisiana just before the effectiveness of the business combination on October 1, 2015.
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On September 30, 2015, the day before the effectiveness of the business combination of Old Entergy Louisiana and EGSL, the mortgaged property owned by Old Entergy Louisiana was primarily its utility plant, which had a net book value of approximately $6.5 billion shown on its balance sheet as of September 30, 2015.
We have other secured debt outstanding, and may issue additional secured debt, that is secured by the first lien of our Indenture of Mortgage dated September 1, 1926 (as restated, amended and supplemented, the “EGSL Mortgage”) on substantially all of the property and franchises that were owned by EGSL just before the effectiveness of the business combination on October 1, 2015, together with certain substitutions, replacements, additions, betterments, developments, extensions or enlargements of or to such property acquired by us on or after October 1, 2015. We also plan to issue other secured debt in the form of collateral trust mortgage bonds under our Mortgage and Deed of Trust dated as of November 1, 2015, as amended and supplemented, that may be secured (1) by first mortgage bonds issued under the mortgage or bonds issued under the EGSL Mortgage as the basis for the issuance of such collateral trust mortgage bonds, or (2) by a first lien on any of our property not subject to the lien of the mortgage or the EGSL Mortgage subject to liens permitted by such mortgage, and (3) by a second lien on substantially all of the mortgaged property and the property subject to the EGSL Mortgage subject to liens permitted by such mortgage.
The mortgage contains provisions that impose the lien of the mortgage on certain property that we acquire on or after October 1, 2015, specifically the property that we acquired from Old Entergy Louisiana on October 1, 2015, together with replacements, additions or extensions of or to such property, in each case, other than excepted property and property that we release from the lien of the mortgage. If we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to a successor, the lien created by the mortgage will generally not cover the property of the successor, other than the mortgaged property it acquires from us and replacements, additions or extensions of or to such property.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
The mortgage also contains restrictions on the issuance of debt secured by a prior lien on the mortgaged property (“qualified lien bonds”).
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created on or after June 30, 2014, including the New Bonds, to revise the definition of “excepted encumbrances” to mean the following:
•    tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•    specified judgment liens and prepaid liens;
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•    easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
•    liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
•    specified leases and leasehold, license, franchise and permit interests;
•    liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;
•    liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
•    rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;
•    restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
•    liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Issuance of Additional First Mortgage Bonds
The maximum principal amount of first mortgage bonds that may be issued under the mortgage is limited to $100 billion at any time outstanding under the mortgage, subject to property additions and other limitations of the mortgage. First mortgage bonds of any series may be issued from time to time on the basis of:
1. 80% of the cost or fair value, whichever is less, of unfunded property additions after adjustments to offset retirements;
2.retirements of first mortgage bonds or qualified lien bonds; or
3.deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1943. Securities, automobiles or other vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions.
As of June 30, 2022, we could have issued approximately $812 million principal amount of additional first mortgage bonds on the basis of retired first mortgage bonds, and we had approximately $3,254 million of unfunded property additions, entitling us to issue approximately $2,603 million principal amount of first mortgage bonds on the basis of unfunded property additions.
There is no “earnings” or similar test required under the mortgage as a condition to the issuance of first mortgage bonds under the mortgage.
We have the right to amend the mortgage at any time without any consent or other action by holders of any first mortgage bonds to include nuclear fuel, and similar or analogous devices or substances, as property additions. We also have the right to amend the mortgage at any time without any consent or other action of the holders of any first mortgage bonds to make any form of space satellites including solar power satellites, space stations and other analogous facilities available as property additions.
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No first mortgage bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and first mortgage bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would in the aggregate exceed 15% of the first mortgage bonds and qualified lien bonds outstanding.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly-leveraged transaction involving us.
Release and Substitution of Property
We may release property from the lien of the mortgage on the bases of:
1.the deposit of cash or purchase money mortgages;
2.property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds, if any, outstanding against property additions; and
3.(i) the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds that were issued prior to June 9, 2010; or (iii) 10/8ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds that were issued after June 9, 2010; in each case with the entitlement being waived by operation of the release.
We can withdraw cash upon the bases stated in clauses (2) and/or (3) above.
If unfunded property is released, the property additions used to effect the release may become available again as credits under the mortgage and the waiver of the right to issue first mortgage bonds on the basis of retired first mortgage bonds to effect the release may cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage also contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds.
We may also release unfunded property if after such release at least one dollar in unfunded property remains subject to the lien of the mortgage.
We have reserved the right to amend the mortgage without any consent or other action by any holders of first mortgage bonds created on or after June 30, 2014, including the New Bonds, to allow us, without any release or consent by the trustee, to:
•    grant, free from the lien of the mortgage, easements, ground leases or rights-of-way in, upon, over and/or across the mortgaged property for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines and similar purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, but only if such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by us, and
•    cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:
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•to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;
•to add one or more covenants or other provisions for the benefit of the holders of all or any series of first mortgage bonds, or to surrender any right or power conferred upon us;
•to add additional defaults under the mortgage for all or any series of first mortgage bonds;
•to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;
•to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;
•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
•to provide for the procedures required for use of a non-certificated system of registration for the first mortgage bonds of all or any series;
•to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served; or
•to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.
Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:
•extend the maturity of the principal of, or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or modify the terms of payment of such principal or interest;
•create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or deprive any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to excepted encumbrances); or
•reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any entity of which we own 25% or more of the outstanding voting stock shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee its right to vote or give consents with respect to such first mortgage bonds and such pledgee is not us or an entity of which we own 25% or more of the outstanding voting stock.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
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Defaults
Defaults under the mortgage include:
1.failure to pay the principal of any first mortgage bond when due and payable;
2.failure to pay interest on any first mortgage bond or any installments of any fund required to be applied to the purchase or redemption of any first mortgage bond for a period of 60 days after the same shall have become due and payable;
3.failure to pay interest upon or principal of any qualified lien bonds beyond any applicable grace period;
4.certain events of bankruptcy, insolvency or reorganization; and
5.the expiration of 90 days after the mailing by the trustee to us of a written demand, or by holders of 15% in principal amount of the first mortgage bonds at the time outstanding under the mortgage to us and to the trustee of a written demand, that we perform a specified covenant or agreement contained in the mortgage, which specified covenant or agreement we have failed to perform prior to such mailing, unless during such period we shall have performed such specified covenant or agreement. The trustee may, and, if requested in writing to do so by the holders of a majority in principal amount of the first mortgage bonds then outstanding, shall, make such demand.
The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if it in good faith determines it is in the interests of the holders of the first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs, then the trustee, by written notice to us, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, upon written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding first mortgage bonds;
(2)     the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful, at the rate of 6% per annum; and
(4)     all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property and is entitled to all other remedies available under applicable law.
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Control by Holders
The holders of a majority in principal amount of the first mortgage bonds then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:
•the holder has previously given to the trustee written notice of a default under the mortgage;
•the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee reasonable opportunity and indemnity satisfactory to the trustee to institute proceedings; and
•the trustee has failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
The mortgage may be satisfied and discharged if and when we provide for the payment of all the first mortgage bonds and all other sums due under the mortgage.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:
•(a) the surviving or successor entity to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor entity which acquires by conveyance or transfer or which leases our mortgaged property as, or substantially as, an entirety is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;
•such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;
•the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage; and
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•in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.
In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge.
The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
The mortgage provides that a statutory merger in which our assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of mortgaged property subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all or substantially all of the mortgaged property is allocated to one or more other entities.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee is The Bank of New York Mellon. In addition to acting as the trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and
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non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
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Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•those New Bonds will be issued in fully registered form without coupons;
•a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
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3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Louisiana, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an
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independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGALITY
The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Dawn A. Balash, Esq., Assistant General Counsel – Corporate and Securities, of Entergy Services, LLC, New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Ms. Balash may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to her opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to her opinion. Morgan, Lewis & Bockius LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.

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PROSPECTUS

PREFERRED MEMBERSHIP INTERESTS

ENTERGY LOUISIANA, LLC
4809 Jefferson Highway
Jefferson, Louisiana 70121
(504) 576-4000
We -
omay periodically offer our preferred membership interests in one or more series; and
owill determine the specific number of preferred membership interests, liquidation value, offering price, distribution rate (or method of calculation thereof), whether the series will be listed on a national securities exchange, and other terms of each series of preferred membership interests when sold, including whether any series will be subject to redemption or sinking fund provisions.
This prospectus may be used to offer and sell series of preferred membership interests only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those preferred membership interests, including their offering price and distribution rate, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the preferred membership interests offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the preferred membership interests directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of preferred membership interests.

The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the preferred membership interests involves certain risks. In considering whether to purchase the preferred membership interests being offered by this prospectus (the “New Preferred Interests”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Preferred Interests described in this prospectus. This prospectus provides a general description of the New Preferred Interests being offered. Each time we sell a series of New Preferred Interests we will provide a prospectus supplement containing specific information about the terms of that series of New Preferred Interests and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
ENTERGY LOUISIANA, LLC
We are a limited liability company organized under the laws of the State of Texas and, as of October 1, 2015, the successor by merger to the regulated utility operations of the Texas limited liability companies Entergy Gulf States Louisiana, LLC (“EGSL”) and Entergy Louisiana, LLC (“Old Entergy Louisiana”), each formerly a public utility company providing services to customers in the State of Louisiana. We are the successor issuer to Old Entergy Louisiana pursuant to Rule 12g-3(a) and Rule 15d-5(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 414(a) under the Securities Act. Our principal executive offices are located at 4809 Jefferson Highway, Jefferson, Louisiana 70121. Our telephone number is 1-504-576-4000. We are a public utility company engaged in the generation, distribution and sale of electric energy to approximately 1,100,000 customers in the State of Louisiana. We also purchase and retail natural gas to approximately 96,000 customers in the Baton Rouge, Louisiana area.

All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Mississippi, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.

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We are subject to regulation by the Louisiana Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed May 19, 2022, July 11, 2022, and July 13, 2022.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Louisiana, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Preferred Interests in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Preferred Interests will be used either (a) to repurchase or redeem one or more series of
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our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Preferred Interests or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Preferred Interests will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW PREFERRED INTERESTS
We will issue the New Preferred Interests offered by this prospectus from time to time in one or more series. The particular terms of any series of New Preferred Interests will be described in the prospectus supplement relating to that series of New Preferred Interests.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Preferred Interests including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Preferred Interests will set forth the terms of the offering of the New Preferred Interests, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.

Underwriters
If we sell the New Preferred Interests through underwriters, they will acquire the New Preferred Interests for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Preferred Interests will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Preferred Interests, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Preferred Interests will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Preferred Interests of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Preferred Interests of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Preferred Interests so long as the stabilizing bids do
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not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Preferred Interests in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Preferred Interests to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Preferred Interests through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Preferred Interests as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
The applicable prospectus supplement will set forth whether or not a particular series of New Preferred Interests will be listed on a national securities exchange. In addition, any underwriters, agents or dealers participating in the distribution of the New Preferred Interests may make a market in any series of the New Preferred Interests, as permitted by applicable law and regulations. Any such underwriters, agents or dealers would not be obligated to do so, however, and could discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any particular series of New Preferred Interests.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Louisiana, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Preferred Interests and certain legal matters with respect to the offering of the New Preferred Interests will be passed upon for us by Dawn A. Balash, Esq., Assistant General Counsel – Corporate and Securities, of Entergy Services, LLC, New Orleans, Louisiana, as to matters of Louisiana law, Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Ms. Balash may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to her opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to her opinion. Morgan, Lewis & Bockius LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Ms. Balash as to matters of Louisiana law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Preferred Interests will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.
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PROSPECTUS

FIRST MORTGAGE BONDS
ENTERGY MISSISSIPPI, LLC
308 East Pearl Street
Jackson, Mississippi 39201
Telephone (601) 368-5000

We -
omay periodically offer our first mortgage bonds in one or more series; and
owill determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -
owill be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and
owill not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -
owill receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.             _________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY MISSISSIPPI, LLC
We are a limited liability company organized under the laws of the State of Texas. Our principal executive offices are located at 308 East Pearl Street, Jackson, Mississippi 39201. Our telephone number is 1-601-368-5000. We are an electric public utility company and have been providing service to customers in the State of Mississippi since 1923. We currently serve approximately 461,000 customers in the State of Mississippi.
All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
We are subject to regulation by the Mississippi Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant
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factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed April 14, 2022, June 23, 2022, July 5, 2022, July 11, 2022, and July 13, 2022.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Mississippi, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the
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proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We will issue the New Bonds offered by this prospectus from time to time in one or more series under one or more separate supplemental indentures to the Mortgage and Deed of Trust dated as of February 1, 1988, with The Bank of New York Mellon, successor trustee (the “trustee”). This Mortgage and Deed of Trust, as it has heretofore been and may be amended or supplemented from time to time, is referred to in this prospectus as the “mortgage.” All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
This section of the prospectus contains a summary of certain terms and provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. The mortgage is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the mortgage for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “—Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
The prospectus supplement relating to each series of New Bonds offered by this prospectus will include a description of the specific terms relating to the offering of that series. These terms will include any of the following terms that apply to that series:
1.the designation, or name, of the series of New Bonds;
2.the aggregate principal amount of the series;
3.the offering price of the series;
4.the date on which the series will mature;
5.the rate or method for determining the rate at which the series will bear interest;
6.the date from which interest on the series accrues;
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7.the dates on which interest on the series will be payable;
8.the prices and other terms and conditions upon which we may redeem the series prior to maturity;
9.the terms of an insurance policy, if any, that will be provided for the payment of principal of and/or interest on the series;
10.the rights, if any, of a holder to elect repayment; and
11.any other terms or provisions relating to that series that are not inconsistent with the provisions of the mortgage.
As of June 30, 2022, we had approximately $2,195 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Payment
The New Bonds and interest thereon will be paid in any coin or currency of the United States of America that at the time of payment is legal tender at the corporate trust office of the trustee in the Borough of Manhattan, City and State of New York. See “—Book-Entry Only Securities” for additional information relating to payment on the New Bonds.
Redemption and Retirement
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series are to be redeemed, the trustee will select the New Bonds to be redeemed.
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date upon presentation and surrender of any New Bond for redemption. If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge.
We may make any redemption at our option conditional upon the receipt by the trustee, prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the trustee has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds.
Form and Exchange
The New Bonds will be fully-registered first mortgage bonds without coupons. See “—Book-Entry Only Securities.” The New Bonds will be exchangeable for other New Bonds of the same
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series in equal aggregate principal amounts. No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration, transfer or exchange. We will not be required to provide for the transfer or exchange of any New Bond:
1.during the 15 days before an interest payment date (unless such New Bond has a record date for the payment of interest),
2.during the 15 days before any designation of such New Bond to be redeemed, or
3.selected for redemption.
Security
The New Bonds, together with all other first mortgage bonds outstanding now or in the future under the mortgage, will be secured by the mortgage. The mortgage constitutes a first mortgage lien on substantially all of our property (the “mortgaged property”) subject to bankruptcy law and:
1.minor defects and encumbrances customarily found in similar properties that do not materially impair the use of the mortgaged property in the conduct of our business;
2.other liens, defects and encumbrances, if any, existing or created at the time of our acquisition of the mortgaged property; and
3.excepted encumbrances.
The mortgage does not create a lien on the following “excepted property”:
1.cash and securities;
2.all merchandise, equipment, apparatus, materials or supplies held for sale or other disposition in the usual course of business or consumable during use;
3.automobiles, vehicles and aircraft, timber, minerals, mineral rights and royalties; and
4.accounts receivable, contracts, leases and operating agreements.
The mortgage contains provisions that impose the lien of the mortgage on property we acquire after the date of the mortgage, other than excepted property, subject to pre-existing liens. However, if we consolidate or merge with, or convey or transfer all or substantially all of our mortgaged property to, another entity, the lien created by the mortgage will generally not cover the property of the successor company, other than the mortgaged property it acquires from us and improvements, replacements and additions to such property.
The mortgage also provides that the trustee has a lien on the mortgaged property to ensure the payment of its reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds, including the New Bonds.
We have reserved the right to amend the mortgage without the consent or other action by the holders of any first mortgage bonds created after April 30, 2016, including the New Bonds, to revise the definition of “excepted encumbrances” to mean the following:
•    tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•    mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not
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delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•    specified judgment liens and prepaid liens;
•    easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
•    liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
•    specified leases and leasehold, license, franchise and permit interests;
•    liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;
•    liens to secure public or statutory obligations;
•    rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
•    rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;
•    restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
•    liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that we can issue under the mortgage is unlimited. First mortgage bonds of any series may be issued from time to time on the basis of:
1. 70% of property additions after adjustments to offset retirements;
2.retirements of first mortgage bonds; or
3.deposit of cash with the trustee.
Property additions generally include, among other things, electric, gas, steam or hot water property acquired after December 31, 1987. Securities, automobiles, vehicles or aircraft, or property used principally for the production or gathering of natural gas, are not included as property additions. Deposited cash may be withdrawn upon the bases stated in clause (1) or (2) above.
As of June 30, 2022, we could have issued approximately $964 million principal amount of first mortgage bonds on the basis of retired first mortgage bonds, and we had approximately $819 million of unfunded property additions, entitling us to issue approximately $573 million principal amount of first mortgage bonds on the basis of property additions. Such amounts will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
The mortgage contains restrictions on the issuance of first mortgage bonds against property subject to liens.
There is no “earnings” or similar test required under the mortgage as a condition to the issuance of first mortgage bonds under the mortgage.
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Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly-leveraged transaction involving us.
Release and Substitution of Property
Property may be released from the lien of the mortgage on the following bases:
    1.    the deposit with the trustee of cash or purchase money mortgages;
    2.    the lower of cost or fair value to us of unfunded property additions designated by us, after adjustments in certain cases to offset retirements and after making adjustments for certain prior lien bonds, if any, outstanding against property additions; or
    3.    an amount equal to the principal amount of the retired first mortgage bonds that we elect to use as the basis for such release times the reciprocal of the bonding ratio in effect at the time such retired first mortgage bonds were originally issued.
Property owned by us on December 31, 1987, may be released from the lien of the mortgage at its depreciated book value on December 31, 1987; all other property may be released at its cost, as defined in the mortgage. Unfunded property may also be released without complying with clauses (1), (2) or (3) above if, after its release, we would have at least one dollar of unfunded property that remains subject to the lien of the mortgage.
We can withdraw cash upon the bases stated in clauses (2) and/or (3) above.
Generally, “Funded Property” under the mortgage means all mortgaged property owned by us on December 31, 1987, and all property additions used as the basis for the issuance of first mortgage bonds, the release of mortgaged property or the withdrawal of cash held by the trustee. We may at any time, without further consent of any holders of first mortgage bonds, change the definition of “Funded Property” to mean any mortgaged property specified by us with a fair value, to be determined by an independent expert, of not less than 10/7ths of the sum of the amount of the outstanding first mortgage bonds and retired bond credits, together with all property additions thereafter used as the basis for the issuance of first mortgage bonds, the release of mortgaged property or the withdrawal of cash held by the trustee.
We may, without any release or consent by the trustee, cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests.
Modification
Modification Without Consent
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:
•to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;
•to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;
•to add additional defaults under the mortgage for all or any series of first mortgage bonds;
•to correct or amplify the description of the mortgaged property or to subject additional property to the lien of the mortgage;
•to change, eliminate or add any provision to the mortgage; provided that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;
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•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
•to provide for the procedures required for use of a non-certificated system of registration for the first mortgage bonds of all or any series;
•to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served; or
•to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.
Modification Requiring Consent
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:
•impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such first mortgage bond, on or after the respective due dates expressed in such first mortgage bond, or to institute suit for the enforcement of any such payment on or after such respective dates;
•permit the creation of any lien ranking prior to or on a parity with the lien of the mortgage with respect to the mortgaged property, or permit the deprivation of any non-assenting holder of a first mortgage bond of a lien on the mortgaged property for the security of such holder’s first mortgage bonds (subject only to certain tax, assessment and governmental liens and certain prior liens); or
•permit the reduction of the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification.
The mortgage provides that first mortgage bonds owned by us, for our benefit or by any affiliate of ours shall not be deemed outstanding for the purpose of certain votes, consents or quorums; provided that first mortgage bonds that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee its right to vote such first mortgage bonds and such pledgee is not our affiliate.
Any request, consent or vote of the owner of any first mortgage bond will bind every future holder and owner of that first mortgage bond and the holder and owner of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond.
Defaults and Notices Thereof
Defaults under the mortgage include:
1.failure to pay the principal of any first mortgage bond after it is due and payable;
2.failure to pay interest upon any first mortgage bond for a period of 30 days after it is due and payable;
3.certain events of bankruptcy, insolvency or reorganization;
4.defaults under a supplemental indenture; and
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5.the expiration of a period of 90 days after the mailing by the trustee to us of a written demand, or by the holders of 15% in principal amount of the first mortgage bonds at the time outstanding to us and the trustee of a written demand, that we perform a specified covenant or agreement in the mortgage or a first mortgage bond, which specified covenant or agreement we shall have failed to perform prior to such mailing, unless we during such period shall have performed such covenant or agreement or shall have in good faith commenced efforts to perform the same. The trustee may, and, if requested to do so in writing by the holders of a majority in principal amount of the first mortgage bonds outstanding, shall, make such demand.
The trustee may withhold notice of default, except in payment of principal, interest or funds for purchase or redemption of first mortgage bonds, if the trustee in good faith determines it is in the interests of the holders of first mortgage bonds.
Remedies
Acceleration of Maturity
If a default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable.
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Annulment of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to us and the trustee, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and we have paid or deposited with the trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding first mortgage bonds;
(2)     the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful, at the rate borne by the first mortgage bonds for which interest is overdue plus 1% per annum; and
(4)     all amounts due to the trustee under the mortgage.

Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the trustee shall be entitled to the appointment of a receiver for the mortgaged property and is entitled to all other remedies available under applicable law.
Control by Holders
The holders of a majority in principal amount of the first mortgage bonds then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the trustee determines in good faith would involve the trustee in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. The trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
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Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:
•the holder has previously given to the trustee written notice of a default under the mortgage;
•the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered the trustee reasonable opportunity and indemnity satisfactory to the trustee to institute proceedings; and
•the trustee has failed to institute any proceeding for 60 days after notice;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date.
We have the right to amend the mortgage at any time without any consent or other action of the holders of any of the New Bonds to revise the limitations described in the first sentence of the immediately preceding paragraph to apply to any proceeding or remedy under or with respect to the mortgage or the first mortgage bonds.
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Satisfaction and Discharge of Mortgage
After we provide for the payment of all of the first mortgage bonds (including the New Bonds) and after paying all other sums due under the mortgage, the mortgage may be satisfied and discharged. The first mortgage bonds will be deemed to have been paid when money or Eligible Obligations (as defined below) sufficient to pay the first mortgage bonds (in the opinion of an independent accountant in the case of Eligible Obligations) at maturity or upon redemption have been irrevocably set apart or deposited with the trustee; provided that the trustee shall have received an opinion of counsel to the effect that the setting apart or deposit does not require registration under the Investment Company Act of 1940, as amended, does not violate any applicable laws and does not result in a taxable event with respect to the holders of the first mortgage bonds prior to the time of their right to receive payment. “Eligible Obligations” means obligations of the United States of America that do not permit the redemption thereof at the issuer’s option.
Consolidation, Merger and Conveyance of Assets
The mortgage provides that we may consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the mortgaged property, if:
•(a) the surviving or successor entity to such merger or consolidation has authority to carry on the energy, fuel, water or steam business, or (b) the successor entity that acquires by conveyance or transfer or that leases our mortgaged property as, or substantially as, an entirety is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;
•such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the trustee and the holders of first mortgage bonds;
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•the survivor or successor entity expressly assumes by supplemental indenture our obligations on all first mortgage bonds then outstanding and under the mortgage;
•immediately after giving effect to such transaction, no default under the mortgage shall have occurred and be continuing; and
•in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage.
In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, the successor entity would be substituted for us under the mortgage, but we would not be released and discharged from our obligations on the first mortgage bonds then outstanding.
If we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the mortgage and we may be released from all such obligations.
The mortgage does not prevent or restrict any conveyance or other transfer or lease of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage.
The terms of the mortgage do not restrict mergers in which we are the surviving entity.
The mortgage provides:
(1)    that a statutory merger pursuant to which our assets and liabilities are allocated to one or more entities shall not be considered to be a merger subject to the provisions of the mortgage relating to a merger, consolidation or conveyance of all or substantially all of the mortgaged property unless all of our assets and liabilities are allocated to an entity other than us and we do not survive such statutory merger; in all other cases of a statutory merger pursuant to which any mortgaged property is allocated to one or more entities other than us, each allocation of any mortgaged property to an entity other than us shall be deemed, for purposes of the mortgage, to be a transfer of such mortgaged property to such entity and not a merger;
(2)    that any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a purchase money lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property, shall not be deemed to be a conveyance, transfer or lease of all or substantially all of our mortgaged property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select; and
(3)    that, in the case of a consolidation or merger after the consummation of which we would be the surviving or resulting entity, unless we otherwise provide in a supplemental indenture to the mortgage, the lien of the mortgage will generally not cover any of the properties acquired by us in or as a result of such transaction or any improvements, extensions or additions to those properties.
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Release of Obligations under New Bonds upon Transfer of All or Substantially All Mortgaged Property
If we transfer as an entirety all or substantially all of our mortgaged property to a successor, the successor will assume all of our obligations under the New Bonds and we may be released of all such obligations.
Consent to Amendments
Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee is The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
So long as no default or event that, after notice or lapse of time, or both, would become a default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or
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maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
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Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•those New Bonds will be issued in fully registered form without coupons;
•a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive
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compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Mississippi, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Morgan, Lewis & Bockius LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association as to matters of Mississippi law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Wise Carter Child & Caraway, Professional Association may rely on
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the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association as to matters of Mississippi law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents certain of our affiliates in connection with various matters.

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PROSPECTUS

PREFERRED MEMBERSHIP INTERESTS

ENTERGY MISSISSIPPI, LLC
308 East Pearl Street
Jackson, Mississippi 39201
(601) 368-5000
We -
omay periodically offer our preferred membership interests in one or more series; and
owill determine the specific number of preferred membership interests, liquidation value, offering price, distribution rate (or method of calculation thereof), whether the series will be listed on a national securities exchange, and other terms of each series of preferred membership interests when sold, including whether any series will be subject to redemption or sinking fund provisions.
This prospectus may be used to offer and sell series of preferred membership interests only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those preferred membership interests, including their offering price and distribution rate, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the preferred membership interests offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the preferred membership interests directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of preferred membership interests.

The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the preferred membership interests involves certain risks. In considering whether to purchase the preferred membership interests being offered by this prospectus (the “New Preferred Interests”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Preferred Interests described in this prospectus. This prospectus provides a general description of the New Preferred Interests being offered. Each time we sell a series of New Preferred Interests we will provide a prospectus supplement containing specific information about the terms of that series of New Preferred Interests and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
ENTERGY MISSISSIPPI, LLC
We are a limited liability company organized under the laws of the State of Texas. Our principal executive offices are located at 308 East Pearl Street, Jackson, Mississippi 39201. Our telephone number is 1-601-368-5000. We are an electric public utility company and have been providing service to customers in the State of Mississippi since 1923. We currently serve approximately 461,000 customers in the State of Mississippi.
All of our common membership interests are owned by Entergy Utility Holding Company, LLC, an intermediate holding company, all of whose common membership interests are owned, directly or indirectly, by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy New Orleans, LLC and Entergy Texas, Inc. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
We are subject to regulation by the Mississippi Public Service Commission as to our electric service, rates and charges. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed April 14, 2022, June 23, 2022, July 5, 2022, July 11, 2022, and July 13, 2022.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Mississippi, LLC
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Preferred Interests in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Preferred Interests will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Preferred Interests or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Preferred Interests will be described in the prospectus supplement relating to that series.
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DESCRIPTION OF THE NEW PREFERRED INTERESTS
We will issue the New Preferred Interests offered by this prospectus from time to time in one or more series. The particular terms of any series of New Preferred Interests will be described in the prospectus supplement relating to that series of New Preferred Interests.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Preferred Interests including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Preferred Interests will set forth the terms of the offering of the New Preferred Interests, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.

Underwriters
If we sell the New Preferred Interests through underwriters, they will acquire the New Preferred Interests for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Preferred Interests will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Preferred Interests, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Preferred Interests will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Preferred Interests of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Preferred Interests of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Preferred Interests so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Preferred Interests in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Preferred Interests to be higher than it would otherwise be if such transactions had not occurred.
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Agents
If we sell the New Preferred Interests through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Preferred Interests as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
The applicable prospectus supplement will set forth whether or not a particular series of New Preferred Interests will be listed on a national securities exchange. In addition, any underwriters, agents or dealers participating in the distribution of the New Preferred Interests may make a market in any series of the New Preferred Interests, as permitted by applicable law and regulations. Any such underwriters, agents or dealers would not be obligated to do so, however, and could discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any particular series of New Preferred Interests.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Mississippi, LLC incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Preferred Interests and certain legal matters with respect to the offering of the New Preferred Interests will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law, and Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Morgan, Lewis & Bockius LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association as to matters of Mississippi law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Wise Carter Child & Caraway, Professional Association may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion, and on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on the opinion of Wise Carter Child & Caraway, Professional Association as to matters of Mississippi law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Preferred Interests will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents certain of our affiliates in connection with various matters.

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PROSPECTUS
FIRST MORTGAGE BONDS
ENTERGY TEXAS, INC.
2107 Research Forest Drive
The Woodlands, Texas 77380
Telephone (409) 981-2000

We -
•may periodically offer our first mortgage bonds in one or more series; and
•will determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.

The First Mortgage Bonds -
•will be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our tangible electric utility property in Texas, our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way; and
•will not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.

You - •will receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.

The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

ENTERGY TEXAS, INC.
We are a corporation organized under the laws of the State of Texas. Our principal executive offices are located at 2107 Research Forest Drive, The Woodlands, Texas 77380. Our telephone number is 1-409-981-2000. We are a public utility company engaged in the generation, transmission, distribution and sale of electric energy to approximately 486,000 customers in the State of Texas.
All of our common stock is owned by Entergy Corporation. The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC and Entergy New Orleans, LLC. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
We are subject to regulation by the Public Utility Commission of Texas as to our electric service, retail rates and charges, certification of generating facilities, power or capacity purchase contracts, depreciation, accounting and other matters involving our service territory, which is exclusively within Texas. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant
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factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, information statements, and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed February 3, 2022, March 28, 2022, April 7, 2022, July 11, 2022, and July 13, 2022.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Texas, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the
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proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We may issue the New Bonds from time to time in the future, in one or more series, under an Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, as it has heretofore been and may be amended or supplemented from time to time (the “mortgage”), between us and The Bank of New York Mellon, as trustee (the “trustee”). All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
This section of the prospectus contains a summary of certain terms and provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. The mortgage is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the mortgage for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “—Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:
•the title of the series of New Bonds;
•any limit upon the total principal amount of the series of New Bonds;
•the date on which the series of New Bonds will mature;
•the dates, or the method to determine the dates, on which the principal of the series of New Bonds will be payable and how it will be paid;
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•the interest rate or rates which the series of New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the series of New Bonds and the regular record dates for interest payments;
•any right to extend the interest payments for, or the maturity of, the series of New Bonds and the duration of any such extension;
•the percentage, if less than 100%, of the principal amount of the series of New Bonds that will be payable if the maturity of the series of New Bonds is accelerated;
•any date or dates on which the series of New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of New Bonds;
•any additions or exceptions to the events of default under the mortgage or additions or exceptions to our covenants under the mortgage for the benefit of the holders of the series of New Bonds;
•any denominations other than multiples of $1,000 in which the series of New Bonds will be issued;
•if payments on the series of New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;
•any terms pursuant to which the series of New Bonds may be converted into or exchanged for other securities of ours or of another entity;
•any additional collateral security for the series of New Bonds; and
•any other terms of the series of New Bonds not inconsistent with the terms of the mortgage.
(Mortgage, Section 301.)
As of June 30, 2022, we had approximately $2,305 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly leveraged or a change of control transaction involving us.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the trustee will select the New Bonds to be redeemed. (Mortgage, Section 503.)
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Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. (Mortgage, Section 505.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion without charge. (Mortgage, Section 506.)
We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the trustee finds it workable. (Mortgage, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)
As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “—Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to Beneficial Owners (as defined below) of the New Bonds.
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system, the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond:
•during the 15 days before an interest payment date;
•during the 15 days before giving any notice of redemption; or
•selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
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(Mortgage, Section 305.)
Security
The mortgage secures the first mortgage bonds now outstanding and will secure the New Bonds. The mortgage constitutes a first mortgage lien on all of our tangible electric utility property located in Texas, together with our franchises, permits and licenses that are transferable and necessary for the operation of such property and our recorded easements and rights of way, other than Excepted Property (as defined below) and subject to Permitted Liens (as discussed below). These properties are sometimes referred to as our “Mortgaged Property”, and the Mortgaged Property acquired by us after December 31, 2007, is sometimes referred to as “Property Additions.”
Permitted Liens
The lien of the mortgage is subject to Permitted Liens described in the mortgage. These Permitted Liens include, among others:
•liens existing at October 1, 2008 (the “Execution Date of the Mortgage”), that have not been discharged;
•as to property acquired by us after the Execution Date of the Mortgage, liens existing or placed on such property at the time we acquire such property and any Purchase Money Liens;
•tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•specified judgment liens and Prepaid Liens;
•easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
•liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
•specified leases and leasehold, license, franchise and permit interests;
•liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;
•liens to secure public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
•rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;
•restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation; and
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•liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
(Mortgage, Granting Clauses and Section 101.)
The mortgage provides that the trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the mortgage.
Excepted Property
The lien of the mortgage does not cover, among other things, the following types of property:
•all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the trustee or required so to be;
•all contracts, leases, operating agreements and other agreements of all kinds (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;
•all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);
•all unrecorded easements and rights of way;
•all intellectual property rights and other general intangibles;
•all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;
•all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;
•all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;
•all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;
•all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage;
•all property which subsequent to the Execution Date of the Mortgage has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof; and
•all property located at Edison Plaza in Beaumont, Texas.
We sometimes refer to property of ours not covered by the lien of the mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
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Funded Property
The Mortgaged Property that was owned by us on December 31, 2007, and on the Execution Date of the Mortgage is considered Funded Property and is funded at its net book value on December 31, 2007. Property Additions will become Funded Property when used under the mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the trustee for the issuance of first mortgage bonds.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that may be authenticated and delivered under the mortgage is unlimited. (Mortgage, Section 301.) First mortgage bonds of any series may be issued from time to time only on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:
•70% of the cost or fair value to us (whichever is less) of Property Additions which do not constitute Funded Property (generally, Property Additions which (i) have been made the basis of the authentication and delivery of New Bonds, the release of Mortgaged Property or the withdrawal of cash, (ii) have been substituted for retired Funded Property, or (iii) have been used for other specified purposes (Mortgage, Section 102.)) after specified deductions and additions, primarily including adjustments to offset property retirements;
•the aggregate principal amount of Retired Securities, as defined below; or
•an amount of cash deposited with the trustee.
“Retired Securities” means:
•any first mortgage bonds authenticated and delivered under the mortgage which (i) no longer remain outstanding, (ii) have not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes under any of the provisions of the mortgage; and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash; and
•any Assumed Debt which (i) no longer remains outstanding because we have paid or caused to be deposited with the applicable trustee, paying agent or the holder of such Assumed Debt moneys sufficient to pay our obligations with respect to such Assumed Debt, (ii) has not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash; and (iii) has not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.
(Mortgage, Sections 101, 1601, 1602, 1603, 1604 and 1605.)
As of June 30, 2022, we could have issued approximately $688 million principal amount of first mortgage bonds on the basis of Retired Securities, and we had approximately $868 million of unfunded Property Additions, entitling us to issue approximately $608 million principal amount of first mortgage bonds on the basis of Property Additions. Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly-leveraged transaction involving us.
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Release of Property
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any collateral for the first mortgage bonds that constitutes Funded Property, except for cash held by the trustee, upon delivery to the trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:
•an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the trustee;
•an amount equal to the cost or fair value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);
•10/7ths of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement being waived by operation of the release);
•10/7ths of the aggregate principal amount of any outstanding first mortgage bonds delivered to the trustee (with the first mortgage bonds to be cancelled by the trustee) other than first mortgage bonds issued on the basis of deposited cash;
•any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and
•any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.
(Mortgage, Section 1803.)
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property or Funded Cash held by the trustee, without depositing any cash or property with the trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The mortgage provides simplified procedures for the release of Mortgaged Property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the trustee. (Mortgage Sections 1802, 1805 and 1807.)
If we retain any interest in any property released from the lien of the mortgage, the mortgage will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless we subject such property to the lien of the mortgage. (Mortgage, Section 1810.)
The mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the trustee or the holders of outstanding first mortgage bonds; provided that (i) such
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action is, in our opinion, necessary, desirable or advisable in the conduct of our business, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of Mortgaged Property shall automatically cease to be Mortgaged Property without any release or consent, or report to, the trustee. (Mortgage, Section 1802.)
Withdrawal of Cash
Unless an event of default under the mortgage has occurred and is continuing, and subject to specified limitations, cash held by the trustee may, generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities or bond credits (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the trustee (with the first mortgage bonds to be cancelled by the trustee), or (2) upon our request, be applied to (a) the purchase of first mortgage bonds or (b) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
We will be discharged from our obligations on the New Bonds if we irrevocably deposit with the trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Bonds. (Mortgage, Section 801.)
Consolidation, Merger and Conveyance of Assets
Under the terms of the mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:
•the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all first mortgage bonds then outstanding and under the mortgage and confirms the lien of the mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of the mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;
•in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the mortgage;
•we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the mortgage; and
•immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the
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mortgage, or event which, after notice or lapse of time or both, would become an event of default under the mortgage, shall have occurred and be continuing.
(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)
The mortgage does not prevent or restrict:
•any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)
•any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the first mortgage bonds with respect to the Mortgaged Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage. (Mortgage, Section 1203.)
The terms of the mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger of the sort permitted by Texas law in which our assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of Mortgaged Property subject to the provisions of the mortgage described above unless all or substantially all of the Mortgaged Property is allocated to one or more other entities.
Events of Default
“Event of default,” when used in the mortgage with respect to first mortgage bonds, means any of the following:
•failure to pay interest on any first mortgage bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such first mortgage bond as provided in the mortgage;
•failure to pay the principal of or any premium on any first mortgage bond when due unless we have made a valid extension of the maturity of such first mortgage bond as provided in the mortgage;
•failure to perform or breach of any other covenant or warranty in the mortgage that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, unless the trustee, or the trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;
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•events of our bankruptcy, insolvency or reorganization as specified in the mortgage; or
•any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of first mortgage bonds.
(Mortgage, Sections 301, 901 and 1301.)
The trustee is required to give notice of any default under the mortgage known to the trustee in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the outstanding first mortgage bonds shall be given until at least 60 days after the occurrence thereof. (Mortgage, Section 1002.)
Remedies
Acceleration of Maturity
If an event of default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable. (Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default under the mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:
•we have paid or deposited with the trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding first mortgage bonds;
(2)     the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful; and
(4)     all amounts due to the trustee under the mortgage; and
•any other event of default under the mortgage with respect to the first mortgage bonds has been cured or waived as provided in the mortgage.
(Mortgage, Section 902.)
Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the mortgage occurs and is continuing, the trustee is entitled to the appointment of a receiver for the Mortgaged Property and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.)
Control by Holders
Other than its duties in the case of an event of default under the mortgage, the trustee is not obligated to exercise any of its rights or powers under the mortgage at the request, order or direction of any of the holders, unless the holders offer the trustee an indemnity satisfactory to it.
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(Mortgage, Section 1003.) If they provide this indemnity, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that could involve the trustee in personal liability in circumstances where indemnity would not, in the trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding or remedy under or with respect to the mortgage or the first mortgage bonds, unless:
•the holder has previously given to the trustee written notice of a continuing event of default under the mortgage;
•the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered indemnity satisfactory to the trustee to institute proceedings; and
•the trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds inconsistent with the written request of holders referred to above;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the rights of other holders of outstanding first mortgage bonds or to obtain priority over such other holders. (Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date. (Mortgage, Section 908.)
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year.
Modification and Waiver
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:
•to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;
•to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;
•to add additional events of default under the mortgage for all or any series of first mortgage bonds;
•to change, eliminate or add any provision to the mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect, the change, elimination or addition will become effective only:
(1) when the consent of the holders of first mortgage bonds of such series has been obtained in accordance with the mortgage; or
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(2) when no first mortgage bonds of the affected series remain outstanding under the mortgage;
•to provide additional security for any first mortgage bonds;
•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
•to provide for the authentication and delivery of bearer securities with or without coupons;
•to evidence and provide for the acceptance of appointment by a separate or successor trustee or co-trustee;
•to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;
•to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;
•to amend and restate the mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect; or
•to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.
(Mortgage, Section 1301.)
The holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, may waive compliance by us with some restrictive provisions of the mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding first mortgage bonds may waive any past default under the mortgage, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the mortgage that cannot be modified or amended without the consent of the holder of each outstanding first mortgage bond of any affected series. (Mortgage, Section 913.)
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any first mortgage bond;
•create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the Mortgaged Property, terminate the lien of the mortgage on the Mortgaged Property or deprive any holder of a first mortgage bond of the benefits of the security of the lien of the mortgage;
•reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification
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or any waiver of compliance with a provision of the mortgage or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or
•modify certain provisions of the mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the first mortgage bonds of any series.
A supplemental indenture that changes the mortgage solely for the benefit of one or more particular series of first mortgage bonds, or modifies the rights of the holders of first mortgage bonds of one or more series, will not affect the rights under the mortgage of the holders of the first mortgage bonds of any other series. (Mortgage, Section 1302.)
The mortgage provides that first mortgage bonds owned by us or anyone else required to make payment on the first mortgage bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders of first mortgage bonds entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding first mortgage bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding first mortgage bonds will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any first mortgage bond will bind every future holder of that first mortgage bond and the holder of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond. A transferee will also be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the first mortgage bond. (Mortgage, Section 106.)
Resignation of a Trustee
The trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail to the addresses of such holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)
Title
We, the trustee, and any of our or the trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)
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Governing Law
The mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the mortgage. (Mortgage, Section 114.)
Consent to Amendments

Each initial and future holder of the New Bonds, by its acquisition of an interest in such New Bonds, will irrevocably (a) consent to the amendments to the mortgage described herein, without any other or further action by any holder of such New Bonds, and (b) designate the trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise.
Information about the Trustee
The trustee is The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries that DTC’s participants deposit with DTC). DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the
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participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
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DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•those New Bonds will be issued in fully registered form without coupons;
•a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a
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particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements and the related financial statement schedule of Entergy Texas, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and by Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Morgan, Lewis & Bockius LLP may rely on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion, and Duggins Wren Mann & Romero, LLP may rely on the opinion of Morgan, Lewis & Bockius LLP, as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents certain of our affiliates in connection with various matters.
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PROSPECTUS

PREFERRED STOCK

ENTERGY TEXAS, INC.
2107 Research Forest Drive
The Woodlands, Texas 77380
(409) 981-2000
We -
omay periodically offer our preferred stock in one or more series; and
owill determine the specific number of shares or preferred stock, par value, offering price, dividend rate (or method of calculation thereof), whether the series will be listed on a national securities exchange, and other terms of each series of preferred stock when sold, including whether any series will be subject to redemption or sinking fund provisions.
This prospectus may be used to offer and sell series of preferred stock only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of the series of preferred stock, including their offering price and dividend rate, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the preferred stock offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the preferred stock directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of preferred stock.

The date of this prospectus is August 8, 2022.

RISK FACTORS
Investing in the preferred stock involves certain risks. In considering whether to purchase the preferred stock being offered by this prospectus (the “New Preferred Stock”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a majority-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Preferred Stock described in this prospectus. This prospectus provides a general description of the New Preferred Stock being offered. Each time we sell a series of New Preferred Stock we will provide a prospectus supplement containing specific information about the terms of that series of New Preferred Stock and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.
ENTERGY TEXAS, INC.
We are a corporation organized under the laws of the State of Texas. Our principal executive offices are located at 2107 Research Forest Drive, The Woodlands, Texas 77380. Our telephone number is 1-409-981-2000. We are a public utility company engaged in the generation, transmission, distribution and sale of electric energy to approximately 486,000 customers in the State of Texas.
All of our common stock, no par value (“common stock”), is owned by Entergy Corporation, and we have two series of preferred stock, no par value (“preferred stock”), which are issued and outstanding, 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”) and 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series B Preferred Stock”). The other major public utilities all of whose common securities are owned, directly or indirectly, by Entergy Corporation are Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC and Entergy New Orleans, LLC. Entergy Corporation also owns all of the common stock of System Energy Resources, Inc., the principal asset of which is its interest in the Grand Gulf Electric Generating Station, Entergy Operations, Inc., a nuclear management services company, and Entergy Services, LLC, an administrative services company from which we buy services.
We are subject to regulation by the Public Utility Commission of Texas as to our electric service, retail rates and charges, certification of generating facilities, power or capacity purchase contracts, depreciation, accounting and other matters involving our service territory, which is exclusively within Texas. We are also subject to regulation by the Federal Energy Regulatory Commission.
The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific
1

information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports, information statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:
1.    our Annual Report on Form 10-K for the year ended December 31, 2021;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022;
3.    our Current Reports on Form 8-K filed February 3, 2022, March 28, 2022, April 7, 2022, July 11, 2022, and July 13, 2022; and
4.    the description of our Series A Preferred Stock contained or referred to in our registration statement on Form 8-A12B filed September 4, 2019, including any further amendment or report filed for the purpose of updating such description.
You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Ms. Dawn A. Balash
Assistant Secretary
Entergy Texas, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-6755
You may also direct your requests via e-mail to dbalash@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Preferred Stock in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Preferred Stock will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or
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(b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Preferred Stock or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Preferred Stock will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW PREFERRED STOCK
We will issue the New Preferred Stock offered by this prospectus from time to time in one or more series. The particular terms of any series of New Preferred Stock will be described in the prospectus supplement relating to that series of New Preferred Stock.

The following is a summary of certain rights and privileges of our preferred stock. This summary description does not purport to be complete. Reference is made to the Texas Business Organizations Code, our Amended and Restated Certificate of Formation (the “Charter”), as amended by the Statement of Resolution Establishing the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share), the Statement of Resolution Establishing the 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share), and our Amended and Restated Bylaws which have been filed with the SEC and any subsequent Statements of Resolution establishing particular series of preferred stock which will amend the Charter. The following statements are qualified in their entirety by such references.

Our Board of Directors (our “Board”) is authorized under the Charter to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the designations, preferences, limitations, and relative rights, including voting rights, applicable to shares of such series. We will include some or all of this information about a specific series of preferred stock being offered under this prospectus in the prospectus supplement(s) relating to such series.

Under the Charter, we are authorized to issue 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 1,400,000 shares have been established as Series A Preferred Stock and 150,000 shares have been established as Series B Preferred Stock. As of August 8, 2022, 46,525,000 shares of common stock were outstanding and all of the shares of Series A Preferred Stock and Series B Preferred Stock were outstanding. Our Series A Preferred Stock is listed on the New York Stock Exchange. All of our outstanding Series B Preferred Stock is held by Entergy Corporation.

PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Preferred Stock including:
1.through one or more underwriters or dealers;
2.directly to one or more purchasers;
3.through one or more agents; or
4.through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Preferred Stock will set forth the terms of the offering of the New Preferred Stock, including:
1.the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.the initial public offering price;
3.any underwriting discounts and other items constituting underwriters’ compensation;
4.the proceeds we will receive from that sale; and
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5.any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.

Underwriters
If we sell the New Preferred Stock through underwriters, they will acquire the New Preferred Stock for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Preferred Stock will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Preferred Stock, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Preferred Stock will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Preferred Stock of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Preferred Stock of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Preferred Stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Preferred Stock in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Preferred Stock to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Preferred Stock through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Preferred Stock as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
The applicable prospectus supplement will set forth whether or not a particular series of New Preferred Stock will be listed on a national securities exchange. In addition, any underwriters, agents or dealers participating in the distribution of the New Preferred Stock may make a market in any series of the New Preferred Stock, as permitted by applicable law and regulations. Any such underwriters, agents or dealers would not be obligated to do so, however, and could discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any particular series of New Preferred Stock.
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EXPERTS
The financial statements and the related financial statement schedule of Entergy Texas, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Preferred Stock and certain legal matters with respect to the offering of the New Preferred Stock will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, and by Duggins Wren Mann & Romero, LLP, Austin, Texas, as to matters of Texas law. Morgan, Lewis & Bockius LLP may rely on the opinion of Duggins Wren Mann & Romero, LLP as to matters of Texas law relevant to its opinion. Duggins Wren Mann & Romero, LLP may rely on Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Preferred Stock will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents certain of our affiliates in connection with various matters.

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PROSPECTUS
FIRST MORTGAGE BONDS
SYSTEM ENERGY RESOURCES, INC.
1340 Echelon Parkway
Jackson, Mississippi 39213
Telephone (601) 368-5000
We -
omay periodically offer our first mortgage bonds in one or more series; and
owill determine the price and other terms of each series of first mortgage bonds when sold, including whether any series will be subject to redemption prior to maturity.
The First Mortgage Bonds -
owill be secured by a mortgage that constitutes a first mortgage lien (subject to certain exceptions and permitted liens) on substantially all of our property; and
owill not be listed on a national securities exchange unless otherwise indicated in the accompanying prospectus supplement.
You -
owill receive interest and principal payments in the amounts and on the dates specified in an accompanying prospectus supplement.
This prospectus may be used to offer and sell series of first mortgage bonds only if accompanied by the prospectus supplements for those series. We will provide the specific information for those offerings and the specific terms of those first mortgage bonds, including their offering prices, interest rates and maturities, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest.
_________________
Investing in the first mortgage bonds offered by this prospectus involves risks. See “Risk Factors” on page 1.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
__________________
We may offer the first mortgage bonds directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution for the related series of first mortgage bonds.
The date of this prospectus is August 8, 2022.
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RISK FACTORS
Investing in the first mortgage bonds involves certain risks. In considering whether to purchase the first mortgage bonds being offered by this prospectus (the “New Bonds”), you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.
In addition, you should consider the following risk factor relating to the New Bonds:
The New Bonds will benefit from the support of the Availability Agreement; however, we have reserved the right to terminate this arrangement.
As described elsewhere in this prospectus, the Availability Agreement (as defined below) is a backstop arrangement for the benefit of our bondholders and other lenders. In addition to the lien of our mortgage, the New Bonds may have the sole and exclusive benefit of an Assignment of Availability Agreement, Consent and Agreement. However, we currently have the right to terminate the Availability Agreement, and the assignment thereof, without the consent of any assignees. By purchasing New Bonds offered by this prospectus, investors will pre-consent to the termination of the Availability Agreement and any Assignment of Availability Agreement, Consent and Agreement that may apply to the New Bonds. Exercise of the right to terminate these agreements would end all support arrangements contained in the agreements, including the support arrangements in case of a permanent shut down of Grand Gulf (as defined below). This exercise, if undertaken by us, may have an adverse impact on our outstanding securities, including the New Bonds.
ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a wholly-owned subsidiary of Entergy Corporation, which is a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the New Bonds described in this prospectus. This prospectus provides a general description of the New Bonds being offered. Each time we sell a series of New Bonds we will provide a prospectus supplement containing specific information about the terms of that series of New Bonds and the related offering. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.

For more detailed information about the New Bonds, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

SYSTEM ENERGY RESOURCES, INC.
General
We are a corporation organized under the laws of Arkansas. Our principal executive offices are located at 1340 Echelon Parkway, Jackson, Mississippi 39213. Our telephone number is 1-601-368-5000. We are a wholly-owned subsidiary of Entergy Corporation (“Entergy”), which also owns all of the common stock of Entergy Texas, Inc. and, indirectly, the common membership interests in Entergy Arkansas, LLC (“Entergy Arkansas”), Entergy Louisiana, LLC (“Entergy Louisiana”), Entergy Mississippi, LLC (“Entergy Mississippi”) and Entergy New
1

Orleans, LLC (“Entergy New Orleans,” and, together with Entergy Arkansas, Entergy Louisiana and Entergy Mississippi, the “System Operating Companies”).
Nature of Our Business
Our principal asset consists of our 90% ownership/leasehold interest in Unit 1 of the Grand Gulf Steam Electric Generating Station (nuclear) (“Grand Gulf”), a 1,404-megawatt nuclear powered electric generating unit near Port Gibson, Mississippi. The other 10% of Grand Gulf is owned by Cooperative Energy, a Mississippi electric cooperative, formerly South Mississippi Electric Power Association. Grand Gulf began commercial operation in 1985 and has operated without a significant shutdown since that time except for normal refueling outages. We have approximately a 78.5% ownership interest and, from a sale and leaseback transaction, an 11.5% leasehold interest in Grand Gulf.
We sell the capacity and energy from our 90% interest in Grand Gulf exclusively to the System Operating Companies. These sales are made under a Unit Power Sales Agreement among us and the System Operating Companies (the “Unit Power Sales Agreement”), which has been approved by the Federal Energy Regulatory Commission (the “FERC”). (See “Source of Revenue” below.) In 1990, Entergy Operations, Inc. took over responsibility for operating Grand Gulf. As of June 30, 2022, we had utility plant assets (net of accumulated depreciation) of approximately $2.3 billion, long-term debt of approximately $802 million and common shareholder’s equity of approximately $743 million.
Source of Revenue
Our operating revenues are derived from the allocation of the capacity, energy and related costs associated with our 90% share of Grand Gulf pursuant to the Unit Power Sales Agreement. Under that agreement, we agreed to sell all of our share of capacity and energy from Grand Gulf to the System Operating Companies in accordance with specified percentages (Entergy Arkansas, 36%, Entergy Louisiana, 14%, Entergy Mississippi, 33% and Entergy New Orleans, 17%) as ordered by the FERC. Charges under the Unit Power Sales Agreement are paid in consideration for the purchasing System Operating Companies’ respective entitlement to receive capacity and energy and are payable irrespective of the quantity of energy delivered so long as Grand Gulf remains in commercial operation. The average monthly obligations for payments from the System Operating Companies to us for 2021 under the Unit Power Sales Agreement were approximately $16.4 million for Entergy Arkansas, $6.5 million for Entergy Louisiana, $14.6 million for Entergy Mississippi and $7.9 million for Entergy New Orleans.
Payments under the Unit Power Sales Agreement are our only source of operating revenues. Our financial condition, therefore, depends upon the receipt of payments from the System Operating Companies under the Unit Power Sales Agreement and on the continued commercial operation of Grand Gulf. We have no reason to believe that the System Operating Companies will not be in a position to meet their financial obligations to pay for their allocated portions of Grand Gulf capacity and energy under the Unit Power Sales Agreement. For information with respect to other commitments and contingent obligations of the System Operating Companies, reference is made to Note 8, “Commitments and Contingencies” of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”).
The Unit Power Sales Agreement is to remain in effect until terminated by the parties (this termination being subject to the FERC’s approval), which we expect to occur upon Grand Gulf's retirement from service at the expiration date of its operating license in 2044. In general, approval by holders of our outstanding indebtedness for borrowed money would not be required for termination, amendment or modification of the Unit Power Sales Agreement.
Contractual Arrangements for the Benefit of Creditors
As described elsewhere in this prospectus, substantially all of our property is subject to our mortgage, which secured $587.603 million of our outstanding first mortgage bonds as of June 30, 2022. In addition, certain of our indebtedness for borrowed money, including our outstanding first mortgage bonds, is secured by an assignment of our rights under our Availability Agreement dated as of June 21, 1974, as amended, with the System Operating Companies (the “Availability
2

Agreement”). The New Bonds offered by this prospectus may likewise be secured by assignments of our rights under this support arrangement; however, by the terms of the New Bonds, holders of the New Bonds will consent to our right to terminate this agreement and assignments without any further action by the holders, subject to certain conditions.
Pursuant to the Availability Agreement and the assignments thereof, the System Operating Companies are individually obligated to make payments or subordinated advances to us in accordance with stated percentages (Entergy Arkansas, 17.1%, Entergy Louisiana, 26.9%, Entergy Mississippi, 31.3% and Entergy New Orleans, 24.7%) in amounts that, when added to amounts received under the Unit Power Sales Agreement or otherwise, are adequate to cover all of (i) our total operating expenses for Grand Gulf, including depreciation at a specified rate and permanent shutdown costs, and (ii) our interest charges. The respective percentages of payments due by the System Operating Companies were agreed upon by the parties pursuant to an amendment to the Availability Agreement in connection with the financing of the construction costs of Grand Gulf. The different percentages of allocation of capacity and energy from Grand Gulf, and the corresponding payments due by the System Operating Companies under the Unit Power Sales Agreement, were ordered by the FERC in June 1985 based upon the FERC’s determination of these companies’ system-wide demand responsibilities.
The Availability Agreement provides assurances that we should have available adequate cash resources to cover our operating expenses and interest costs and permanent shutdown costs in the event of a shortfall of funds available to us from sales of capacity and energy under the Unit Power Sales Agreement and from other sources. These assurances do not cover or provide for a return on equity. On the other hand, payments to us under the Unit Power Sales Agreement cover our full cost of service, to the extent allowed pursuant to FERC ratemaking practices, including a return on equity. The Availability Agreement by its terms provides that amounts payable thereunder in respect of Grand Gulf are payable even if the unit is not in service for any reason. As discussed above, payments under the Unit Power Sales Agreement are required to be made so long as Grand Gulf remains in commercial operation. Since commercial operation of Grand Gulf began, payments under the Unit Power Sales Agreement to us have exceeded the amounts payable under the Availability Agreement. Accordingly, no payments under the Availability Agreement by the System Operating Companies have ever been required.
We and the other parties to the Availability Agreement currently have the right to terminate, amend or modify the agreement and the assignments thereof without the consent of any assignees.
Additional Information
The information above is only a summary and is not complete. For further information about the support arrangements described above, see “Description of the New Bonds” in this prospectus. For further information about our support arrangements, please refer to the 2021 Form 10-K, including Note 8, “Commitments and Contingencies—Grand Gulf—Related Agreements—Unit Power Sales Agreement,” “—Availability Agreement” and “—Reallocation Agreement” of the Notes to Financial Statements therein. You should also read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore are required to file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means we can refer you to important information without restating it in this prospectus. The
3

information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings contemplated by this prospectus are completed or terminated:

1.    the 2021 Form 10-K;
2.    our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022; and
3.    our Current Reports on Form 8-K filed May 6, 2022, and June 23, 2022.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:
Mr. Daniel T. Falstad
Secretary
System Energy Resources, Inc.
639 Loyola Avenue
New Orleans, Louisiana 70113
(504) 576-2095
You may also direct your requests via e-mail to dfalsta@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.
This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the New Bonds in any jurisdiction where the offer or sale is not permitted.
USE OF PROCEEDS
Except as otherwise described in a prospectus supplement, the net proceeds from the offering of the New Bonds will be used either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The specific purposes for the proceeds of a particular series of New Bonds or the specific securities, if any, to be acquired or redeemed with the proceeds of a particular series of New Bonds will be described in the prospectus supplement relating to that series.
DESCRIPTION OF THE NEW BONDS
The following description sets forth the general terms and provisions of the New Bonds that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Bonds and provisions that vary from those described below.
We may issue the New Bonds from time to time in the future, in one or more series, under a Mortgage and Deed of Trust dated as of June 15, 1977, as it has heretofore been and may be amended or supplemented from time to time (the “mortgage”), between us and The Bank of New York Mellon, as successor trustee (the “trustee”). All first mortgage bonds issued or to be issued under the mortgage, including the New Bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”
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This section of the prospectus contains a summary of certain terms and provisions of the mortgage. The mortgage contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the New Bonds or the mortgage. The mortgage is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the mortgage for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all the provisions of the mortgage, including the definitions of some of the terms used in the mortgage. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Bonds described in the applicable prospectus supplement or supplements. The mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Bonds.
General
The mortgage permits us to issue first mortgage bonds from time to time in an unlimited aggregate amount subject to the limitations described under “—Issuance of Additional First Mortgage Bonds.” All first mortgage bonds of any one series need not be issued at the same time, and a series may be reopened for issuances of additional first mortgage bonds of that series. This means that we may from time to time, without notice to or consent of the existing holders of the first mortgage bonds of any series, including the New Bonds, create and issue additional first mortgage bonds of a series having the same terms and conditions as the previously issued first mortgage bonds of that series in all respects, except for issue date, price to public and, if applicable, the initial interest payment on those additional first mortgage bonds. Additional first mortgage bonds issued in this manner will be consolidated with, and will form a single series with, the previously issued first mortgage bonds of that series. For more information, see the discussion below under “—Issuance of Additional First Mortgage Bonds.”
Terms of Specific Series of the New Bonds
A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Bonds being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:
•the title of the series of New Bonds;
•any limit upon the total principal amount of the series of New Bonds;
•the dates, or the method to determine the dates, on which the principal of the series of New Bonds will be payable and how it will be paid;
•the interest rate or rates that the series of New Bonds will bear, or how the rate or rates will be determined, the interest payment dates for the series of New Bonds and the regular record dates for interest payments;
•any right to extend the interest payments for, or the maturity of, the series of New Bonds and the duration of any such extension;
•the percentage, if less than 100%, of the principal amount of the series of New Bonds that will be payable if the maturity of the series of New Bonds is accelerated;
•any date or dates on which the series of New Bonds may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of New Bonds;
•any additions or exceptions to the events of default under the mortgage or additions or exceptions to our covenants under the mortgage for the benefit of the holders of series of New Bonds;
•any denominations other than multiples of $1,000 in which the series of New Bonds will be issued;
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•if payments on the series of New Bonds may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;
•any terms pursuant to which the series of New Bonds may be converted into or exchanged for other securities of ours or of another entity;
•any additional collateral security for the series of New Bonds; and
•any other terms of the series of New Bonds not inconsistent with the terms of the mortgage.
(Mortgage, Section 301.)
As of June 30, 2022, we had approximately $587.603 million principal amount of first mortgage bonds outstanding under the mortgage.
We may sell New Bonds at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Bonds sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Bonds at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Bonds denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Bonds denominated or payable in a currency or currency unit other than United States dollars.
Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the mortgage will not afford holders of New Bonds protection in the event of a highly-leveraged or a change of control transaction involving us.
Redemption
We will set forth any terms for the redemption of New Bonds of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Bonds redeemable at the option of the holder of those New Bonds, the New Bonds will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Mortgage, Section 504.) Unless the New Bonds are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Bonds of any series or any tranche thereof are to be redeemed, the trustee will select the New Bonds to be redeemed. (Mortgage, Section 503.)
Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Bonds subject to such notice of redemption will cease to bear interest on the redemption date. (Mortgage, Section 505.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Bond for redemption. (Mortgage, Section 505.) If only part of a New Bond is redeemed, the trustee will deliver to the holder of the New Bond a new New Bond of the same series for the remaining portion at our expense. (Mortgage, Section 506.)
Unless otherwise specified in the applicable prospectus supplement, we may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Bonds. (Mortgage, Section 504.)
Payment and Paying Agents
Except as may be provided in the applicable prospectus supplement, interest, if any, on each New Bond payable on any interest payment date will be paid to the person in whose name that New Bond is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Bond, the
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defaulted interest may be paid to the holder of that New Bond as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest (and not less than 10 days after the trustee receives notice of our proposal) or in any other manner permitted by any securities exchange on which that New Bond may be listed, if the trustee finds it practicable. (Mortgage, Section 307.)
Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Bonds at maturity will be payable upon presentation of the New Bonds at the corporate trust office of The Bank of New York Mellon in The City of New York, as our paying agent. However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment as they may appear or have appeared in the security register for the New Bonds. We may change the place of payment on the New Bonds, appoint one or more additional paying agents (including us) and remove any paying agent, all at our discretion. (Mortgage, Section 702.)
As long as the New Bonds are registered in the name of DTC, or its nominee, as described under “—Book-Entry Only Securities,” payments of principal, premium, if any, and interest will be made to DTC for subsequent disbursement to Beneficial Owners (as defined below) of the New Bonds.
Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Bonds through DTC’s book-entry system as described under “—Book-Entry Only Securities,” the transfer of New Bonds may be registered, and New Bonds may be exchanged for other New Bonds of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the trustee in The City of New York. (Mortgage, Section 305.) We may, upon prompt written notice to the trustee and the holders of the New Bonds, designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the New Bonds. (Mortgage, Section 702.) No service charge will be made for any registration of transfer or exchange of the New Bonds. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange of the New Bonds. We will not be required to execute or to provide for the registration, transfer or exchange of any New Bond:
•during the 15 days before an interest payment date;
•during the 15 days before giving any notice of redemption; or
•selected for redemption except the unredeemed portion of any New Bond being redeemed in part.
(Mortgage, Section 305.)
Security
The mortgage secures the first mortgage bonds now outstanding and will secure the New Bonds. The mortgage constitutes a first mortgage lien on all of our properties, other than Excepted Property (as defined below) and subject to Permitted Liens (as discussed below). These properties are sometimes referred to as our “Mortgaged Property.”
Permitted Liens
The lien of the mortgage is subject to Permitted Liens described in the mortgage. These Permitted Liens include, among others,
•liens existing at September 1, 2012 (the “Execution Date” of the restatement of the Mortgage);
•as to property acquired by us after the Execution Date, liens existing or placed on such property at the time we acquire such property and any Purchase Money Liens;
•tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or
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of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to our general counsel or to such other person designated by us to receive such notices;
•specified judgment liens and Prepaid Liens;
•easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;
•liens securing indebtedness or other obligations relating to real property for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;
•specified leases and leasehold, license, franchise and permit interests;
•liens resulting from law, rules, regulations, orders or rights of Governmental Authorities and specified liens required by law or governmental regulations;
•liens to secure or statutory public obligations; rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;
•rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property;
•restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee; and
•liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.
(Mortgage, Granting Clauses and Section 101.)
The mortgage provides that the trustee will have a lien, prior to the lien on the Mortgaged Property securing the New Bonds, for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities. (Mortgage, Section 1007.) This lien would be a Permitted Lien under the mortgage.
Excepted Property
The lien of the mortgage does not cover, among other things, the following types of property:
•all cash, deposit accounts, securities and all policies of insurance on the lives of our officers not paid or delivered to or deposited with or held by the trustee or required so to be;
•all contracts, leases, operating agreements and other agreements of all kinds and rights thereunder (other than our franchises, permits and licenses that are transferable and necessary for the operation of the Mortgaged Property), bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, credits, claims, demands and judgments;
•all governmental and other licenses, permits, franchises, consents and allowances (other than our franchises, permits and licenses that are transferable and necessary for the operation of Mortgaged Property);
•all unrecorded easements and rights of way;
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•all intellectual property rights and other general intangibles;
•all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;
•all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where we are organized;
•all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, any nuclear fuel and all materials and supplies held for consumption in use or operation of any of our properties or held in advance of use thereof for fixed capital purposes;
•all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;
•all property that is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage;
•all property which before or after the Execution Date has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof;
•all timber, minerals, mineral rights and royalties; and
•all property not acquired by us for use in our electricity generation business.
We sometimes refer to property of ours not covered by the lien of the mortgage as “Excepted Property.” (Mortgage, Granting Clauses.)
Funded Property
Mortgaged Property owned by us at any particular time is sometimes referred to as “Property Additions.” All Mortgaged Property owned by us that immediately prior to the Execution Date was “Funded Property,” as this term was defined in the mortgage at that time, is considered Funded Property. Funded Property is Property Additions that have been used under the mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the trustee for the issuance of first mortgage bonds. Unfunded Property Additions will become Funded Property when used under the mortgage for the issuance of first mortgage bonds, the release or retirement of Funded Property, or the withdrawal of cash deposited with the trustee for the issuance of first mortgage bonds.
Issuance of Additional First Mortgage Bonds
Subject to the issuance restrictions described below, the aggregate principal amount of first mortgage bonds that may be authenticated and delivered under the mortgage is unlimited. (Mortgage, Section 301.) First mortgage bonds of any series may be issued from time to time only on the basis of, and in an aggregate principal amount not exceeding, the sum of the following:
•70% of the cost or fair value to us (whichever is less) of Property Additions that do not constitute Funded Property (generally, Property Additions that (i) have been made the basis of the authentication and delivery of New Bonds, the release of Mortgaged Property or the withdrawal of cash, (ii) have been substituted for retired Funded Property or (iii) have been used for other specified purposes (Mortgage, Section 102.)) after specified deductions and additions, primarily including adjustments to offset property retirements;
•the aggregate principal amount of Retired Securities, as defined below; or
•an amount of cash deposited with the trustee.
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“Retired Securities” means any first mortgage bonds authenticated and delivered under the mortgage that (i) no longer remain outstanding, (ii) have not been made the basis of the authentication and delivery of first mortgage bonds, the release of Mortgaged Property or the withdrawal of cash; and (iii) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash. (Mortgage, Sections 101, 1601, 1603, 1604 and 1605.)
As of June 30, 2022, we could have issued approximately $818 million principal amount of first mortgage bonds on the basis of Retired Securities, and we had approximately $1,489 million of unfunded property additions, entitling us to issue approximately $1,042 million principal amount of first mortgage bonds on the basis of Property Additions. Such amount will be affected by the issuance of any additional first mortgage bonds, including the New Bonds, and the retirement of existing first mortgage bonds with the proceeds of the New Bonds. New Bonds in a greater amount may also be issued for the refunding of outstanding first mortgage bonds.
There is no “earnings” or similar test required under the mortgage or as a condition to the issuance of first mortgage bonds under the mortgage.
Other than the security afforded by the lien of the mortgage and restrictions on the issuance of additional first mortgage bonds described above, there are no provisions of the mortgage that grant the holders of the first mortgage bonds protection in the event of a highly-leveraged transaction involving us.
Release of Property
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any collateral for the first mortgage bonds that constitutes Funded Property, except for cash held by the trustee, upon delivery to the trustee of an amount in cash equal to the amount, if any, by which the lower of the cost or fair value of the property to be released exceeds the aggregate of:
•an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens upon the property to be released and delivered to the trustee;
•an amount equal to the cost or fair value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the release);
•X% (as defined below) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities (with the entitlement being waived by operation of the release);
•any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Liens delivered to a holder of a prior lien on Mortgaged Property in consideration for the release of such Mortgaged Property from such prior lien; and
•any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. (Mortgage, Section 1803.)
The term “X%” as used in the third bullet above shall mean the reciprocal of 70%; except if the Corresponding Retired Security was initially authenticated and delivered prior to the Execution Date, then X% shall mean the reciprocal of 60%. “Corresponding Retired Security” shall mean the Retired Security or fraction thereof selected by us to serve as the basis for issuance of first mortgage bonds for such right to the authentication and delivery of first mortgage bonds so waived. (Mortgage, Section 1803.)
Unless an event of default under the mortgage has occurred and is continuing, we may obtain the release from the lien of the mortgage of any part of the Mortgaged Property or any interest therein, which does not constitute Funded Property or Funded Cash held by the trustee, without depositing any cash or property with the trustee as long as (a) the aggregate amount of cost or fair value to us (whichever is less) of all Property Additions which do not constitute Funded
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Property (excluding the property to be released) after specified deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value to us (whichever is less) of Property Additions acquired, made or constructed within the 90-day period preceding the release. (Mortgage, Section 1804.)
The mortgage provides simplified procedures for the release of Mortgaged Property with a net book value of up to the greater of $10 million or 3% of outstanding first mortgage bonds during a calendar year and for the release of Mortgaged Property taken or sold in connection with the power of eminent domain, provides for dispositions of certain obsolete or unnecessary Mortgaged Property and for grants or surrender of certain easements, leases or rights of way without any release or consent by the trustee. (Mortgage Sections 1802, 1805 and 1807.)
If we retain any interest in any property released from the lien of the mortgage, the mortgage will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property unless we subject such property to the lien of the mortgage. (Mortgage, Section 1810.)
The mortgage also provides that we may terminate, abandon, surrender, cancel, release, modify or dispose of any of our franchises, permits or licenses that are Mortgaged Property without any consent of the trustee or the holders of outstanding first mortgage bonds; provided that (i) such action is, in our opinion, necessary, desirable or advisable in the conduct of our business, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of Mortgaged Property shall automatically cease to be Mortgaged Property without any release or consent, or report to, the trustee. (Mortgage, Section 1802.)
Withdrawal of Cash
Unless an event of default under the mortgage has occurred and is continuing, and subject to specified limitations, cash held by the trustee may, generally, (1) be withdrawn by us (a) to the extent of the cost or fair value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired, made or constructed within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of Retired Securities (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding first mortgage bonds delivered to the trustee (with the first mortgage bonds to be cancelled by the trustee), or (2) upon our request, be applied to (a) the purchase of first mortgage bonds or (b) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for payment) of any first mortgage bonds which are redeemable. (Mortgage, Section 1806.)
Satisfaction and Discharge of New Bonds
We will be discharged from our obligations on the New Bonds if we irrevocably deposit with the trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Bonds. (Mortgage, Section 801.)
Consolidation, Merger and Conveyance of Assets
Under the terms of the mortgage, we may not consolidate with or merge into any other entity or convey, transfer or lease as, or substantially as, an entirety to any entity the Mortgaged Property, unless:
•the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Mortgaged Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction, and it expressly assumes our obligations on all first mortgage bonds then outstanding and under the mortgage and confirms the lien of the mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of the
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mortgage all property thereafter acquired by the successor entity that constitutes an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, but only to the extent that such improvement, extension or addition is so affixed or attached to real property as to be regarded a part of such real property or is an improvement, extension or addition to personal property that is made to maintain, renew, repair or improve the function of such personal property and is physically installed in or affixed to such personal property;
•in the case of a lease, such lease is made expressly subject to termination by us or by the trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the mortgage;
•we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the mortgage; and
•immediately after giving effect to such transaction (and treating any debt that becomes an obligation of the successor entity as a result of such transaction as having been incurred by the successor entity at the time of such transaction), no event of default under the mortgage, or event which, after notice or lapse of time or both, would become an event of default under the mortgage, shall have occurred and be continuing.
(Mortgage, Section 1201.) In the case of the conveyance or other transfer of the Mortgaged Property as, or substantially as, an entirety to another entity, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations and covenants under the mortgage and on the first mortgage bonds then outstanding unless we elect to waive such release and discharge. (Mortgage, Section 1204.)
The mortgage does not prevent or restrict:
•any conveyance or other transfer, or lease, of any part of the Mortgaged Property that does not constitute the entirety, or substantially the entirety, of the Mortgaged Property; or (Mortgage, Section 1205.)
•any conveyance, transfer or lease of any of our properties where we retain Mortgaged Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a Purchase Money Lien that ranks equally with, or senior to, the first mortgage bonds with respect to the Mortgaged Property. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select. (Mortgage, Section 1206.)
Although the successor entity may, in its sole discretion, subject to the lien of the mortgage property then owned or thereafter acquired by the successor entity, the lien of the mortgage generally will not cover the property of the successor entity other than the mortgaged property it acquires from us and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage. (Mortgage, Section 1203.)
The terms of the mortgage do not restrict mergers in which we are the surviving entity. (Mortgage, Section 1205.) A statutory merger in which our assets and liabilities may be allocated among one or more entities shall not be considered to be a merger, consolidation or conveyance of Mortgaged Property subject to the provisions of the mortgage described above unless all or substantially all of the Mortgaged Property is allocated to one or more other entities.
Events of Default
“Event of default,” when used in the mortgage with respect to first mortgage bonds, means any of the following:
•failure to pay interest on any first mortgage bond for 30 days after it is due unless we have made a valid extension of the interest payment period with respect to such first mortgage bond as provided in the mortgage;
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•failure to pay the principal of or any premium on any first mortgage bond when due unless we have made a valid extension of the maturity of such first mortgage bond as provided in the mortgage;
•failure to perform or breach of any other covenant or warranty in the mortgage that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, unless the trustee, or the trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;
•events of our bankruptcy, insolvency or reorganization as specified in the mortgage; or
•any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of first mortgage bonds.
(Mortgage, Sections 301, 901 and 1301.)
The trustee is required to give notice of any default under the mortgage known to the trustee in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived. However, in the case of any default of the character specified in the third bullet in the preceding paragraph, no such notice to holders of the outstanding first mortgage bonds shall be given until at least 60 days after the occurrence thereof. (Mortgage, Section 1002.)
Remedies
Acceleration of Maturity
If an event of default under the mortgage occurs and is continuing, then the trustee, by written notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding first mortgage bonds, by written notice to us and the trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon our receipt of such notice, such principal amount, together with premium, if any, and accrued and unpaid interest will become immediately due and payable. (Mortgage, Section 902.)
There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.
Rescission of Acceleration
At any time after such a declaration of acceleration has been made but before any sale of the Mortgaged Property and before a judgment or decree for payment of the money due has been obtained by the trustee, the event of default under the mortgage giving rise to such declaration of acceleration will be considered cured, and such declaration and its consequences will be considered rescinded and annulled, if:
•we have paid or deposited with the trustee a sum sufficient to pay:
(1)     all overdue interest on all outstanding first mortgage bonds;
(2)     the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration and overdue interest thereon;
(3)     interest on overdue interest, if any, to the extent lawful; and
(4)     all amounts due to the trustee under the mortgage; and
•any other event of default under the mortgage with respect to the first mortgage bonds has been cured or waived as provided in the mortgage.
(Mortgage, Section 902.)
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Trustee Powers
Subject to the mortgage, under specified circumstances and to the extent permitted by law, if an event of default under the mortgage occurs and is continuing, the trustee is entitled to the appointment of a receiver for the Mortgaged Property and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law. (Mortgage, Section 916.)
Control by Holders
Other than its duties in the case of an event of default under the mortgage, the trustee is not obligated to exercise any of its rights or powers under the mortgage at the request, order or direction of any of the holders, unless the holders offer the trustee an indemnity satisfactory to it. (Mortgage, Section 1003.) If they provide this indemnity, the holders of a majority in principal amount of the outstanding first mortgage bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not obligated to comply with directions that conflict with law or other provisions of the mortgage or that could involve the trustee in personal liability in circumstances where indemnity would not, in the trustee’s sole discretion, be adequate. (Mortgage, Section 912.)
Limitation on Holders’ Right to Institute Proceedings
No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:
•the holder has previously given to the trustee written notice of a continuing event of default under the mortgage;
•the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the trustee and have offered indemnity satisfactory to the trustee to institute proceedings; and
•the trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds inconsistent with the written request of holders referred to above;
provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the rights of other holders of outstanding first mortgage bonds or to obtain priority over such other holders. (Mortgage, Section 907.) However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date. (Mortgage, Section 908.)
Evidence to be Furnished to the Trustee
Compliance with the mortgage provisions is evidenced by written statements of our officers or persons we select or pay. In certain cases, opinions of counsel and certifications of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. We must give the trustee an annual certificate as to whether or not we have fulfilled our obligations under the mortgage throughout the preceding year. (Mortgage, Section 705.)
Modification and Waiver
Without the consent of any holder of first mortgage bonds, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:
•to evidence the assumption by any permitted successor of our covenants in the mortgage and in the first mortgage bonds;
•to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of first mortgage bonds, or to surrender any right or power conferred upon us;
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•to add additional events of default under the mortgage for all or any series of first mortgage bonds;
•to change, eliminate or add any provision to the mortgage; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect, the change, elimination or addition will become effective only:
◦(1) when the consent of the holders of first mortgage bonds of such series has been obtained in accordance with the mortgage; or
(2) when no first mortgage bonds of the affected series remain outstanding under the mortgage;
•to provide additional security for any first mortgage bonds;
•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
•to provide for the authentication and delivery of bearer securities with or without coupons;
•to evidence and provide for the acceptance of appointment by a separate or successor trustee or co-trustee;
•to provide for the procedures required for use of a noncertificated system of registration for the first mortgage bonds of all or any series;
•to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to us may be served;
•to amend and restate the mortgage as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect; or
•to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of first mortgage bonds of any series in any material respect.
(Mortgage, Section 1301.)
The holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, may waive compliance by us with some restrictive provisions of the mortgage. (Mortgage, Section 706.) The holders of a majority in principal amount of then outstanding first mortgage bonds may waive any past default under the mortgage, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the mortgage that cannot be modified or amended without the consent of the holder of each outstanding first mortgage bond of any affected series. (Mortgage, Section 913.)
Except as provided below, the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, is required for all other amendments or modifications to the mortgage. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class, will be required. Notwithstanding the foregoing, no amendment or modification may be made without the consent of the holder of each directly affected first mortgage bond then outstanding to:
•change the stated maturity of the principal of, or any installment of principal of or interest on, any first mortgage bond, or reduce the principal amount of any first mortgage bond or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any first mortgage bond;
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•create any lien ranking prior to or on a parity with the lien of the mortgage with respect to the Mortgaged Property, terminate the lien of the mortgage on the Mortgaged Property or deprive any holder of a first mortgage bond of the benefits of the security of the lien of the mortgage;
•reduce the percentage in principal amount of the outstanding first mortgage bonds of any series the consent of the holders of which is required for any amendment or modification or any waiver of compliance with a provision of the mortgage or of any default thereunder and its consequences, or reduce the requirements for a quorum or voting; or
•modify certain provisions of the mortgage relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the first mortgage bonds of any series.
A supplemental indenture that changes the mortgage solely for the benefit of one or more particular series of first mortgage bonds, or modifies the rights of the holders of first mortgage bonds of one or more series, will not affect the rights under the mortgage of the holders of the first mortgage bonds of any other series. (Mortgage, Section 1302.)
The mortgage provides that first mortgage bonds owned by us or anyone else required to make payment on the first mortgage bonds shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 101.)
We may fix in advance a record date to determine the holders of first mortgage bonds entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding first mortgage bonds have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding first mortgage bonds will be computed as of the record date.
Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any first mortgage bond will bind every future holder of that first mortgage bond and the holder of every first mortgage bond issued upon the registration of transfer of or in exchange for that first mortgage bond. A transferee will also be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the first mortgage bond. (Mortgage, Section 106.)
Resignation of a Trustee
The trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the mortgage, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage. (Mortgage, Section 1010.)
Notices
Notices to holders of New Bonds will be given by mail to the addresses of such holders as they may appear in the security register for the New Bonds. (Mortgage, Section 108.)
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Title
We, the trustee, and any of our or the trustee’s agents, may treat the person in whose name New Bonds are registered as the absolute owner thereof, whether or not the New Bonds may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Mortgage, Section 308.)
Governing Law
The mortgage is, and the New Bonds will be, governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles, except where otherwise required by law, including with respect to the creation, perfection, priority or enforcement of the lien of the mortgage. (Mortgage, Section 114.)
Information about the Trustee
The trustee is The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee and its affiliates in the ordinary course of our respective businesses.
Book-Entry Only Securities
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will trade through DTC. Each series of New Bonds will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Bonds represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries that DTC’s participants deposit with DTC). DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the New Bonds within the DTC system must be made by or through participants, who will receive a credit for the New Bonds on DTC’s records. The ownership interest of each actual purchaser of each New Bond (“Beneficial Owner”) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Bonds. Transfers of ownership interests in the New Bonds
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are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Bonds of a series, except in the event that use of the book-entry system for the New Bonds of that series is discontinued.
To facilitate subsequent transfers, all New Bonds deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the New Bonds. DTC’s records reflect only the identity of the participants to whose accounts such New Bonds are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Bonds, such as redemptions, tenders, defaults, and proposed amendments to the mortgage. Beneficial Owners of the New Bonds may wish to ascertain that the nominee holding the New Bonds has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices will be sent to DTC. If less than all of the New Bonds of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Bonds of such series held by each participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Bonds, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of redemption proceeds, principal of, and interest on the New Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.
Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Bonds. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Bonds.
DTC may discontinue providing its services as securities depositary with respect to the New Bonds at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Bonds will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Bonds. In that
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event, certificates for the New Bonds of such series will be printed and delivered. If certificates for such series of New Bonds are printed and delivered,
•those New Bonds will be issued in fully registered form without coupons;
•a holder of certificated New Bonds would be able to exchange those New Bonds, without charge, for an equal aggregate principal amount of New Bonds of the same series, having the same issue date and with identical terms and provisions; and
•a holder of certificated New Bonds would be able to transfer those New Bonds without cost to another holder, other than for applicable stamp taxes or other governmental charges.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy of this information.
PLAN OF DISTRIBUTION
Methods and Terms of Sale
We may use a variety of methods to sell the New Bonds including:
1.    through one or more underwriters or dealers;
2.    directly to one or more purchasers;
3.    through one or more agents; or
4.    through a combination of any such methods of sale.
The prospectus supplement relating to a particular series of the New Bonds will set forth the terms of the offering of the New Bonds, including:
1.    the name or names of any underwriters, dealers or agents and any syndicate of underwriters;
2.    the initial public offering price;
3.    any underwriting discounts and other items constituting underwriters’ compensation;
4.    the proceeds we will receive from that sale; and
5.    any discounts or concessions to be allowed or reallowed or paid by any underwriters to dealers.
Underwriters
If we sell the New Bonds through underwriters, they will acquire the New Bonds for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters for a particular underwritten offering of New Bonds will be named in the applicable prospectus supplement and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of the applicable prospectus supplement. In connection with the sale of New Bonds, the underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. The obligations of the underwriters to purchase New Bonds will be subject to certain conditions. The underwriters will be obligated to purchase all of the New Bonds of a particular series if any are purchased. However, the underwriters may purchase less than all of the New Bonds of a particular series should certain circumstances involving a default of one or more underwriters occur.
The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.
Stabilizing Transactions
Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying New Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the New Bonds in the
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open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the New Bonds to be higher than it would otherwise be if such transactions had not occurred.
Agents
If we sell the New Bonds through agents, the applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the New Bonds as well as any commissions we will pay to them. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.
Related Transactions
Underwriters, dealers and agents (or their affiliates) may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Indemnification
We will agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including liabilities under the Securities Act.
Listing
Unless otherwise specified in the applicable prospectus supplement, the New Bonds will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the New Bonds, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the New Bonds.
EXPERTS
The financial statements of System Energy Resources, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
LEGALITY
The legality of the New Bonds and certain legal matters with respect to the offering of the New Bonds will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, as to matters of New York law, Friday, Eldredge & Clark, LLP, Little Rock, Arkansas, as to matters of Arkansas law, and Wise Carter Child & Caraway, Professional Association, Jackson, Mississippi, as to matters of Mississippi law. Morgan, Lewis & Bockius LLP may rely on the opinion of Friday, Eldredge & Clark, LLP as to matters of Arkansas law relevant to its opinion, and on the opinion of Wise Carter Child & Caraway, Professional Association as to matters of Mississippi law relevant to its opinion. Friday, Eldredge & Clark, LLP may rely on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion, and on the opinion of Wise Carter Child & Caraway, Professional Association as to matters of Mississippi law relevant to its opinion. Wise Carter Child & Caraway, Professional Association may rely on the opinion of Friday, Eldredge & Clark, LLP as to matters of Arkansas law relevant to its opinion, and on the opinion of Morgan, Lewis & Bockius LLP as to matters of New York law relevant to its opinion. Certain legal matters with respect to the offering of the New Bonds will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents us and certain of our affiliates in connection with various matters.
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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing fees-Securities and Exchange Commission	$	+
Rating agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ counsel		*
Fees of Entergy Services, LLC		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total expenses	$	*
__________________
+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the registration fee for the securities covered by this registration statement.
*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Entergy Corporation’s Restated Certificate of Incorporation (“Restated Certificate”) provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Restated Certificate further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by the Restated Certificate also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
Entergy Corporation has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Corporation also maintains insurance on behalf of its directors and officers that insures them against certain liabilities and expenses, including liabilities under the Securities Act of 1933.
ENTERGY ARKANSAS, LLC
Entergy Arkansas, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, LLC also maintains insurance on behalf of its directors and officers that insures them against certain other liabilities and expenses, including liabilities under the Securities Act. The limited liability company laws of the State of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act, and, under Entergy Arkansas, LLC’s Amended and Restated Certificate of Formation and Amended and Restated Company Agreement, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC also maintains insurance on behalf of its directors and officers that insures them against certain other liabilities and expenses, including liabilities under the Securities Act. The limited liability company laws of the State of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY MISSISSIPPI, LLC
Entergy Mississippi, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi, LLC also maintains insurance on behalf of its directors and officers that insures them against certain other liabilities and expenses, including liabilities under the Securities Act. The limited liability company laws of the State of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act, and under Entergy Mississippi, LLC’s Amended and Restated Certificate of Formation and its Amended and Restated Company Agreement, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY TEXAS, INC.
Entergy Texas, Inc.’s Amended and Restated Certificate of Formation, as amended, provides that its directors shall not be personally liable to it or its stockholders for monetary damages for an act or omission occurring in the director’s capacity as such, except as provided by the statutes of the State of Texas. Entergy Texas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas, Inc. also maintains insurance on behalf of its directors and officers that insures them against certain other liabilities and expenses, including liabilities under the Securities Act. The corporation laws of the State of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act, and, under Entergy Texas, Inc.’s Amended and Restated Certificate of Formation and Amended and Restated Bylaws, its officers and directors may generally be indemnified to the full extent of such laws.
SYSTEM ENERGY RESOURCES, INC.
System Energy Resources, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources, Inc. also maintains insurance on behalf of its directors and officers that insures them against certain other liabilities and expenses, including liabilities under the Securities Act. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act, and, under System Energy Resources, Inc.’s Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index immediately preceding the signature pages at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “TIA”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.
(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-1

EXHIBIT INDEX

Number	Description of Exhibit
*1.01
Equity Distribution Sales Agreement, dated January 11, 2021 by and among Entergy Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as sales agents and as forward sellers, and Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent) and Wells Fargo Bank, National Association, as forward purchasers (1.01 to Form 8-K filed January 11, 2021 in 1-11299).

1.02	Form of Underwriting Agreement relating to the Entergy Corporation debt securities.
1.03	Form of Underwriting Agreement relating to the Entergy Arkansas, LLC first mortgage bonds.
1.04	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC collateral trust mortgage bonds.
*1.05	Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (1.01 to Form S-3 in 333-159158).
1.06	Form of Underwriting Agreement relating to the Entergy Mississippi, LLC first mortgage bonds.
1.07	Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds.
1.08	Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds.
+1.09	Form of Underwriting Agreement relating to Entergy Corporation common stock.
+1.10	Form of Underwriting Agreement relating to Entergy Corporation preferred stock.
+1.11	Form of Underwriting Agreement relating to Entergy Corporation depositary shares.
+1.12	Form of Underwriting Agreement relating to Entergy Arkansas, LLC preferred membership interests.
+1.13	Form of Underwriting Agreement relating to Entergy Louisiana, LLC preferred membership interests.
+1.14	Form of Underwriting Agreement relating to Entergy Mississippi, LLC preferred membership interests.
+1.15	Form of Underwriting Agreement relating to Entergy Texas, Inc. preferred stock.
*4.01	Restated Certificate of Incorporation of Entergy Corporation dated May 10, 2021 (3.1(i) to Form 8-K filed May 10, 2021 in 1-11299).
*4.02	Bylaws of Entergy Corporation as amended January 27, 2017, and as presently in effect (3.1 to Form 8-K filed January 30, 2017 in 1-11299).
+4.03	Form of Certificate of Designation establishing class of Entergy Corporation preferred stock (including form of preferred stock certificate).
+4.04	Form of Deposit Agreement for Entergy Corporation depositary shares (including form of Entergy Corporation depositary receipt evidencing the depositary shares).
+4.05	Form of Amendment to Company Agreement establishing class of Preferred Membership Interests for Entergy Arkansas, LLC.
+4.06	Form of Designation of Preferred Membership Interests for Entergy Arkansas, LLC preferred membership interests.
+4.07	Form of Amendment to Company Agreement establishing class of Preferred Membership Interests for Entergy Louisiana, LLC.
+4.08	Form of Designation of Preferred Membership Interests for Entergy Louisiana, LLC preferred membership interests.
+4.09	Form of Amendment to Company Agreement establishing class of Preferred Membership Interests for Entergy Mississippi, LLC.
+4.10	Form of Designation of Preferred Membership Interests for Entergy Mississippi, LLC preferred membership interests.

*4.11
Amended and Restated Certificate of Formation of Entergy Texas, Inc. (3.1 to Form 8-K filed August 21, 2019 in 1-34360), as amended by Statement of Resolution Establishing the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) of Entergy Texas, Inc. (3.3 to Form 8-A filed September 4, 2019 in 1-34360) and by Statement of Resolution Establishing the 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) of Entergy Texas, Inc. (3.1 to Form 8-K filed November 9, 2021 in 1-34360).

*4.12	Amended and Restated Bylaws of Entergy Texas, Inc. (3.2 to Form 8-K filed August 21, 2019 in 1-34360).
+4.13	Form of Statement of Resolution Establishing a Series of Shares for Entergy Texas, Inc. preferred stock.
*4.14	Indenture (for Unsecured Debt Securities) of Entergy Corporation, dated as of September 1, 2010 (4.01 to Form 8-K filed September 16, 2010 in 1-11299).
*4.15	Officer’s Certificate establishing the terms of Entergy Corporation’s 4.50% Senior Notes (4(a)(7) to Form 10-K for the year ended December 31, 2013 in 1-11299).
*4.16	Officer’s Certificate establishing the terms of Entergy Corporation’s 2.95% Senior Notes (4.02 to Form 8-K filed August 19, 2016 in 1-11299).
*4.17	Officer’s Certificate establishing the terms of Entergy Corporation’s 2.80% Senior Notes (4.02(a) to Form 8-K filed May 19, 2020 in 1-11299).
*4.18	Officer’s Certificate establishing the terms of Entergy Corporation’s 3.75% Senior Notes (4.02(b) to Form 8-K filed May 19, 2020 in 1-11299).
*4.19	Officer’s Certificate establishing the terms of Entergy Corporation’s 0.90% Senior Notes (4.02 to Form 8-K filed August 26, 2020 in 1-11299).
*4.20	Officer’s Certificate establishing the terms of Entergy Corporation’s 1.90% Senior Notes (4.02(a) to Form 8-K filed March 5, 2021 in 1-11299).
*4.21	Officer’s Certificate establishing the terms of Entergy Corporation’s 2.40% Senior Notes (4.02(b) to Form 8-K filed March 5, 2021 in 1-11299).
*4.22
Mortgage and Deed of Trust of Entergy Arkansas, LLC (as successor to Entergy Arkansas, Inc.), dated as of October 1, 1944, as amended by the following Supplemental Indentures: (7(d) in 2-5463 (Mortgage); 7(b) in 2-7121 (First); 4(a)-7 in 2-10261 (Seventh); 2(b)-10 in 2-15767 (Tenth); 2(c) in 2-28869 (Sixteenth); 2(c) in 2-35107 (Eighteenth); 2(d) in 2-36646 (Nineteenth); 2(c) in 2-39253 (Twentieth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirtieth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirty-first); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Thirty-ninth); 4(c)1 to Form 10-K for the year ended December 31, 2017 in 1-10764 (Forty-first); 4(d)(2) in 33-54298 (Forty-sixth); C-2 to Form U5S for the year ended December 31,1995 (Fifty-third); 4(c)1 to Form 10-K for the year ended December 31, 2008 in 1-10764 (Sixty-eighth); 4.06 to Form 8-K filed October 8, 2010 in 1-10764 (Sixty-ninth); 4.06 to Form 8-K filed December 13, 2012 in 1-10764 (Seventy-first); 4(e) to Form 8-K filed January 9, 2013 in 1-10764 (Seventy-second); 4.06 to Form 8-K filed May 30, 2013 in 1-10764 (Seventy-third); 4.05 to Form 8-K filed March 14, 2014 in 1-10764 (Seventy-sixth); 4.05 to Form 8-K filed December 9, 2014 in 1-10764 (Seventy-seventh); 4.05 to Form 8-K filed January 8, 2016 in 1-10764 (Seventy-eighth); 4.05 to Form 8-K filed August 16, 2016 in 1-10764 (Seventy-ninth); 4(a) to Form 10-Q for the quarter ended September 30, 2018 in 1-10764 (Eightieth); 4.1 to Form 8-K12B filed December 3, 2018 in 1-10764 (Eighty-first); 4.39 to Form 8-K filed March 19, 2019 in 1-10764 (Eighty-second); 4.49 to Form 8-K filed September 11, 2020 in 1-10764 (Eighty-third); and 4.49 to Form 8-K filed March 30, 2021 in 1-10764 (Eighty-fourth)).

*4.23
Mortgage and Deed of Trust of Entergy Louisiana, LLC dated as of November 1, 2015 (4.38 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07), as amended by the following Supplemental Indentures (4.40 to Form 8-K filed March 24, 2016 in 1-32718 (Second); 4(h) to Form 10-Q for quarter ended March 31, 2016 in 1-32718 (Fourth); 4.40 to Form 8-K filed May 19, 2016 in 1-32718 (Fifth); 4.40 to Form 8-K filed August 17, 2016 in 1-32718 (Sixth); 4.41 to Form 8-K filed October 4, 2016 in 1-32718 (Seventh); 4.41 to Form 8-K filed May 23, 2017 in 1-32718 (Eighth); 4.41 to Form 8-K filed March 23, 2018 in 1-32718 (Ninth); 4.41 to Form 8-K filed August 14, 2018 in 1-32718 (Tenth); 4.41 to Form 8-K filed March 12, 2019 in 1-32718 (Eleventh); 4.51 to Form 8-K filed March 6, 2020 in 1-32718 (Twelfth); 4.51(b) to Form 8-K filed November 13, 2020 in 1-32718 (Thirteenth); 4.51 to Form 8-K filed November 24, 2020 in 1-32718 (Fourteenth); 4.51 to Form 8-K filed March 10, 2021 in 1-32718 (Fifteenth); 4(b) to Form 8-K filed April 1, 2021 in 1-32718 (Sixteenth); and 4.51 to Form 8-K filed October 1, 2021 in 1-32718 (Seventeenth)).

*4.24
Officer’s Certificate No. 2-B-2, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 3.25% Series (4.39 to Form 8-K filed March 24, 2016 in 1-32718).

*4.25
Officer’s Certificate No. 4-B-4, dated March 17, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 3.05% Series (4.39 to Form 8-K filed May 19, 2016 in 1-32718).

*4.26
Officer’s Certificate No. 6-B-5, dated August 10, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 4.875% Series (4.39 to Form 8-K filed August 17, 2016 in 1-32718).

*4.27
Officer’s Certificate No. 7-B-6, dated September 28, 2016, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 2.40% Series (4.40 to Form 8-K filed October 4, 2016 in 1-32718).

*4.28
Officer’s Certificate No. 8-B-7, dated May 17, 2017, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 3.12% Series (4.40 to Form 8-K filed May 23, 2017 in 1-32718).

*4.29
Officer’s Certificate No. 10-B-8, dated March 20, 2018, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 4.00% Series (4.40 to Form 8-K filed March 23, 2018 in 1-32718).

*4.30
Officer’s Certificate No. 12-B-9, dated August 8, 2018, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 4.20% Series (4.40 to Form 8-K filed August 14, 2018 in 1-32718).

*4.31
Officer’s Certificate No. 14-B-10, dated March 6, 2019, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 4.20% Series (4.40 to Form 8-K filed March 12, 2019 in 1-32718).

*4.32
Officer’s Certificate No. 16-B-11, dated March 3, 2020, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 2.90% Series (4.50 to Form 8-K filed March 6, 2020 in 1-32718).

*4.33
Officer’s Certificate No. 19-B-13, dated November 9, 2020, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 1.60% Series (4.50(b) to Form 8-K filed November 13, 2020 in 1-32718).

*4.34
Officer’s Certificate No. 20-B-14, dated November 17, 2020, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 0.62% Series (4.50 to Form 8-K filed November 24, 2020 in 1-32718).

*4.35
Officer’s Certificate No. 21-B-15, dated March 4, 2021, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 2.35% Series (4.50(a) to Form 8-K filed March 10, 2021 in 1-32718).

*4.36
Officer’s Certificate No. 21-B-16, dated March 4, 2021, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 3.10% Series (4.50(b) to Form 8-K filed March 10, 2021 in 1-32718).

*4.37
Officer’s Certificate No. 22-B-17, dated March 23, 2021, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, LCDA 2021A Series and Collateral Trust Mortgage Bonds, LCDA 2021B Series (4(a) to Form 8-K filed April 1, 2021 in 1-32718).

*4.38
Officer’s Certificate No. 24-B-18, dated September 28, 2021, supplemental to Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015, establishing the terms of Entergy Louisiana, LLC’s Collateral Trust Mortgage Bonds, 0.95% Series (4.50 to Form 8-K filed October 1, 2021 in 1-32718).

*4.39
Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended by the following Supplemental Indentures: (7-A-9 in Registration No. 2-6893 (Seventh); 4(d)15 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Eighteenth); 2-A-8 in Registration No. 2-66612 (Thirty-eighth); 4(b) to Form 10-Q for the quarter ended March 31, 1999 in 1-27031 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended September 30, 2009 in 0-20371 (Seventy-seventh); 4.07 to Form 8-K filed July 1, 2014 in 0-20371 (Eighty-first); 4.2 to Form 8-K12B filed October 1, 2015 in 1-32718 (Eighty-second); 4.3 to Form 8-K12B filed October 1, 2015 in 1-32718 (Eighty-third); 4.42 to Form 8-K filed March 24, 2016 in 1-32718 (Eighty-fourth); 4.42 to Form 8-K filed May 19, 2016 in 1-32718 (Eighty-fifth); 4.42 to Form 8-K filed August 17, 2016 in 1-32718 (Eighty-sixth); 4.42 to Form 8-K filed October 4, 2016 in 1-32718 (Eighty-seventh); 4.42 to Form 8-K filed May 23, 2017 in 1-32718 (Eighty-eighth); 4.42 to Form 8-K filed March 23, 2018 in 1-32718 (Eighty-ninth); 4.42 to Form 8-K filed August 14, 2018 in 1-32718 (Ninetieth); 4.42 to Form 8-K filed March 12, 2019 in 1-32718 (Ninety-first); 4.52 to Form 8-K filed March 6, 2020 in 1-32718 (Ninety-second); 4.52(b) to Form 8-K filed November 13, 2020 in 1-32718 (Ninety-third); 4.52 to Form 8-K filed March 10, 2021 in 1-32718 (Ninety-fourth); and 4.52 to Form 8-K filed October 1, 2021 in 1-32718 (Ninety-fifth)).

*4.40
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944 (7(d) in 2-5317), as amended by the following Supplemental Indentures: 7(b) in 2-7408 (First); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Sixth); 2(c) in 2-34659 (Twelfth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-first); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-fifth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Twenty-ninth); 4(d)1 to Form 10-K for the year ended December 31, 2017 in 1-32718 (Forty-second); A-2(a) to Rule 24 Certificate dated April 4, 1996 in 70-8487 (Fifty-first); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in 1-32718 (Sixty-fifth); 4(e)1 to Form 10-K for the year ended December 31, 2009 in 1-132718 (Sixty-sixth); 4.08 to Form 8-K filed September 24, 2010 in 1-32718 (Sixty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in 1-32718 (Seventy-second); 4.08 to Form 8-K filed December 4, 2012 in 1-32718 (Seventy-sixth); 4.08 to Form 8-K filed August 23, 2013 in 1-32718 (Seventy-eighth); 4.08 to Form 8-K filed June 24, 2014 in 1-32718 (Seventy-ninth); 4.08 to Form 8-K filed July 1, 2014 in 1-32718 (Eightieth); 4.08 to Form 8-K filed November 21, 2014 (Eighty-first); 4.1 to Form 8-K12B filed October 1, 2015 (Eighty-second); 4.33 to Form 8-K filed March 24, 2016 in 1-32718 (Eighty-fourth); 4.33 to Form 8-K filed August 17, 2016 in 1-32718 (Eighty-sixth); 4.43 to Form 8-K filed October 4, 2016 in 1-32718 (Eighty-seventh); 4.43 to Form 8-K filed May 23, 2017 in 1-32718 (Eighty-eighth); 4.43 to Form 8-K filed March 23, 2018 in 1-32718 (Eighty-ninth); 4.43 to Form 8-K filed August 14, 2018 in 1-32718 (Ninetieth); 4.43 to Form 8-K filed March 12, 2019 in 1-32718 (Ninety-first); 4.53 to Form 8-K filed March 6, 2020 in 1-32718 (Ninety-second); 4.53(b) to Form 8-K filed November 13, 2020 in 1-32718 (Ninety-third); 4.53 to Form 8-K filed November 24, 2020 in 1-32718 (Ninety-fourth); 4.53 to Form 8-K filed March 10, 2021 in 1-32718 (Ninety-fifth); and 4.53 to Form 8-K filed October 1, 2021 in 1-32718 (Ninety-sixth)).

*4.41
Mortgage and Deed of Trust, dated as of February 1, 1988, of Entergy Mississippi, LLC, as amended by the following Supplemental Indentures: (A-2(a)-2 to Rule 24 Certificate in 70-7461 (Mortgage); A-2(e) to Rule 24 Certificate dated January 22, 1993 in 70-7914 (Sixth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in 70-8719 (Thirteenth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in 1-31508 (Twenty-sixth); 4.38 to Form 8-K dated December 11, 2012 in 1-31508 (Thirtieth); 4.05 to Form 8-K dated March 21, 2014 in 1-31508 (Thirty-first); 4.05 to Form 8-K dated May 13, 2016 in 1-31508 (Thirty-second); 4.16 to Form 8-K dated September 15, 2016 in 1-31508 (Thirty-third); 4.16 to Form 8-K filed November 17, 2017 (Thirty-fourth); 4.1 to Form 8-K filed November 20, 2018 in 1-31508 (Thirty-fifth); 4.1 to Form 8-K dated December 3, 2018 in 1-31508 (Thirty-sixth); 4(a) to Form 8-K filed December 12, 2018 in 1-31508 (Thirty-seventh); 4.46 to Form 8-K dated June 5, 2019 in 1-31508 (Thirty-eighth); 4.56 to Form 8-K filed May 22, 2020 in 1-31508 (Thirty-ninth); and 4.56 to Form 8-K filed November 16, 2021 in 1-31508 (Fortieth)).

*4.42
Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008, as amended by the following Supplemental Indenture: (4(h)2 to Form 10-K for the year ended December 31, 2008 in 0-53134 (Indenture) and 4.61 to Form 8-K filed September 20, 2019 in 1-34360 (First)).

*4.43
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 5.5% Series (4.40 to Form 8-K filed May 21, 2015 in 1-34360).

*4.44
Officer’s Certificate No. 10-B-8 dated as of November 14, 2017, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 3.45% Series (4.48 to Form 8-K filed November 17, 2017 in 1-34360).

*4.45
Officer’s Certificate No. 12-B-9 dated as of January 3, 2019, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 4.0% Series (4.47(a) to Form 8-K filed January 8, 2019 in 1-34360).

*4.46
Officer’s Certificate No. 12-B-10 dated as of January 3, 2019, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 4.5% Series (4.47(b) to Form 8-K filed January 8, 2019 in 1-34360).

*4.47
Officer’s Certificate No. 13-B-11 dated as of September 16, 2019, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 3.55% Series (4.57 to Form 8-K filed September 20, 2019 in 1-34360).

*4.48
Officer’s Certificate No. 16-B-13 dated as of September 28, 2020, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 1.75% Series (4.57 to Form 8-K filed October 1, 2020 in 1-34360).

*4.49
Officer’s Certificate No. 18-B-14 dated as of August 11, 2021, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., establishing the terms of Entergy Texas, Inc.’s First Mortgage Bonds, 1.50% Series (4.57 to Form 8-K filed August 17, 2021 in 1-34360).

*4.50
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended and restated by the Twenty-fourth Supplemental Indenture (4.42 to Form 8-K filed September 25, 2012 in 1-9067).

*4.51	Officer’s Certificate No. 1-B-1 for System Energy Resources, Inc. relating to First Mortgage Bonds, 2.14% Series (4.58 to Form 8-K filed December 9, 2020 in 1-09067).
*4.52	Officer’s Certificate No. 2-B-2 for System Energy Resources, Inc. relating to First Mortgage Bonds, MBFC Series (4(a) to Form 8-K filed June 15, 2021 in 1-09067).
*4.53	Officer’s Certificate No. 3-B-3 for System Energy Resources, Inc. relating to First Mortgage Bonds, 2022 Credit Agreement Collateral Series (4(b) to Form 8-K filed May 6, 2022 in 1-09067).
*4.54	Availability Agreement, dated June 21, 1974, among System Energy Resources, Inc. and certain other System companies (10(b)1 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.55	First Amendment to Availability Agreement, dated as of June 30, 1977 (10(b)2 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.56	Second Amendment to Availability Agreement, dated as of June 15, 1981 (10(b)3 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.57	Third Amendment to Availability Agreement, dated as of June 28, 1984 (10(b)4 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.58	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (10(b)5 to Form 10-K for the year ended December 31, 2017 in 1-9067).
*4.59
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as successor Trustee (10(a)15 to Form 10-K for the year ended December 31, 2012 in 1-11299).

*4.60
Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as successor Trustee (4.25 to Post-Effective Amendment No. 2 to Form S-3 in 333-190911-07).

*4.61
Thirty-eighth Assignment of Availability Agreement, Consent and Agreement, dated as of December 9, 2020, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as successor Trustee (4.60 to Form 8-K filed December 9, 2020 in 1-09067).

*4.62
Thirty-ninth Assignment of Availability Agreement, Consent and Agreement, dated as of June 15, 2021, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as successor Trustee (4(b) to Form 8-K filed June 15, 2021 in 1-09067).

*4.63
Fortieth Assignment of Availability Agreement, Consent and Agreement, dated as of May 6, 2022, among System Energy Resources, Inc., Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, and Entergy New Orleans, LLC, and The Bank of New York Mellon, as successor Trustee and Royal Bank of Canada as Administrative Agent (4(c) to Form 8-K filed May 6, 2022 in 1-09067).

*4.64	Form of Indenture relating to Entergy Corporation junior subordinated debentures (4.56 to Post-Effective Amendment No. 3 to Form S-3 in 333-213335).
4.65	Form of Officer’s Certificate establishing the terms of one or more series of Entergy Corporation debt securities.
*4.66	Form of Supplemental Indenture relating to the Entergy Arkansas, LLC first mortgage bonds (4.39 to Post-Effective Amendment No. 4 to Form S-3 in 333-213335-06).
4.67	Form of Officer’s Certificate establishing the terms of one or more series of the Entergy Louisiana, LLC collateral trust mortgage bonds.
*4.68	Form of Supplemental Indenture relating to the Entergy Louisiana, LLC collateral trust mortgage bonds (4.40 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).
*4.69
Form of Supplemental Indenture relating to the Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended. (4.42 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).

*4.70
Form of Supplemental Indenture relating to the Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended. (4.33 to Post-Effective Amendment No. 3 to Form S-3 in 333-190911-07).

*4.71
Form of Supplemental Indenture relating to the Entergy Louisiana, LLC first mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended (4.44 to Form S-3 in 333-213335-03).

*4.72
Form of Supplemental Indenture relating to first mortgage bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended (4.43 to Post-Effective Amendment No. 4 to Form S-3 in 333-190911-07).

*4.73	Form of Supplemental Indenture relating to the Entergy Mississippi, LLC first mortgage bonds (4.46 to Post-Effective Amendment No. 4 to Form S-3 in 333-213335-02).
4.74	Form of Officer’s Certificate establishing the terms of one or more series of the Entergy Texas, Inc. first mortgage bonds.
4.75	Form of Officer’s Certificate establishing the terms of one or more series of the System Energy Resources, Inc. first mortgage bonds.
*4.76	Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (4.50 to Form S-3 in 333-213335-04).
*4.77	Form of Assignment of Availability Agreement, Consent and Agreement (4.11 to Form S-3 in 333-156718).
5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation securities.
5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, LLC first mortgage bonds.
5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, LLC first mortgage bonds.
5.04	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Entergy Arkansas, LLC securities.
5.05	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC securities.
5.06	Opinion of Dawn A. Balash, Esq., Assistant General Counsel – Corporate and Securities of Entergy Services, LLC with respect to the Entergy Louisiana, LLC securities.
5.07	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Entergy Louisiana, LLC securities.
5.08	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, LLC first mortgage bonds.

5.09	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Entergy Mississippi, LLC securities.
5.10	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds.
5.11	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Entergy Texas, Inc. securities.
5.12	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds.
5.13	Opinion of Wise Carter Child & Caraway, Professional Association with respect to the System Energy Resources, Inc. first mortgage bonds.
5.14	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds.
23.01	Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC, Entergy Texas, Inc. and System Energy Resources, Inc.
23.02	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation securities (included in Exhibit 5.01 hereto).
23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, LLC first mortgage bonds (included in Exhibit 5.02 hereto).
23.04	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, LLC first mortgage bonds (included in Exhibit 5.03 hereto).
23.05	Consent of Duggins Wren Mann & Romero, LLP with respect to its Opinion relating to the Entergy Arkansas, LLC securities (included in Exhibit 5.04 hereto).
23.06	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC securities (included in Exhibit 5.05 hereto).
23.07
Consent of Dawn A. Balash, Esq., Assistant General Counsel – Corporate & Securities of Entergy Services, LLC with respect to her Opinion relating to the Entergy Louisiana, LLC securities (included in Exhibit 5.06 hereto).

23.08	Consent of Duggins Wren Mann & Romero, LLP with respect to its Opinion relating to the Entergy Louisiana, LLC securities (included in Exhibit 5.07 hereto).
23.09	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, LLC first mortgage bonds (included in Exhibit 5.08 hereto).
23.10	Consent of Duggins Wren Mann & Romero, LLP with respect to its Opinion relating to the Entergy Mississippi, LLC securities (included in Exhibit 5.09 hereto).
23.11	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.10 hereto).
23.12	Consent of Duggins Wren Mann & Romero, LLP with respect to its Opinion relating to the Entergy Texas, Inc. securities (included in Exhibit 5.11 hereto).
23.13	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.12 hereto).
23.14	Consent of Wise Carter Child & Caraway, Professional Association with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.13 hereto).
23.15	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.14 hereto).
24.01	Power of Attorney of certain officers and directors of Entergy Corporation (included on pages S-1 and S-2 hereof).
24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, LLC (included on pages S-3 and S-4 hereof).
24.03	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (included on pages S-5 and S-6 hereof).
24.04	Power of Attorney of certain officers and directors of Entergy Mississippi, LLC (included on pages S-7 and S-8 hereof).
24.05	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (included on pages S-9 and S-10 hereof).
24.06	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (included on pages S-11 and S-12 hereof).

25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare Trust Company, N.A., as Trustee in respect of the debt securities of Entergy Corporation.
++25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 related to the junior subordinated debentures of Entergy Corporation.
25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of Entergy Arkansas, LLC Mortgage and Deed of Trust, dated as of October 1, 1944, as amended.

25.04
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of Entergy Arkansas, LLC Mortgage and Deed of Trust, dated as of October 1, 1944, as amended.

25.05
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture, dated as of November 1, 2015, as amended.

25.06
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Indenture of Mortgage dated September 1, 1926, as amended.

25.07
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Louisiana, LLC Mortgage and Deed of Trust dated as of April 1, 1944, as amended.

25.08
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Mississippi, LLC Mortgage and Deed of Trust dated as of February 1, 1988, as amended.

25.09
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of Entergy Texas, Inc. Indenture, Deed of Trust and Security Agreement, dated as of October 1, 2008, as amended.

25.10
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of System Energy Resources, Inc. Mortgage and Deed of Trust, dated as of June 15, 1977, as amended.

107	Filing Fee Table.
__________________
*    Incorporated by reference.
+    To be filed by amendment or pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
++    To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1933, if applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 8, 2022.

ENTERGY CORPORATION
By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Kimberly A. Fontan, and Barrett E. Green, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo P. Denault
Leo P. Denault	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2022

/s/ Kimberly A. Fontan
Kimberly A. Fontan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022

/s/ John R. Burbank
John R. Burbank	Director	August 8, 2022

/s/ Patrick J. Condon
Patrick J. Condon	Director	August 8, 2022

/s/ Kirkland H. Donald
Kirkland H. Donald	Director	August 8, 2022

/s/ Brian W. Ellis
Brian W. Ellis	Director	August 8, 2022

/s/ Philip L. Frederickson
Philip L. Frederickson	Director	August 8, 2022

/s/ Alexis M. Herman
Alexis M. Herman	Director	August 8, 2022

/s/ M. Elise Hyland
M. Elise Hyland	Director	August 8, 2022

/s/ Stuart L. Levenick
Stuart L. Levenick	Director	August 8, 2022

/s/ Blanche L. Lincoln
Blanche L. Lincoln	Director	August 8, 2022

/s/ Karen A. Puckett
Karen A. Puckett	Director	August 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 8, 2022.

ENTERGY ARKANSAS, LLC

By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Kimberly A. Fontan, and Barrett E. Green, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laura R. Landreaux
Laura R. Landreaux	Chair of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2022

/s/ Kimberly A. Fontan
Kimberly A. Fontan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022

/s/ Paul D. Hinnenkamp
Paul D. Hinnenkamp	Director	August 8, 2022

/s/ Roderick K. West
Roderick K. West	Director	August 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 8, 2022.

ENTERGY LOUISIANA, LLC

By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Kimberly A. Fontan, and Barrett E. Green, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip R. May, Jr.
Phillip R. May, Jr.	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2022

/s/ Kimberly A. Fontan
Kimberly A. Fontan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022

/s/ Paul D. Hinnenkamp
Paul D. Hinnenkamp	Director	August 8, 2022

/s/ Roderick K. West
Roderick K. West	Director	August 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 8, 2022.

ENTERGY MISSISSIPPI, LLC

By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Kimberly A. Fontan, and Barrett E. Green, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haley R. Fisackerly
Haley R. Fisackerly	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2022

/s/ Kimberly A. Fontan
Kimberly A. Fontan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022

/s/ Paul D. Hinnenkamp
Paul D. Hinnenkamp	Director	August 8, 2022

/s/ Roderick K. West
Roderick K. West	Director	August 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 8, 2022.

ENTERGY TEXAS, INC.

By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Kimberly A. Fontan, and Barrett E. Green, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eliecer Viamontes
Eliecer Viamontes	Chair of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2022

/s/ Kimberly A. Fontan
Kimberly A. Fontan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022

/s/ Paul D. Hinnenkamp
Paul D. Hinnenkamp	Director	August 8, 2022

/s/ Roderick K. West
Roderick K. West	Director	August 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 8, 2022.

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below, constitutes and appoints Andrew S. Marsh, Marcus V. Brown, Kimberly A. Fontan, and Barrett E. Green, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roderick K. West
Roderick K. West	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Andrew S. Marsh
Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 8, 2022

/s/ Kimberly A. Fontan
Kimberly A. Fontan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022

/s/ A. Christopher Bakken, III
A. Christopher Bakken, III	Director	August 8, 2022

/s/ Barrett E. Green
Barrett E. Green	Director	August 8, 2022